Exhibit 4.9
Private & Confidential
Dated 16 July 2014
_______________________________
TENTH SUPPLEMENTAL AGREEMENT
relating to
a loan of up to (originally) US$35,600,000
to
KITHNOS MARITIME INC.
LEFKAS MARINE S.A.
PAROS MARITIME INC.
SANTORINI I MARITIME LIMITED
(formerly known as SANTORINI MARITIME I INC. and having re-domiciled from the Republic of the Marshall Islands)
and
SERIFOS SHIPPING (PTE.) LTD.
 as joint and several Borrowers
provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1
Arranger, Agent, Security Agent and Account Bank
 AEGEAN BALTIC BANK S.A.
Swap Providers
AEGEAN BALTIC BANK S.A.
and
HSH NORDBANK AG

Contents
Clause		Page
1	Definitions	3

2	Consent of the Creditors	5

3	Amendments to the Principal Agreement	5

4	Representations and warranties	5

5	Conditions	7

6	Relevant Parties' confirmations	7

7	Expenses	8

8	Miscellaneous and notices	8

9	Applicable law	9

THIS SUPPLEMENTAL AGREEMENT is dated 16 July 2014 and made BETWEEN:
(1)	KITHNOS MARITIME INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Kithnos Borrower");
(2)	SANTORINI I MARITIME LIMITED (formerly known as SANTORINI I MARITIME INC. and having redomiciled from the Republic of the Marshall Islands), a corporation registered under the laws of the Republic of Cyprus with registration number HE 277602 and having its registered office at Vyronos 36, Nicosia Tower Centre, 1906 Nicosia, Cyprus (the "Santorini Borrower");
(3)	SERIFOS SHIPPING (PTE.) LTD., a company incorporated under the laws of Singapore having its registered office at 22 Jalan Kilang #06-01 Mova Building, Singapore 159419 (the "Serifos Borrower");
(4)	LEFKAS MARINE S.A., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Naxos Borrower");
(5)	PAROS MARITIME INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Paros Borrower" and, together with the Kithnos Borrower, the Santorini Borrower, the Serifos Borrower and the Naxos Borrower, the "Borrowers");
(6)	TEMPEST SHIPTRADE LTD, a corporation incorporated under the laws of the Republic of Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Collateral Owner");
(7)	AEGEAN BUNKERING SERVICES INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 in its capacity as a manager (the "Manager");
(8)	AEGEAN MANAGEMENT SERVICES M.C., a company incorporated in the Hellenic Republic with its registered office at 10 Akti Kondili, 185 45 Piraeus, Greece as a manager (the "Collateral Manager" and, together with the Manager, the "Managers");
(9)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as arranger (the "Arranger");
(10)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as agent for the Banks and the Swap Providers (the "Agent");
(11)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as account bank (the "Account Bank");
(12)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as lenders (the "Banks");
(13)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as swap provider (the "ABB Swap Provider");
(14)	HSH NORDBANK AG, a company incorporated under the laws of Germany acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany in its capacity as swap
1

provider (the "HSH Swap Provider" and, together with the ABB Swap Provider, the "Swap Providers" and, together with the Agent and the Banks, the "Secured Creditors");
(15)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as security agent and trustee for and on behalf of the Agent, the Banks and the Swap Providers (the "Security Agent");
(16)	AEGEAN BUNKERING SERVICES INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 in its capacity as corporate guarantor (the "Aegean Bunkering Guarantor");
(17)	AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Aegean Marine Guarantor"); and
(18)	AEGEAN SHIPHOLDINGS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Aegean Shipholdings Guarantor" and, together with the Aegean Bunkering Guarantor and the Aegean Marine Guarantor, the "Corporate Guarantors").
WHEREAS:
(A)	this Agreement is supplemental to a loan agreement dated 30 August 2005 as amended and restated by a supplemental agreement dated 8 June 2007, a second supplemental agreement dated 20 November 2007, a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012 and a ninth supplemental agreement dated 20 January 2014 (together the "Principal Agreement") made between, inter alios, (1) the Borrowers as joint and several borrowers, (2) the Banks, (3) the Agent, (4) the Account Bank, (5) the Arranger, (6) the Security Agent, (7) the Swap Providers, (8) the Corporate Guarantors and (9) the Manager, relating to a loan of up to Thirty five million five hundred thousand Dollars ($35,500,000), of which the principal amount outstanding at the date hereof is Twenty one million two hundred and twenty thousand Dollars ($21,220,000) advanced by the Banks to the Borrowers for the purposes stated therein; and
(B)	the Borrowers have informed the Creditors that the Naxos Borrower wishes to sell and transfer the ownership of the Ship (as defined below) to the Collateral Owner and upon such transfer, the Collateral Owner wishes to change the flag of the Ship (as defined below) from the flag of the Republic of Liberia to the flag of the Hellenic Republic, and this Agreement sets out the terms and conditions upon which the Creditors (as defined below) shall, at the request of the Borrowers, provide their consent to:
(i)	the sale and transfer of ownership of the Ship (as defined below) by the Naxos Borrower to the Collateral Owner;
(ii)	the change of flag of the Ship (as defined below) from the flag of Liberia to the flag of the Hellenic Republic;
(iii)	the provision by the Collateral Owner of additional security in favour of the Creditors, inter alia, over, and in relation to, the Ship (as defined below); and
(iv)	certain other consequential amendments to the Principal Agreement and the other Security Documents agreed between the Borrowers and the Creditors.
2

NOW IT IS HEREBY AGREED as follows:
1	Definitions
1.1	Defined expressions
Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.
1.2	Definitions
In this Agreement, unless the context otherwise requires:
"Collateral General Assignment" means the general assignment in respect of the Ship collateral to the Collateral Mortgage executed or (as the context may require) to be executed by the Collateral Owner in favour of the Secured Creditors in the form set out in schedule 6;
"Collateral Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Collateral Owner in favour of the Secured Creditors in the form set out in schedule 4;
"Collateral Management Agreement" means the agreement dated 16 June 2014 made between the Collateral Owner and the Collateral Manager or any other agreement previously approved in writing by the Agent between the Collateral Owner and the Collateral Manager providing (inter alia) for the Collateral Manager to manage the Ship;
"Collateral Manager's Undertaking" means the undertaking and assignment in respect of the Ship executed or (as the context may require) to be executed by the Collateral Manager in favour of the Secured Creditors in the form set out in schedule 7;
"Collateral Mortgage" means the first preferred Greek mortgage over the Ship executed or (as the context may require) to be executed by the Collateral Owner in favour of the Secured Creditors in the form set out in schedule 5;
"Collateral Operating Account" means an interest bearing Dollar account of the Collateral Owner opened or to be opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be the Collateral Operating Account for the purposes of this Agreement;
"Collateral Operating Account Pledge" means the first priority pledge executed or (as the context may require) to be executed between the Collateral Owner, the Banks, the Swap Providers, the Agent and the Account Bank in respect of the Collateral Operating Account in such form as the Agent may require in its absolute discretion;
"Creditors" means, together, the Agent, the Account Bank, the Arranger, the Security Agent, the Swap Providers and the Banks and "Creditor" means any of them;
"Disclosed Company" means such company as disclosed by the Borrowers or any of them to the Agent prior to the date, and in the negotiations, of this Agreement to be the "Disclosed Company" for the purposes of this Agreement, the Principal Agreement and the other Security Documents;
"Disclosed Person" means such person as disclosed by the Borrowers or any of them to the Agent prior to the date, and in the negotiations, of this Agreement to be the "Disclosed Person" for the purposes of this Agreement, the Principal Agreement and the other Security Documents;
3

"Effective Date" means the date, no later than 31 July 2014, on which the Agent notifies the Borrowers in writing that the Agent has received the documents and evidence specified in clause 5 and Schedule 2 in a form and substance satisfactory to it;
"Existing Mortgage" means the first preferred Liberian mortgage in respect of the Ship dated 17 April 2012 executed by the Naxos Borrower in favour of the Security Agent;
"Existing Register" means the offices of the Deputy Commissioner for Maritime Affairs of the Republic of Liberia;
"Loan Agreement" means the Principal Agreement as amended and restated by this Agreement;
"New Register" means the offices of the B Class Register of Steamships at the port of Piraeus, Greece;
"New Security Documents" means, together, the Collateral Guarantee, the Collateral Mortgage, the Collateral General Assignment, the Collateral Manager's Undertaking and the Collateral Operating Account Pledge;
"Relevant Documents" means this Agreement, the New Security Documents and the Collateral Management Agreement;
"Relevant Parties" means the Borrowers, the Collateral Owner, the Corporate Guarantors and the Managers or, where the context so requires or permits, means any or all of them;
"Sale Contract" means the bill of sale executed or (as the context may require) to be executed between the Naxos Borrower as seller and the Collateral Owner as buyer in relation to the sale by the Naxos Borrower and the purchase by the Collateral Owner of the Ship; and
"Ship" means the motor tanker Naxos registered, on the date of this Agreement, in the name and under the ownership of the Naxos Borrower under the Liberian flag with Official number 12239 (and referred to in the Principal Agreement as the Naxos Ship), to be acquired by the Collateral Owner under the terms of the Sale Contract and to be registered in its ownership under the laws and flag of the Hellenic Republic at the port of Piraeus, Greece and under the same name;
1.3	Principal Agreement
References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.
1.4	Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.
1.5	Construction of certain terms
Clauses 1.3 to 1.6 (inclusive) of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.
4

2	Consent of the Creditors
2.1	Consent
The Creditors, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 4, agree with the Borrowers that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 31 July 2014 of the conditions contained in clause 5 and Schedule 2, each of the Creditors consents to:
(i)	the sale and transfer of ownership of the Ship by the Naxos Borrower to the Collateral Owner;
(ii)	forthwith upon completion of such sale, the reflagging of the Ship from the flag of Liberia to the flag of the Hellenic Republic and the transfer of the Ship from the Existing Register to the New Register;
(iii)	the execution and registration, where applicable of the New Security Documents in favour of the Creditors; and
(iv)	the amendment of the Principal Agreement on the terms set out in clause 3.
2.2	Discharge of Existing Mortgage
The Creditors hereby agree that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, satisfaction of the conditions contained in clause 5 and Schedule 2 , they shall procure that the Security Agent shall, simultaneously with the registration of the Collateral Mortgage, execute, and thereafter register at the Existing Register, a deed of discharge in respect of the Existing Mortgage.
3	Amendments to the Principal Agreement
3.1	Amendments to Principal Agreement
The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Loan Agreement set out in schedule 3 and (as so amended) will continue to be binding upon the Creditors and the Borrowers in accordance with its terms as so amended and restated.
3.2	Continued force and effect
Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.
4	Representations and warranties
4.1	Primary representations and warranties
Each of the Relevant Parties represents and warrants to the Creditors that:
4.1.1	Existing representations and warranties
each of the representations and warranties set out in clause 7 of the Principal Agreement, clause 4 of each of the Corporate Guarantees and clause 3 of each Manager's Undertaking were true and correct on the date of the Principal Agreement, the relevant Corporate Guarantee and each Manager's Undertaking, respectively, and are true and correct including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;
5

4.1.2	Corporate power
each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;
4.1.3	Binding obligations
the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;
4.1.4	No conflict with other obligations
the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Relevant Parties;
4.1.5	No filings required
save for the registration of the Collateral Mortgage with the New Register, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;
4.1.6	Choice of law
the choice of English law to govern the Relevant Documents (other than the Collateral Mortgage and the Collateral Operating Account Pledge) and the choice of Greek law to govern the Collateral Mortgage and the Collateral Operating Account Pledge, and the submissions therein by the Relevant Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the courts of Greece, are valid and binding;
4.1.7	Ownership
the Collateral Owner is a wholly-owned and subsidiary of the Aegean Shipholdings Guarantor; and
4.1.8	Consents obtained
every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.
6

4.2	Repetition of representations and warranties
Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 7 of the form of the amended and restated Loan Agreement set out in schedule 3, clause 4 of each of the Corporate Guarantees and clause 3 of each Manager's Undertaking shall be deemed to be repeated by the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.
5	Conditions
5.1	Documents and evidence
The consent of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in Schedule 2 in form and substance satisfactory to the Agent.
5.2	General conditions precedent
The consent of the Creditors referred to in clause 2 shall be further subject to:
5 2 1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and
5.2.2	no Event of Default having occurred and continuing at the time of the Effective Date.
5.3	Waiver of conditions precedent
The conditions specified in this clause 5 are inserted solely for the benefit of the Banks and the Agent and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part with or without conditions.
6	Relevant Parties' confirmations
6.1	Corporate Guarantees
Each of the Corporate Guarantors hereby confirms its consent to the amendments to the Principal Agreement contained in this Agreement and the discharge of the Existing Mortgage and agrees that:
6.1.1	each Corporate Guarantee and the obligations of the relevant Corporate Guarantor thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Principal Agreement contained in this Agreement and the discharge of the Existing Mortgage; and
6.1.2	with effect from the Effective Date references in each Corporate Guarantee to "the Agreement"
or "the Loan Agreement" (or equivalent references) shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.
6.2	Security Documents
Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement contained in this Agreement and the discharge of the Existing Mortgage and agrees that:
6.2.1	the Security Documents to which such Relevant Party is a party and the obligations of the relevant Relevant Party thereunder, shall remain and continue in full force and effect
7

notwithstanding the said amendments to the Principal Agreement contained in this Agreement and the discharge of the Existing Mortgage; and
6.2.2	with effect from the Effective Date references in the Security Documents to which such Relevant Party is a party to "the Agreement" or "the Loan Agreement" (or equivalent references) shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.
7	Expenses
7.1	Expenses
The Borrowers agree, jointly and severally, to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:
7.1.1	in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement and the other Relevant Documents;
7.1.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate and in the manner referred to in clause 3A of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).
7.2	Value Added Tax
All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.
7.3	Stamp and other duties
The Borrowers agree, jointly and severally, to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrowers or any of them to pay such duties or taxes.
8	Miscellaneous and notices
8.1	Notices
Every notice, request, demand or other communication under this Agreement shall:
8.1.1	be in writing, delivered personally or by first-class prepaid letter (airmail if available) or telefax or other means of telecommunication in permanent written form;
8.1.2	be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or, if the time of despatch is after the close of
8

business in the country of the addressee, it shall be deemed to have been received at the opening of business on the next such business day); and
8.1.3	be sent:
(a)	if to the Relevant Parties at:
c/o Aegean Bunkering Services Inc.
10 Akti Kondyli 185 45
Piraeus
 Greece
Fax no:	+30 210 458 6242
Attention:	Mr Dimitrios Koutsoukos
(b)	if to the Arranger and/or Agent and/or the Account Bank and/or the Security Agent at:
Aegean Baltic Bank S.A.
217A Kifissias Ave.
151 24 Maroussi
Attiki
 Greece
Fax No:	+30 210 62 34 192
Attn:	Business Development
(c)	if to a Bank, to its address or fax number specified in Schedule 1 or in any relevant Transfer Certificate; and
(d)	if to a Swap Provider, to its address or fax number specified in paragraph (a) of Part 4 of the Schedule to the relevant Master Swap Agreement.
8.2	Counterparts
This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument,
8.3	Borrowers' obligations
Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that any of the other Borrowers which were intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the other Borrowers whether or not the deficiency is known to the Creditors or any of them. The Creditors shall be at liberty to release any of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with any of the Borrowers without prejudicing or affecting the rights and remedies of the Creditors or any of them against the other Borrowers.
9	Applicable law
9.1	Law
This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.
9

9.2	Submission to jurisdiction
Each of the Relevant Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Portland Place Nominees Limited at present 34 Anyards Road, Cobham, Surrey KT11 2LA, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditors or any of them arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).
9.3	Contracts (Rights of Third Parties) Act 1999
No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.
10

Schedule 1
Names and addresses of the Banks
Name	Lending office and contact details
Aegean Baltic Bank S.A.
Lending Office
Aegean Baltic Bank S.A.
217A Kifissias Ave.
151 24 Maroussi
Greece
Address for Notices
Aegean Baltic Bank S.A.
217A Kifissias Ave.
151 24 Maroussi
Greece
Fax:            +30 210 623 4192
Attn:            Business Development

HSH Nordbank AG
Lending Office
HSH Nordbank AG
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany
Address for Notices
HSH Nordbank AG
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany
Fax.            +49 40 33 33 34 118
Attn:            Credit Risk Management –
 Shipping, Europe & Offshore

11

Schedule 2
Documents and evidence required as conditions precedent
(referred to in clause 5.1)
1	Corporate authorisation
In relation to each of the Relevant Parties:
(a)	Constitutional documents
copies certified by an officer of each of the Relevant Parties, as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or, in the case of the Relevant Parties (other than the Collateral Owner and the Collateral Manager), a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;
(b)	Resolutions
copies of resolutions of each of its board of directors and, if required, its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of the Relevant Parties as:
(i)	being true and correct;
(ii)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;
(iii)	not having been amended, modified or revoked; and
(iv)	being in full force and effect,
together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and
(c)	Certificate of incumbency
a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;
2	Consents
a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;
12

3	Ship conditions
evidence that the Ship:
(a)	Registration and Encumbrances
is permanently registered in the name of the Collateral Owner under the Greek flag and that the Ship and its Earnings, Insurances and the Requisition Compensation (each such term as defined in the Collateral General Assignment) are free from Encumbrances other than Permitted Encumbrances;
(b)	Insurance
is insured in accordance with the provisions of the Collateral Mortgage and the Collateral General Assignment and all requirements of such documents in respect of such insurance have been complied with (including, without limitation, confirmation from the protection and indemnity association or other insurer with which the Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the Ship; and
(c)	Classification
maintains the relevant Classification with the relevant Classification Society (as each such term is defined in the Loan Agreement) free of all requirements and recommendations;
4	Collateral Mortgage registration
evidence that the Collateral Mortgage has been registered against the Ship through the New Register;
5	New Security Documents
the Collateral Guarantee, the Collateral Mortgage, the Collateral General Assignment, the Collateral Manager's Undertaking and the Collateral Operating Account Charge, each duly executed;
6	Legal opinions
such legal opinions in relation to the laws of the Hellenic Republic, the Republic of the Marshall Islands and the Republic of Liberia and any other legal opinions as the Agent shall in its reasonable discretion deem appropriate;
7	Process agent
an original or certified true copy of a letter from each Relevant Party's agent for receipt of service of proceedings accepting its appointment under this Agreement and each of the New Security Documents in which it is or is to be appointed as such Relevant Party's agent;
8	Insurance notices
a notice of assignment of insurances in six (6) originals signed by each of the Collateral Owner and the Collateral Manager in the form prescribed in the Collateral General Assignment and the Collateral Manager's Undertaking;
13

9	Registration forms
such statutory forms duly signed by the Collateral Owner and any other relevant party to the New Security Documents as may be required by the Agent to perfect the security contemplated by the New Security Documents;
10	Collateral Management Agreement
a copy certified as a true and up to date copy by an officer of the Collateral Owner of the Collateral Management Agreement;
11	Collateral Operating Account
evidence that the Collateral Operating Account has been opened and duly completed mandate forms in respect thereof have been delivered to the Agent;
12	"KYC"
in relation to the Collateral Owner, such documentation and other evidence as is requested by any Bank (through the Agent) in order for such Bank to carry out and be satisfied with the results of all necessary "know your client" or other checks which each such Bank is required to carry out under any applicable law or legislation or by any regulatory or financial services authority (including in the European Union or the U.S.A.), in relation to the transactions contemplated by this Agreement and to the identity of any parties to this Agreement (other than the Creditors) and their directors, officers, shareholders and ultimate beneficial owners;
13	Deletion
a copy, certified by an officer of the Naxos Borrower, as a true, complete and up to date copy of, the deletion certificate issued in relation to the deletion of the Ship from the Existing Register or evidence that such deletion will take place within three (3) Banking Days;
14	ISM Code compliance
a copy, certified as a true and up to date copy by an officer of the Collateral Owner, of the SMC for the Ship;
15	ISPS Code compliance
(a)	evidence satisfactory to the Agent that the Ship is subject to a ship security plan which complies with the ISPS Code; and
(b)	a copy certified as a true and complete copy by an officer of the Collateral Owner of the ISSC for the Ship and the continuous synopsis record required by the ISPS Code in respect of the Ship; and
16	Disclosure letter
a written disclosure letter by the Borrowers, disclosing the identity of the Disclosed Person and the Disclosed Company in form and substance satisfactory to the Agent.
14

Schedule 3
Form of amended and restated Loan Agreement
15

Private & Confidential
LOAN AGREEMENT
for a
Loan of up to US$35,500,000
to
KITHNOS MARITIME INC.
LEFKAS MARINE S.A.
PAROS MARITIME INC.
SANTORINI I MARITIME LIMITED
and
 SERIFOS SHIPPING (PTE.) LTD.
provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1
Arranger, Agent, Security Agent and Account Bank
 AEGEAN BALTIC BANK S.A.
Swap Providers
AEGEAN BALTIC BANK S.A.
and
 HSH NORDBANK AG

Contents
Clause		Page
1	Purpose and definitions	1

2	The Total Commitment and the Advances	29

3	Interest and interest Periods	33

4	Repayment and prepayment	35

5	Fees, commitment commission and expenses	39

6	Payments and taxes; accounts and calculations	40

7	Representations and warranties	42

8	Undertakings	47

9	Conditions	53

10	Events of Default	54

11	Indemnities	59

12	Unlawfulness and increased costs	60

13	Security, set-off and pro-rata payments	61

14	Operating Accounts	63

15	Assignment, transfer and lending office	64

16	Arranger, Agent and Security Agent	67

17	Notices and other matters	75

18	Governing law and jurisdiction	80

THIS AGREEMENT is dated 30 August 2005, as amended and restated by a Supplemental Agreement dated 8 June 2007, a Second Supplemental Agreement dated 20 November 2007, a Third Supplemental Agreement dated 25 November 2008, a Fourth Supplemental Agreement dated 7 January 2009, a Fifth Supplemental Agreement dated 20 March 2009, a Sixth Supplemental Agreement dated 27 January 2011, a Seventh Supplemental Agreement dated 23 June 2011, an Eighth Supplemental Agreement dated 17 April 2012, a Ninth Supplemental Agreement dated 20 January 2014 and a Tenth Supplemental Agreement dated 16 July 2014 and made BETWEEN:
(1)	KITHNOS MARITIME INC., LEFKAS MARINE S.A., PAROS MARITIME INC., SANTORINI MARITIME LIMITED and SERIFOS SHIPPING (PTE.) LTD. as joint and several Borrowers;
(2)	AEGEAN BALTIC BANK S.A. as Arranger, Agent, Security Agent and Account Bank;
(3)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in Schedule 1 as Banks; and
(4)	AEGEAN BALTIC BANK S.A. and HSH NORDBANK AG as Swap Providers.
IT IS AGREED as follows:
1	Purpose and definitions
1.1	Purpose
This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers, jointly and severally, in thirty five (35) Advances, a loan of up to Thirty five million five hundred thousand Dollars ($35,500,000) for the purpose of financing and/or, as the case may be, refinancing part of the construction and acquisition cost of the Ships.
1.2	Definitions
In this Agreement, unless the context otherwise requires:
"ABB Master Agreement Security Deed" means the security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Security Agent in relation to certain of the rights of the Borrowers under the ABB Master Swap Agreement in such form as the Majority Banks will require in their absolute discretion;
"ABB Master Swap Agreement" means the agreement dated 20 November 2007 made between the ABB Swap Provider and the Borrowers, comprising an ISDA Master Agreement (including the Schedule thereto), as amended by the Third Supplemental Agreement, the Fourth Supplemental Agreement, the Eighth Supplemental Agreement and the Ninth Supplemental Agreement, and includes any Designated Transactions from time to time entered into thereunder and any Confirmations from time to time exchanged thereunder and governed thereby;
"ABB Swap Provider" means Aegean Baltic Bank S.A. of 217A Kifissias Ave., 151 24 Maroussi, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3 or the ABB Master Swap Agreement) and includes its successors in title;
"Account Bank" means Aegean Baltic Bank S.A. of 217A Kifissias Ave., 151 24 Maroussi, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other bank as may be designated by the Agent as the Account Bank for the purposes of this Agreement and includes its successors in title;

"Additional Cost" means:
(a)	in relation to the Kithnos Ship, the Kithnos Additional Cost;
(b)	in relation to the Naxos Ship, the Naxos Additional Cost;
(c)	in relation to the Paros Ship, the Paros Additional Cost;
(d)	in relation to the Santorini Ship, the Santorini Additional Cost; or
(e)	in relation to the Serifos Ship, the Serifos Additional Cost, and "Additional Costs" means any or all of them;
"Additional Cost Advance":
(a)	in relation to the Kithnos Ship and the Kithnos Tranche, means the Kithnos Additional Cost Advance;
(b)	in relation to the Naxos Ship and the Naxos Tranche, means the Naxos Additional Cost Advance;
(c)	in relation to the Paros Ship and the Paros Tranche, means the Paros Additional Cost Advance;
(d)	in relation to the Santorini Ship and the Santorini Tranche, means the Santorini Additional Cost Advance; or
(e)	in relation to the Serifos Ship and the Serifos Tranche, means the Serifos Additional Cost Advance, and "Additional Cost Advances" means any or all of them;
"Advance" means each borrowing of a proportion of the Total Commitment by the Original Borrowers and/or the Borrowers or (as the context may require) the principal amount of such borrowing, it includes (i) each Kithnos Contract Instalment Advance, (ii) the Kithnos Delivery Advance, (iii) the Kithnos Additional Cost Advance, (iv) the Kithnos Top-up Advance, (v) each Naxos Contract Instalment Advance, (vi) the Naxos Delivery Advance, (vii) the Naxos Additional Cost Advance, (viii) the Naxos Top-up Advance, (ix) each Paros Contract Instalment Advance, (x) the Paros Delivery Advance, (xi) the Paros Additional Cost Advance, (xii) the Paros Top-up Advance, (xiii) each Santorini Contract Instalment Advance, (xiv) the Santorini Delivery Advance, (xv) the Santorini Additional Cost Advance, (xvi) the Santorini Top-up Advance, (xvii) each Serifos Contract Instalment Advance, (xviii) the Serifos Delivery Advance, (xix) the Serifos Additional Cost Advance and (xx) the Serifos Top-up Advance and:
(a)	in relation to the Kithnos Ship and the Kithnos Tranche, means the Kithnos Advances;
(b)	in relation to the Naxos Ship and the Naxos Tranche, means the Naxos Advances;
(c)	in relation to the Paros Ship and the Paros Tranche, means the Paros Advances;
(d)	in relation to the Santorini Ship and the Santorini Tranche, means the Santorini Advances; or
(e)	in relation to the Serifos Ship and the Serifos Tranche, means the Serifos Advances, and "Advances" means any or all of them;

"Aegean Bunkering Guarantee" means the corporate guarantee dated 30 August 2005 executed by Aegean Bunkering Guarantor in favour of the Security Agent;
"Aegean Bunkering Guarantor" means Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;
"Aegean Marine Guarantee" means the corporate guarantee dated 8 June 2007 executed by the Aegean Marine Guarantor in favour of the Security Agent, as amended and supplemented by -the Sixth Supplemental Agreement, the Seventh Supplemental Agreement and the Supplemental Letter;
"Aegean Marine Guarantor" means Aegean Marine Petroleum Network Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;
"Aegean Shipholdings Guarantee" means the corporate guarantee dated 18 April 2007 executed by the Aegean Shipholdings Guarantor in favour of the Security Agent;
"Aegean Shipholdings Guarantor" means Aegean Shipholdings Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 and includes its successors in title;
"Agent" means Aegean Baltic Bank S.A. of 217A Kifissias Ave., 151 24 Maroussi, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as agent by the Banks and the Swap Providers pursuant to clause 16.13 and includes its successors in title;
"Applicable Accounting Principles" means US GAAP;
"Approved Broker" means each of Arrow Research Ltd. of London, England, Astrup Fearnley NS of Oslo, Norway, H. Clarkson & Company Ltd. of London, England, Maersk Broker K/S of Copenhagen, Denmark, Simpson Spence & Young Ltd. of London, England, R.S. Platou Shipbrokers of Oslo, Norway and Barry Rogliano Salles of Paris, France and includes their respective successors in title and "Approved Brokers" means any or all of them;
"Arranger" means Aegean Baltic Bank S.A. of 217A Kifissias Ave., 151 24 Maroussi, Greece (or such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;
"Balloon Instalment" has, in respect of each Tranche, the meaning ascribed thereto in clause 4.1.1;
"Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Hamburg, Athens, Piraeus and New York City (or any other relevant place of payment under clause 6);
"Banks" means the banks and financial institutions listed in Schedule 1 and includes their respective successors in title and Transferee Banks and "Bank" means any of them;
"Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

"Borrower" means:
(a)	in relation to the Kithnos Ship, the Kithnos Borrower;
(b)	in relation to the Naxos Ship, the Naxos Borrower;
(c)	in relation to the Paros Ship, the Paros Borrower;
(d)	in relation to the Santorini Ship, the Santorini Borrower; or
(e)	in relation to the Serifos Ship, the Serifos Borrower,
and "Borrowers" means any or all of them;
"Borrowers' Security Documents" means, at any relevant time, such of the Security Documents as shall have been executed by any of the Borrowers at such time;
"Builders" means, together, FSIGC and FSS and "Builder" means either of them;
"Casualty Amount" means, in relation to each Ship, Five hundred thousand Dollars ($500,000) or the equivalent in any other currency;
"Classification" means, in relation to a Ship, the highest class available for a vessel of her type as such Ship with the relevant Classification Society or such other classification as the Agent shall, at the request of an Owner, have agreed in writing shall be treated as the Classification in relation to such Owner's Ship for the purposes of the relevant Ship Security Documents;
"Classification Society" means, in relation to a Ship, American Bureau of Shipping or such other classification society which the Agent shall, at the request of an Owner, have agreed in writing shall be treated as the Classification Society in relation to an Owner's Ship for the purposes of the relevant Ship Security Documents;
"Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention on Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;
"Commitment" means, in relation to each Bank, the amount set out opposite its name in the column headed "Commitment" in Schedule 1 and/or, in the case of a Transferee Bank, the amount transferred as specified in the relevant Transfer Certificate, as reduced in each case by any relevant term of this Agreement;
"Compulsory Acquisition" means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;
"Confirmation" shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement under which the relevant Designated Transaction is entered into;
"Contract" means:
(a)	in relation to the Kithnos Ship, the Kithnos Contract;
(b)	in relation to the Naxos Ship, the Naxos Contract;
(c)	in relation to the Paros Ship, the Paros Contract;

(d)	in relation to the Santorini Ship, the Santorini Contract; or
(e)	in relation to the Serifos Ship, the Serifos Contract,
and "Contracts" means any or all of them;
"Contract Assignment Consent and Acknowledgement" means:
(a)	in relation to the Kithnos Ship, the Kithnos Contract Assignment Consent and Acknowledgement;
(b)	in relation to the Naxos Ship, the Naxos Contract Assignment Consent and Acknowledgement;
(c)	in relation to the Paros Ship, the Paros Contract Assignment Consent and Acknowledgement;
(d)	in relation to the Santorini Ship, the Santorini Contract Assignment Consent and Acknowledgement; or
(e)	in relation to the Serifos Ship, the Serifos Contract Assignment Consent and Acknowledgement,
and "Contract Assignment Consents and Acknowledgements" means any or all of them;
"Contract Instalment Advances":
(a)	in relation to the Kithnos Ship and the Kithnos Tranche, means the Kithnos Contract Instalment Advances;
(b)	in relation to the Naxos Ship and the Naxos Tranche, means the Naxos Contract Instalment Advances;
(c)	in relation to the Paros Ship and the Paros Tranche, means the Paros Contract Instalment Advances;
(d)	in relation to the Santorini Ship and the Santorini Tranche, means the Santorini Contract Instalment Advances; or
(e)	in relation to the Serifos Ship and the Serifos Tranche, means the Serifos Contract Instalment Advances, and "Contract Instalment Advance" means any of them;
"Contract Price" means:
(a)	in relation to Kithnos Ship, the Kithnos Contract Price;
(b)	in relation to the Naxos Ship, the Naxos Contract Price;
(c)	in relation to the Paros Ship, the Paros Contract Price;
(d)	in relation to the Santorini Ship, the Santorini Contract Price; or
(e)	in relation to the Serifos Ship, the Serifos Contract Price, and "Contract Prices" means any or all of them;

"Contribution" means, in relation to each Bank, the principal amount of the Loan owing to such Bank at any relevant time;
"Corporate Guarantees" means, together, the Aegean Bunkering Guarantee, the Aegean Marine Guarantee and the Aegean Shipholdings Guarantee and "Corporate Guarantee" means any of them;
"Corporate Guarantors" means, together, the Aegean Bunkering Guarantor, the Aegean Marine Guarantor and the Aegean Shipholdings Guarantor and "Corporate Guarantor" means any of them;
"Creditors" means, together, the Arranger, the Agent, the Security Agent, the Account Bank, the Swap Providers and the Banks and "Creditor" means any of them;
"Deed of Covenant" means:
(a)	in relation to the Kithnos Ship, the Kithnos Deed of Covenant;
(b)	in relation to the Naxos Ship, the Naxos Deed of Covenant;
(c)	in relation to the Paros Ship, the Paros Deed of Covenant;
(d)	in relation to the Santorini Ship, the Santorini Deed of Covenant; or
(e)	in relation to the Serifos Ship, the Serifos Deed of Covenant, and "Deeds of Covenant" means any or all of them;
"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;
"Delivery Advance" means:
(a)	in relation to the Kithnos Ship and the Kithnos Tranche, means the Kithnos Delivery Advance;
(b)	in relation to the Naxos Ship and the Naxos Tranche, means the Naxos Delivery Advance;
(c)	in relation to the Paros Ship and the Paros Tranche, means the Paros Delivery Advance;
(d)	in relation to the Santorini Ship and the Santorini Tranche, means the Santorini Delivery Advance; or
(e)	in relation to the Serifos Ship and the Serifos Tranche, means the Serifos Delivery Advance, and "Delivery Advances" means any or all of them;
"Delivery Date" means, in relation to each Ship, the date on which such Ship is delivered to the relevant Borrower in accordance with the relevant Contract;
"Designated Transaction" means a transaction which fulfils the following requirements:
(a)	it is entered into by the Borrowers with the relevant Swap Provider pursuant to either Master Swap Agreement as contemplated by clause 2.9; and

(b)	its purpose is the hedging of the Borrowers' exposure under this Agreement to fluctuations of LIBOR in relation to the funding of one or more Tranches (or any part thereof) for a period expiring no later than the final Repayment Date of the relevant Tranche(s) (or the relevant part thereof);
"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the Code;
"Dollars" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);
"Drawdown Date" means, in relation to each Advance, any date, being a Banking Day falling during the Drawdown Period for such Advance, on which the relevant Advance is, or is to be, made available;
"Drawdown Notice" means, in relation to each Advance, a notice substantially in the form of Schedule 2 in respect of such Advance;
"Drawdown Period" means, in relation to each Advance, the period commencing on the date of this Agreement and ending on the Termination Date or the period ending on such earlier date (if any) on which (a) the aggregate amount of the Advances is equal to the Total Commitment or (b) the Total Commitment is reduced to zero pursuant to clauses 4.3, 10.2 or 12 or (c) the Delivery of the Ship relevant to such Advance takes place;
"Early Termination Date" shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement under which the relevant Designated Transaction is entered into;
"Earnings" means, in relation to a Ship, all moneys whatsoever from time to time due or payable to the Owner of such Ship during the Security Period arising out of the use or operation of such Owner's Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Owner in the event of requisition of such Owner's Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Owner's Ship;
"Eighth Supplemental Agreement" means the agreement dated 17 April 2012 supplemental to this Agreement and made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;
"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);
"Environmental Affiliate" means any agent or employee of any Owner or any other Relevant Party or any person having a contractual relationship with any Owner or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship;
"Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship required under any Environmental Law;

"Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;
"Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;
"Event of Default" means any of the events or circumstances described in clause 10.1;
"Fee Letter" means the fee letter dated 30 August 2005 made between (inter alios) the Borrowers, the Aegean Bunkering Guarantor, the Manager, the Agent and the Arranger;
"First Repayment Date" means, in relation to each Tranche (and subject to clause 6.3), the date falling three (3) months after the earlier of (a) the Drawdown Date of the Delivery Advance relevant to such Tranche and (b) the last day of the Drawdown Period for the Delivery Advance relevant to such Tranche;
"Flag State" means:
(a)	in relation to the Kithnos Ship and the Paros Ship, the Republic of Liberia; or
(b)	in relation to the Naxos Ship, the Hellenic Republic; or
(c)	in relation to the Santorini Ship, Gibraltar; or
(d)	in relation to the Serifos Ship, Singapore,
or, in each such case, such other state or territory designated in writing by the Majority Banks, at the request of an Owner, as being the "Flag State" of such Owner's Ship for the purposes of the relevant Ship Security Documents;
"Fifth Supplemental Agreement" means the agreement dated 20 March 2009 supplemental to this Agreement and made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;
"Fourth Supplemental Agreement" means the agreement dated 7 January 2009 supplemental to this Agreement made between (inter alios) (1) certain of the Borrowers, (2) the Original Borrowers, (3) the Corporate Guarantors, (4) the Manager and (5) the Creditors;
"FSIGC" means Fujian Shipbuilding Industry Group Corporation of 27 Qunzhong Road, Fuzhou, Fujian, The People's Republic of China and includes its successors in title;
"FSS" means Fujian Southeast Shipyard of 7# Jianshe Road, Economic Technical Development Zone of Fuzhou, Fujian Province, The People's Republic of China and includes its successors in title;
"Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;
"Group" means, together, the Aegean Marine Guarantor and its Subsidiaries from time to time (including, for the avoidance of doubt, the Borrowers and the Naxos Owner) and "member of the Group" shall be construed accordingly;

"HSH Master Agreement Security Deed" means the security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Security Agent in relation to certain of the rights of the Borrowers under the HSH Master Swap Agreement in such form as the Majority Banks will require in their absolute discretion;
"HSH Master Swap Agreement" means the agreement dated 20 November 2007 made between the HSH Swap Provider and the Borrowers, comprising an ISDA Master Agreement (including the Schedule thereto), as amended by the Third Supplemental Agreement, the Fourth Supplemental Agreement, the Eighth Supplemental Agreement and the Ninth Supplemental Agreement, and includes any Designated Transactions from time to time entered into thereunder and any Confirmations from time to time exchanged thereunder and governed thereby;
"HSH Swap Provider" means HSH Nordbank AG of Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3 or the HSH Master Swap Agreement) and includes its successors in title;
"Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;
"Insurances" means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of that Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Owner (whether in the sole name of such Owner, or in the joint names of such Owner and the Security Agent and/or any other Creditor or otherwise) in respect of such Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);
"Interest Payment Date" means the last day of an Interest Period;
"Interest Period" means, in relation to any Advance or Tranche, each period for the calculation of interest in respect of such Advance or, as the case may be, Tranche ascertained in accordance with clauses 3.2 and 3.3;
"Iota" means Iota Corporation of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;
"ISPS Code" means the International Ship and Port facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;
"ISSC" means an International Ship Security Certificate issued in respect of a Ship pursuant to the ISPS Code;
"Kithnos Additional Cost" means One million five hundred and fifty thousand Dollars ($1,550,000) or such other lesser sum in Dollars as may be payable by the Kithnos Borrower to Iota pursuant to the Kithnos Supervision Agreement, as the cost for the services provided by Iota thereunder;
"Kithnos Additional Cost Advance" means an Advance of up to $1,240,000 made or (as the context may require) to be made available to the Original Borrowers and/or Borrowers for the purpose of financing and/or refinancing part of the Kithnos Additional Cost;

"Kithnos Advances" means, together, the Kithnos Contract Instalment Advances, the Kithnos Delivery Advance, the Kithnos Additional Cost Advance and the Kithnos Top-up Advance and "Kithnos Advance" means any of them;
"Kithnos Borrower" means Kithnos Maritime Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;
"Kithnos Contract" means the shipbuilding contract dated 6 February 2005 made between the Kithnos Borrower and the Builders, as amended by an Addendum No. 1 thereto dated 31 March 2005, an Addendum No. 2 thereto dated 27 April 2005 and an Addendum No. 3 thereto dated 27 May 2005 and as may be further amended and supplemented from time to time with the prior written consent of the Agent (acting on the instructions of the Majority Banks), relating to the construction and sale by the Builders, and the purchase by the Kithnos Borrower, of the Kithnos Ship;
"Kithnos Contract Assignment Consent and Acknowledgement" means the acknowledgement of notice of, and consent to, the assignment in respect of the Kithnos Contract given or (as the context may require) to be given by the Builders in the form scheduled to the Kithnos Pre-delivery Security Assignment;
"Kithnos Contract Instalment Advance" means, in relation to the Kithnos Ship, each of the four (4) Advances of the Kithnos Tranche in the amount of up to $340,000, in the case of the first such Advance, up to $816,000, in the case of each of the second and third such Advances, and up to $1,020,000, in the case of the fourth such Advance, made or, as the context may require, to be made available to the Original Borrowers and/or the Borrowers to finance and/or, as the case may be, refinance in part the payment of an instalment of the Kithnos Contract Price falling due before the Delivery Date for the Kithnos Ship, in each case as set out in more detail in Schedule 5 and "Kithnos Contract Instalment Advances" means any or all of them;
"Kithnos Contract Price" means Six million eight hundred thousand Dollars ($6,800,000) or such other lesser sum in Dollars as may be payable by the Kithnos Borrower to the Builders pursuant to the Kithnos Contract as the contract price for the Kithnos Ship;
"Kithnos Deed of Covenant" means the general assignment dated 30 November 2007 collateral to the Kithnos Mortgage executed by the Kithnos Borrower in favour of the Security Agent;
"Kithnos Delivery Advance" means an Advance of up to $2,448,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the final instalment of the Kithnos Contract Price;
"Kithnos Management Agreement" means the agreement made or (as the context may require) to be made between the Kithnos Borrower and the Manager in a form previously approved in writing by the Agent (acting on the instructions of the Majority Banks) providing (inter alia) for the Manager to manage the Kithnos Ship;
"Kithnos Mortgage" means the first preferred Liberian mortgage of the Kithnos Ship dated 30 November 2007 executed by the Kithnos Borrower in favour of the Security Agent;
"Kithnos Operating Account" means an interest bearing Dollar account of the Kithnos Borrower opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Kithnos Operating Account for the purposes of this Agreement;
"Kithnos Operating Account Pledge" means the first priority pledge dated 30 August 2005 executed between the Kithnos Borrower, the Banks, the Swap Providers, the Agent and the Account Bank in respect of the Kithnos Operating Account;

"Kithnos Pre-delivery Security Assignment" means the assignment of the Kithnos Contract and the Kithnos Refund Guarantees dated 30 August 2005 executed by the Kithnos Borrower in favour of the Security Agent;
"Kithnos Refund Guarantee" means the letter of guarantee dated 9 June 2005, number LGD6600200500006 issued by Bank of Communications, Fuzhou Branch as Refund Guarantor in favour of the Kithnos Borrower in respect of the Builders' obligations under the Kithnos Contract and any further guarantee(s) to be issued by a Refund Guarantor in respect of such obligations pursuant to any agreement supplemental to the Kithnos Contract, and any extensions, renewals or replacements thereto or thereof, in each case in form and substance acceptable to the Agent (acting on the instructions of the Majority Banks in their sole discretion) and "Kithnos Refund Guarantees" means any or all of them;
"Kithnos Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each Kithnos Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Kithnos Refund Guarantee given or (as the context may require) to be given by a Refund Guarantor, in the form scheduled to the Kithnos Pre-delivery Security Assignment and "Kithnos Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;
"Kithnos Ship" means the 4,600 dwt product oil tanker Kithnos (formerly known during construction as Hull No.DN3500-3), constructed and sold by the Builders to the Kithnos Borrower pursuant to the Kithnos Contract and registered in the ownership of the Kithnos Borrower through the relevant Registry under the laws and flag of the relevant Flag State with IMO Number 9371268;
"Kithnos Supervision Agreement" means the contract dated 10 February 2005 made between the Kithnos Borrower and Iota, as may be amended and supplemented from time to time with the prior written consent of the Agent, relating to the provision of design, building supervision, representation, turn-key delivery services and the procurement of machinery and supplies by Iota to the Kithnos Borrower;
"Kithnos Top-up Advance" means an Advance of up to $420,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the Kithnos Contract Price and/or the Kithnos Additional Cost;
"Kithnos Tranche" means a tranche of the Loan of up to Seven million one hundred thousand Dollars ($7,100,000) to be drawn down by not more than seven (7) Advances (being the Kithnos Advances) or (as the context may require) the principal amount thereof outstanding at any relevant time;
"LIBOR" means, in relation to a particular period:
(a)	the London interbank offered rate administrated by ICE Benchmark Administration Limited (or if ICE Benchmark Administration Limited ceases to act in the role of administrating and publishing LIBOR rates, the equivalent rate published by a subsequently appointed administrator of LIBOR) for Dollars for the relevant period displayed on the appropriate page of the Reuters screen at or about 11:00 a.m. on the Quotation Date for such period (and if the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers); or
(b)	if on such date no such rate is so displayed, the arithmetic mean of the rates (rounded upwards to the nearest 1/16th of one per cent) quoted to the Agent by each Bank at the request of the Agent as the rate at which they could borrow funds, in the London Interbank Market for deposits of Dollars in an amount comparable to the amount in relation to which LIBOR is to be determined for a period equivalent to such period at or about 11:00 a.m. (London time) on the Quotation Date for such period, and if any of the rates referred to under (a) or (b) above is below zero (0), LIBOR shall be deemed to be zero (0);
"Loan" means the aggregate principal amount owing to the Banks under this Agreement at any relevant time;
"Majority Banks" means at any relevant time Banks (i) the aggregate of whose Contributions exceeds Sixty six point six per cent (66.6%) of the Loan or (ii) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments exceeds Sixty six point six per cent (66.6%) of the Total Commitment;
"Management Agreement" means:
(a)	in relation to the Kithnos Ship, the Kithnos Management Agreement;
(b)	in relation to the Naxos Ship, the Naxos Management Agreement;
(c)	in relation to the Paros Ship, the Paros Management Agreement;
(d)	in relation to the Santorini Ship, the Santorini Management Agreement; or
(e)	in relation to the Serifos Ship, the Serifos Management Agreement,
and "Management Agreements" means any or all of them;
"Manager" means, in relation to a Ship, Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 or Aegean Management Services M.C. of 10 Akti Kondili, 185 45 Piraeus, Greece or any other person appointed by an Owner, with the prior written consent of the Agent, as the manager of such Owner's Ship and includes its successors in title;
"Manager's Undertakings" means, collectively, the manager's undertakings and assignments executed or (as the context may require) to be executed by the Manager in favour of the Security Agent and/or any other Creditor in respect of each of the Ships each in such form as the Agent may require in its sole discretion and, singly, each a "Manager's Undertaking";
"Margin" means, in relation to each Tranche:
(a)	from the Drawdown Date of the first Contract Instalment Advance of such Tranche to be drawn down up to the day falling immediately prior to the Drawdown Date of the Delivery Advance of such Tranche, One point four zero per cent (1.40%) per annum;
(b)	from the Drawdown Date of the Delivery Advance of such Tranche and until 31 December 2010, One point three zero per cent (1.30%) per annum; and
(c)	from 1 January 2011 and at all times thereafter, One point five five per cent (1.55%) per annum;
"Master Agreement Security Deed" means:
(a)	in relation to the ABB Master Swap Agreement and the ABB Swap Provider, the ABB Master Agreement Security Deed; or
(b)	in relation to the HSH Master Swap Agreement and the HSH Swap Provider, the HSH Master Agreement Security Deed,
and "Master Agreement Security Deeds" means either or both of them;

"Master Swap Agreement" means:
(a)	in relation to the ABB Swap Provider, the ABB Master Swap Agreement; or
(b)	in relation to the HSH Swap Provider, the HSH Master Swap Agreement,
and "Master Swap Agreements" means either or both of them;
"Ministerial Decision" means the Decision number 3113.1.3497/2014 of the Ministers of Finance and Economy, Competitiveness and Marine relating to the Naxos Ship;
"month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;
"Mortgage" means:
(a)	in relation to the Kithnos Ship, the Kithnos Mortgage;
(b)	in relation to the Naxos Ship, the Naxos Mortgage;
(c)	in relation to the Paros Ship, the Paros Mortgage;
(d)	in relation to the Santorini Ship, the Santorini Mortgage; or
(e)	in relation to the Serifos Ship, the Serifos Mortgage,
and "Mortgages" means any or all of them;
"Mortgaged Ship" means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the Drawdown Date of the Delivery Advance for that Ship and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required to be paid by the Agent pursuant to clause 4.3 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;
"Naxos Additional Cost" means One million five hundred and fifty thousand Dollars ($1,550,000) or such other lesser sum in Dollars as may be payable by the Naxos Original Borrower to Iota pursuant to the Naxos Supervision Agreement, as the cost for the services provided by Iota thereunder;
"Naxos Additional Cost Advance" means an Advance of up to $1,240,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the Naxos Additional Cost;
"Naxos Advances" means, together, the Naxos Contract Instalment Advances, the Naxos Delivery Advance, the Naxos Additional Cost Advance and the Naxos Top-up Advance and "Naxos Advance" means any of them;
"Naxos Borrower" means Lefkas Marine S.A. of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

"Naxos Contract" means the shipbuilding contract dated 6 February 2005 made between the Naxos Original Borrower and the Builders, as amended by an Addendum No. 1 thereto dated 31 March 2005, an Addendum No. 2 thereto dated 27 April 2005 and an Addendum No. 3 thereto dated 27 May 2005 as novated in favour of the Naxos Singaporean Borrower pursuant to a novation agreement dated as of 3 January 2009 and as may be further amended and supplemented from time to time with the prior written consent of the Agent (acting on the instructions of the Majority Banks), relating to the construction and sale by the Builders, and the purchase by the Naxos Singaporean Borrower, of the Naxos Ship;
"Naxos Contract Assignment Consent and Acknowledgement" means the acknowledgement of notice of, and consent to, the assignment in respect of the Naxos Contract given or (as the context may require) to be given by the Builders in the form scheduled to the Naxos Pre-delivery Security Assignment;
"Naxos Contract Instalment Advance" means, in relation to the Naxos Ship, each of the four (4) Advances of the Naxos Tranche in the amount of up to $340,000, in the case of the first such Advance, up to $816,000, in the case of each of the second and third such Advances, and up to $1,020,000, in the case of the fourth such Advance, made or, as the context may require, to be made available to the Original Borrowers and/or the Borrowers to finance and/or, as the case may be, refinance in part the payment of an instalment of the Naxos Contract Price falling due before the Delivery Date for the Naxos Ship, in each case as set out in more detail in Schedule 5 and "Naxos Contract Instalment Advances" means any or all of them;
"Naxos Contract Price" means Six million eight hundred thousand Dollars ($6,800,000) or such other lesser sum in Dollars as may be payable by the Naxos Singaporean Borrower to the Builders pursuant to the Naxos Contract as the contract price for the Naxos Ship;
"Naxos Deed of Covenant" means the general assignment collateral to the Naxos Mortgage executed or (as the context may require) to be executed by the Naxos Owner in favour of the Banks, the Agent and the Swap Providers in the form set out in Schedule 6 of the Tenth Supplemental Agreement;
"Naxos Delivery Advance" means an Advance of up to $2,448,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the final instalment of the Naxos Contract Price;
"Naxos Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Naxos Owner in favour of the Banks, the Agent and the Swap Providers in the form set out in Schedule 4 of the Tenth Supplemental Agreement;
"Naxos Management Agreement" means the management agreement dated 16 June 2014, made between the Naxos Owner and the Manager or any other agreement previously approved in writing by the Agent (acting on the instructions of the Majority Banks) between the Naxos Owner and a Manager, providing (inter alia) for the Manager to manage the Naxos Ship;
"Naxos Mortgage" means the first preferred Greek mortgage over the Naxos Ship executed or (as the context may require) to be executed by the Naxos Owner in favour of the Banks, the Agent and the Swap Providers in the form set out in Schedule 5 of the Tenth Supplemental Agreement;
"Naxos Operating Account" means an interest bearing Dollar account of the Naxos Owner opened or (as the context may require) to be opened by the Naxos Owner with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Naxos Operating Account for the purposes of this Agreement;
"Naxos Operating Account Pledge" means the first priority pledge executed or (as the context may require) to be executed between the Naxos Owner in favour of the Banks, the Swap Providers, the Agent and the Account Bank in respect of the Naxos Operating Account in such form as the Majority Banks may require;

"Naxos Original Borrower" means Naxos Maritime Inc. of the Marshall Islands and includes its successors in title;
"Naxos Owner" means Tempest Shiptrade Ltd of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;
"Naxos Pre-delivery Security Assignment" means the assignment of the Naxos Contract and the Naxos Refund Guarantees dated 30 August 2005 executed by the Naxos Original Borrower in favour of the Security Agent;
"Naxos Refund Guarantee" means the letter of guarantee dated 9 June 2005, number LGD6600200500013 issued by Bank of Communications, Fuzhou Branch as Refund Guarantor in favour of the Naxos Original Borrower in respect of the Builders' obligations under the Naxos Contract and any further guarantee(s) to be issued by a Refund Guarantor in respect of such obligations, pursuant to any agreement supplemental to the Naxos Contract, and any extensions, renewals or replacements thereto or thereof, in each case in form and substance acceptable to the Agent (acting on the instructions of the Majority Banks in their sole discretion) and "Naxos Refund Guarantees" means any or all of them;
"Naxos Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each Naxos Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Naxos Refund Guarantee given or (as the context may require) to be given by a Refund Guarantor, in the form scheduled to the Naxos Pre-delivery Security Assignment and "Naxos Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;
"Naxos Ship" means the 4,600 dwt product oil tanker Naxos (formerly known during construction as Hull No.DN3500-10), constructed and sold by the Builders to the Naxos Singaporean Borrower pursuant to the Naxos Contract and further sold by the Naxos Singaporean Borrower to the Naxos Borrower pursuant to the bill of sale dated 17 April 2012 made between the Naxos Singaporean Borrower and the Naxos Borrower and registered in the ownership of the Naxos Borrower under the name Naxos and subsequently sold by the Naxos Borrower to the Naxos Owner and registered in the ownership of the Naxos Owner through the relevant Registry under the laws and flag of the relevant Flag State with IMO Number 9371335 under the same name;
"Naxos Singaporean Borrower" means Naxos Shipping (Pte.) Ltd. of 22 Jalan Kilang #06-01 Move Building, Singapore 159419 and includes its successors in title;
"Naxos Supervision Agreement" means the contract dated 10 February 2005 made between the Naxos Original Borrower and Iota, as may be amended and supplemented from time to time with the prior written consent of the Agent, relating to the provision of design, building supervision, representation, turn-key delivery services and the procurement of machinery and supplies by Iota to the Naxos Borrower;
"Naxos Top-up Advance" means an Advance of up to $420,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the Naxos Contract Price and/or the Naxos Additional Cost;
"Naxos Tranche" means a tranche of the Loan of up to Seven million one hundred thousand Dollars ($7,100,000) to be drawn down by not more than seven (7) Advances (being the Naxos Advances) or (as the context may require) the principal amount thereof outstanding at any relevant time;
"Ninth Supplemental Agreement" means the agreement dated 20 January 2014 supplemental to this Agreement and made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;

"Operating Account" means:
(a)	in relation to the Kithnos Ship, the Kithnos Operating Account;
(b)	in relation to the Naxos Ship, the Naxos Operating Account;
(c)	in relation to the Paros Ship, the Paros Operating Account;
(d)	in relation to the Santorini Ship, the Santorini Operating Account; or
(e)	in relation to the Serifos Ship, the Serifos Operating Account, and "Operating Accounts" means any or all of them;
"Operating Account Pledge" means:
(a)	in relation to the Kithnos Ship, the Kithnos Operating Account Pledge;
(b)	in relation to the Naxos Ship, the Naxos Operating Account Pledge;
(c)	in relation to the Paros Ship, the Paros Operating Account Pledge;
(d)	in relation to the Santorini Ship, the Santorini Operating Account Pledge; or
(e)	in relation to the Serifos Ship, the Serifos Operating Account Pledge,
and "Operating Account Pledges" means any or all of them;
"Operator" means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of "Company" set out in rule 1.1.2 of the Code;
"Original Borrower" means each of the corporations and companies listed in Schedule 7 , each incorporated in the Republic of the Marshall Islands or in Singapore or in Cyprus (as the case may be) and includes its successors in title and "Original Borrowers" means any or all of them;
"Owner":
(a)	in relation to the Kithnos Ship, means the Kithnos Borrower;
(b)	in relation to the Lefkas Ship, means the Lefkas Borrower;
(c)	in relation to the Paros Ship, means the Paros Borrower;
(d)	in relation to the Santorini Ship, means the Santorini Borrower; or
(e)	in relation to the Naxos Ship, means the Naxos Owner,
and "Owners" means any or all of them;
"Paros Additional Cost" means One million five hundred and fifty thousand Dollars ($1,550,000) or such other lesser sum in Dollars as may be payable by the Paros Borrower to Iota pursuant to the Paros Supervision Agreement, as the cost for the services provided by Iota thereunder;
"Paros Additional Cost Advance" means an Advance of up to $1,240,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the Paros Additional Cost;

"Paros Advances" means, together, the Paros Contract Instalment Advances, the Paros Delivery Advance, the Paros Additional Cost Advance and the Paros Top-up Advance and "Paros Advance" means any of them;
"Paros Borrower" means Paros Maritime Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall islands MH96960 and includes its successors in title;
"Paros Contract" means the shipbuilding contract dated 6 February 2005 made between the Paros Borrower and the Builders, as amended by an Addendum No. 1 thereto dated 31 March 2005, an Addendum No. 2 thereto dated 27 April 2005 and an Addendum No. 3 thereto dated 27 May 2005 as novated in favour of the Paros Singaporean Borrower pursuant to a novation agreement dated as of 11 November 2008 and as may be further amended and supplemented from time to time with the prior written consent of the Agent (acting on the instructions of the Majority Banks), relating to the construction and sale by the Builders, and the purchase by the Paros Singaporean Borrower, of the Paros Ship;
"Paros Contract Assignment Consent and Acknowledgement" means the acknowledgement of notice of, and consent to, the assignment in respect of the Paros Contract given or (as the context may require) to be given by the Builders in the form scheduled to the Paros Pre-delivery Security Assignment;
"Paros Contract Instalment Advance" means, in relation to the Paros Ship, each of the four (4) Advances of the Paros Tranche in the amount of up to $340,000, in the case of the first such Advance, up to $816,000, in the case of each of the second and third such Advances, and up to $1,020,000, in the case of the fourth such Advance, made or, as the context may require, to be made available to the Original Borrowers and/or the Borrowers to finance and/or, as the case may be, refinance in part the payment of an instalment of the Paros Contract Price falling due before the Delivery Date for the Paros Ship, in each case as set out in more detail in Schedule 5 and "Paros Contract Instalment Advances" means any or all of them;
"Paros Contract Price" means Six million eight hundred thousand Dollars ($6,800,000) or such other lesser sum in Dollars as may be payable by the Paros Singaporean Borrower to the Builders pursuant to the Paros Contract as the contract price for the Paros Ship;
"Paros Deed of Covenant" means the general assignment collateral to the Paros Mortgage executed or (as the context may require) to be executed by the Paros Borrower in favour of the Security Agent in such form as the Agent may require in its sole discretion;
"Paros Delivery Advance" means an Advance of up to $2,448,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the final instalment of the Paros Contract Price;
"Paros Management Agreement" means the agreement made or (as the context may require) to be made between the Paros Borrower and the Manager in a form previously approved in writing by the Agent (acting on the instructions of the Majority Banks) providing (inter alia) for the Manager to manage the Paros Ship;
"Paros Mortgage" means the first preferred Liberian mortgage of the Paros Ship executed or (as the context may require) to be executed by the Paros Borrower in favour of the Security Agent in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require;
"Paros Operating Account" means an interest bearing Dollar account of the Paros Borrower opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Paros Operating Account for the purposes of this Agreement;
"Paros Operating Account Pledge" means the first priority pledge dated 25 November 2008 executed or (as the context may require) to be executed between the Paros Borrower, the

Banks, the Swap Providers, the Agent and the Account Bank in respect of the Paros Operating Account;
"Paros Pre-delivery Security Assignment" means the assignment of the Paros Contract and the Paros Refund Guarantees dated 30 August 2005 executed by the Paros Borrower in favour of the Security Agent;
"Paros Refund Guarantee" means the letter of guarantee dated 9 June 2005, number LGD6600200500012 issued by Bank of Communications, Fuzhou Branch as Refund Guarantor in favour of the Paros Borrower in respect of the Builders' obligations under the Paros Contract and any further guarantee(s) to be issued by a Refund Guarantor in respect of such obligations, pursuant to any agreement supplemental to the Paros Contract, and any extensions, renewals or replacements thereto or thereof, in each case in form and substance acceptable to the Agent (acting on the instructions of the Majority Banks in their sole discretion) and "Paros Refund Guarantees" means any or all of them;
"Paros Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each Paros Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Paros Refund Guarantee given or (as the context may require) to be given by a Refund Guarantor, in the form scheduled to the Paros Pre-delivery Security Assignment and "Paros Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;
"Paros Ship" means the 4,600 dwt product oil tanker Paros (formerly known during construction as Hull No.DN3500-9), constructed and sold by the Builders to the Paros Singaporean Borrower pursuant to the Paros Contract and further sold by the Paros Singaporean Borrower to the Paros Borrower pursuant to a bill of sale dated 20 January 2014 made between the Paros Singaporean Borrower and the Paros Borrower and registered in the ownership of the Paros Borrower through the relevant Registry under the laws and flag of the relevant Flag State with the name Paros I and IMO Number 9371323;
"Paros Singaporean Borrower" means Paros Shipping (Pte.) Ltd. of 22 Jalan Kilang #06-01 Mova Building, Singapore 159419 and includes its successors in title;
"Paros Supervision Agreement" means the contract dated 10 February 2005 made between the Paros Borrower and Iota, as may be amended and supplemented from time to time with the prior written consent of the Agent, relating to the provision of design, building supervision, representation, turn-key delivery services and the procurement of machinery and supplies by Iota to the Paros Borrower;
"Paros Top-up Advance" means an Advance of up to $420,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the Paros Contract Price and/or the Paros Additional Cost;
"Paros Tranche" means a tranche of the Loan of up to Seven million one hundred thousand Dollars ($7,100,000) to be drawn down by not more than seven (7) Advances (being the Paros Advances) or (as the context may require) the principal amount thereof outstanding at any relevant time;
"Permitted Encumbrance" means any Encumbrance in favour of the Creditors or any of them created pursuant to the Security Documents and Permitted Liens;
"Permitted Liens" means, in relation to a Ship, any lien on such Ship for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer's or outfitter's possessory lien for a sum not (except with the prior written consent of the Agent) exceeding the Casualty Amount for such Ship;
"Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

"Pre-delivery Security Assignment" means:
(a)	in relation to the Kithnos Ship, the Kithnos Pre-delivery Security Assignment;
(b)	in relation to the Naxos Ship, the Naxos Pre-delivery Security Assignment;
(c)	in relation to the Paros Ship, the Paros Pre-delivery Security Assignment;
(d)	in relation to the Santorini Ship, the Santorini Pre-delivery Security Assignment; or
(e)	in relation to the Serifos Ship, the Serifos Pre-delivery Security Assignment, and "Pre-delivery Security Assignments" means any or all of them;
"Quotation Date" means, in relation to any period for which LIBOR is to be determined under this Agreement, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that period;
"Refund Guarantee" means:
(a)	in relation to the Kithnos Ship, any Kithnos Refund Guarantee;
(b)	in relation to the Naxos Ship, any Naxos Refund Guarantee;
(c)	in relation to the Paros Ship, any Paros Refund Guarantee;
(d)	in relation to the Santorini Ship, any Santorini Refund Guarantee; or
(e)	in relation to the Serifos Ship, any Serifos Refund Guarantee, and "Refund Guarantees" means any or all of them;
"Refund Guarantee Assignment Consent and Acknowledgement" means:
(a)	in relation to the Kithnos Ship, any Kithnos Refund Guarantee Assignment Consent and Acknowledgement;
(b)	in relation to the Naxos Ship, any Naxos Refund Guarantee Assignment Consent and Acknowledgement;
(c)	in relation to the Paros Ship, any Paros Refund Guarantee Assignment Consent and Acknowledgement;
(d)	in relation to the Santorini Ship, any Santorini Refund Guarantee Assignment Consent and Acknowledgement; or
(e)	in relation to the Serifos Ship, any Serifos Refund Guarantee Assignment Consent and Acknowledgement,
and "Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;
"Refund Guarantor means, in relation to each Refund Guarantee, Bank of Communications, Fuzhou Branch of Fuzhou, The People's Republic of China and/or any other bank or financial institution acceptable to the Agent in its sole discretion and appointed by the Builders to issue that Refund Guarantee and includes their respective successors in title and "Refund Guarantors" means any or all of them;

"Registry" means, in relation to a Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Owner's title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;
"Regulatory Agency" means the Government Entity or other organisation in a Flag State which has been designated by the Government of that Flag State to implement and/or administer and/or enforce the provisions of the Code;
"Related Company":
(a)	of a person who is a Creditor, means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity; or
(b)	of a Security Party, means any company or other entity which is active in the bunkering business or services and which is:
(i)	a Subsidiary of the relevant Security Party; or
(ii)	any company or other entity ("holding company") of which such Security Party is a Subsidiary; or
(iii)	any Subsidiary (other than such Security Party) of any such holding company;
"Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;
"Relevant Party" means any of the Borrowers, the Borrowers' Related Companies, the Naxos Owner, any other Security Party (other than the Builders and the Refund Guarantors) and their respective Related Companies;
"Relevant Ship" means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;
"Repayment Dates" means, in respect of each Tranche (and subject to clause 6.3), the First Repayment Date in respect of such Tranche and each of the dates falling at three (3) monthly intervals after such First Repayment Date up to and including the date falling one hundred and seventeen (117) months after such First Repayment Date;
"Requisition Compensation" means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;
"Restricted Companies" means the Borrowers, the Naxos Owner, their respective Related Companies, the other Security Parties and their respective Related Companies;
"SAFE" means the State Administration for Foreign Exchange of The People's Republic of China;
"Santorini Additional Cost" means One million five hundred and fifty thousand Dollars ($1,550,000) or such other lesser sum in Dollars as may be payable by the Santorini Borrower to Iota pursuant to the Santorini Supervision Agreement, as the cost for the services provided by Iota thereunder;
"Santorini Additional Cost Advance" means an Advance of up to $1,240,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the Santorini Additional Cost;

"Santorini Advances" means, together, the Santorini Contract Instalment Advances, the Santorini Delivery Advance, the Santorini Additional Cost Advance and the Santorini Top-up Advance and "Santorini Advance" means any of them;
"Santorini Borrower" means Santorini I Maritime Limited (formerly known as Santorini I Maritime Inc. and having redomiciled from the Republic of the Marshall Islands) of Vyronos 36, Nicosia Tower Centre, 1906 Nicosia, Cyprus and includes its successors in title;
"Santorini Contract" means the shipbuilding contract dated 6 February 2005 made between the Santorini Borrower and the Builders, as amended by an Addendum No. 1 thereto dated 31 March 2005, an Addendum No. 2 thereto dated 27 April 2005 and an Addendum No. 3 thereto dated 27 May 2005 and as may be further amended and supplemented from time to time with the prior written consent of the Agent (acting on the instructions of the Majority Banks), relating to the construction and sale by the Builders, and the purchase by the Santorini Borrower, of the Santorini Ship;
"Santorini Contract Assignment Consent and Acknowledgement" means the acknowledgement of notice of, and consent to, the assignment in respect of the Santorini Contract given or (as the context may require) to be given by the Builders in the form scheduled to the Santorini Pre-delivery Security Assignment;
"Santorini Contract Instalment Advance" means, in relation to the Santorini Ship, each of the four (4) Advances of the Santorini Tranche in the amount of up to $340,000, in the case of the first such Advance, up to $816,000, in the case of each of the second and third such Advances, and up to $1,020,000, in the case of the fourth such Advance, made or, as the context may require, to be made available to the Original Borrowers and/or the Borrowers to finance and/or, as the case may be, refinance in part the payment of an instalment of the Santorini Contract Price falling due before the Delivery Date for the Santorini Ship, in each case as set out in more detail in Schedule 5 and "Santorini Contract Instalment Advances" means any or all of them;
"Santorini Contract Price" means Six million eight hundred thousand Dollars ($6,800,000) or such other lesser sum in Dollars as may be payable by the Santorini Borrower to the Builders pursuant to the Santorini Contract as the contract price for the Santorini Ship;
"Santorini Deed of Covenant" means the deed of covenant dated 20 March 2009 collateral to the Santorini Mortgage executed by the Santorini Borrower in favour of the Security Agent;
"Santorini Delivery Advance" means an Advance of up to $2,448,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the final instalment of the Santorini Contract Price;
"Santorini Management Agreement" means the agreement made or (as the context may require) to be made between the Santorini Borrower and the Manager in a form previously approved in writing by the Agent (acting on the instructions of the Majority Banks) providing (inter alia) for the Manager to manage the Santorini Ship;
"Santorini Mortgage" means the first priority statutory Gibraltar mortgage of the Santorini Ship dated 20 March 2009 executed by the Santorini Borrower in favour of the Security Agent;
"Santorini Operating Account" means an interest bearing Dollar account of the Santorini Borrower opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Santorini Operating Account for the purposes of this Agreement;
"Santorini Operating Account Pledge" means the first priority pledge dated 30 August 2005 executed between the Santorini Borrower, the Banks, the Swap Providers, the Agent and the Account Bank in respect of the Santorini Operating Account;

"Santorini Pre-delivery Security Assignment" means the assignment of the Santorini Contract and the Santorini Refund Guarantees dated 30 August 2005 executed by the Santorini Borrower in favour of the Security Agent;
"Santorini Refund Guarantee" means the letter of guarantee dated 9 June 2005, number LGD6600200500011 issued by Bank of Communications, Fuzhou Branch as Refund Guarantor in favour of the Santorini Borrower in respect of the Builders' obligations under the Santorini Contract and any further guarantee(s) to be issued by a Refund Guarantor in respect of such obligations, pursuant to any agreement supplemental to the Santorini Contract, and any extensions, renewals or replacements thereto or thereof, in each case in form and substance acceptable to the Agent (acting on the instructions of the Majority Banks in their sole discretion) and "Santorini Refund Guarantees" means any or all of them;
"Santorini Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each Santorini Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Santorini Refund Guarantee given or (as the context may require) to be given by a Refund Guarantor, in the form scheduled to the Santorini Pre-delivery Security Assignment and "Santorini Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;
"Santorini Ship" means the 4,600 dwt product oil tanker Santorini (formerly known during construction as Hull No.DN3500-8), constructed and sold by the Builders to the Santorini Borrower pursuant to the Santorini Contract and registered in the ownership of the Santorini Borrower through the relevant Registry under the laws and flag of the relevant Flag State with IMO Number 9371311;
"Santorini Supervision Agreement" means the contract dated 10 February 2005 made between the Santorini Borrower and Iota, as may be amended and supplemented from time to time with the prior written consent of the Agent, relating to the provision of design, building supervision, representation, turn-key delivery services and the procurement of machinery and supplies by Iota to the Santorini Borrower;
"Santorini Top-up Advance" means an Advance of up to $420,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the Santorini Contract Price and/or the Santorini Additional Cost;
"Santorini Tranche" means a tranche of the Loan of up to Seven million one hundred thousand Dollars ($7,100,000) to be drawn down by not more than seven (7) Advances (being the Santorini Advances) or (as the context may require) the principal amount thereof outstanding at any relevant time;
"Second Supplemental Agreement" means the agreement dated 20 November 2007 supplemental to this Agreement made between (inter alios) (1) certain of the Borrowers, (2) the Original Borrowers, (3) the Corporate Guarantors, (4) the Manager and (5) the Creditors;
"Security Agent" means Aegean Baltic Bank S.A. of 217A Kifissias Ave., 151 24 Maroussi, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as security agent and trustee by the Banks, the Agent and the Swap Providers pursuant to clause 16.14 and includes its successors in title;
"Security Documents" means this Agreement, the Fee Letter, the Master Swap Agreements, the Master Agreement Security Deeds, the Mortgages, the Deeds of Covenant, the Operating Account Pledges, the Manager's Undertakings, the Corporate Guarantees, the Naxos Guarantee, the Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Fourth Supplemental Agreement, the Fifth Supplemental Agreement, the Sixth Supplemental Agreement, the Seventh Supplemental Agreement, the Eighth Supplemental Agreement, the Ninth Supplemental Agreement, the Tenth Supplemental Agreement, the Supplemental Letter, the Pre-delivery Security Assignments, the Contract

Assignment Consents and Acknowledgements, the Refund Guarantee Assignment Consents and Acknowledgements and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers or any other Security Party pursuant to this Agreement, the Master Swap Agreements or any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);
"Security Party" means each of the Borrowers, the Naxos Owner, the Manager, each Builder, each Refund Guarantor, each Corporate Guarantor or any other person who may at any time be a party to any of the Security Documents (other than the Creditors);
"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all monies payable thereunder;
"Security Requirement" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Creditors) which is, at any relevant time:
(a)	during the period commencing on the earlier of (i) the Drawdown Date of the last Delivery Advance to be drawn down and (ii) the last day of the Drawdown Period to elapse, and ending on 22 June 2011, one hundred and twenty five per cent (125%) of the aggregate of (A) the Loan and (B) the aggregate Swap Exposure under both Master Swap Agreements;
(b)	during the period commencing on 23 June 2011 and ending on 7 January 2014 (the "Adjustment Date"), one hundred and thirty per cent (130%) of the aggregate of (i) the Loan and (ii) the aggregate Swap Exposure under both Master Swap Agreements;
(c)	during the period commencing on the date falling immediately after the Adjustment Date and ending on the date when all amounts owing under this Agreement and the other Security Documents have been paid in full, One hundred and thirty five per cent (135%) of the aggregate of (i) the Loan and (ii) the aggregate Swap Exposure under both Master Swap Agreements;
"Security Value" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Creditors) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Creditors or any of them pursuant to clause 8.2;
"Serifos Additional Cost" means One million five hundred and fifty thousand Dollars ($1,550,000) or such other lesser sum in Dollars as may be payable by the Serifos Original Borrower to Iota pursuant to the Serifos Supervision Agreement, as the cost for the services provided by Iota thereunder;
"Serifos Additional Cost Advance" means an Advance of up to $1,240,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the Serifos Additional Cost;
"Serifos Advances" means, together, the Serifos Contract Instalment Advances, the Serifos Delivery Advance, the Serifos Additional Cost Advance and the Serifos Top-up Advance and "Serifos Advance" means any of them;
"Serifos Borrower" means Serifos Shipping (Pte.) Ltd. of 22 Jalan Kilang #06-01 Move Building, Singapore 159419 and includes its successors in title;

"Serifos Contract" means the shipbuilding contract dated 6 February 2005 made between the Serifos Original Borrower and the Builders, as amended by an Addendum No. 1 thereto dated 31 March 2005, an Addendum No. 2 thereto dated 27 April 2005 and an Addendum No. 3 thereto dated 27 May 2005 as novated in favour of the Serifos Borrower pursuant to a novation agreement dated as of 20 November 2007 and as may be further amended and supplemented from time to time with the prior written consent of the Agent (acting on the instructions of the Majority Banks), relating to the construction and sale by the Builders, and the purchase by the Serifos Borrower, of the Serifos Ship;
"Serifos Contract Assignment Consent and Acknowledgement" means the acknowledgement of notice of, and consent to, the assignment in respect of the Serifos Contract given or (as the context may require) to be given by the Builders in the form scheduled to the Serifos Pre-delivery Security Assignment;
"Serifos Contract Instalment Advance" means, in relation to the Serifos Ship, each of the four (4) Advances of the Serifos Tranche in the amount of up to $340,000, in the case of the first such Advance, up to $816,000, in the case of each of the second and third such Advances, and up to $1,020,000, in the case of the fourth such Advance, made or, as the context may require, to be made available to the Original Borrowers and/or the Borrowers to finance and/or, as the case may be, refinance in part the payment of an instalment of the Serifos Contract Price falling due before the Delivery Date for the Serifos Ship, in each case as set out in more detail in Schedule 5 and "Serifos Contract Instalment Advances" means any or all of them;
"Serifos Contract Price" means Six million eight hundred thousand Dollars ($6,800,000) or such other lesser sum in Dollars as may be payable by the Serifos Borrower to the Builders pursuant to the Serifos Contract as the contract price for the Serifos Ship;
"Serifos Deed of Covenant" means the deed of covenant dated 20 November 2007 collateral to the Serifos Mortgage executed by the Serifos Borrower in favour of the Security Agent;
"Serifos Delivery Advance" means an Advance of up to $2,448,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the final instalment of the Serifos Contract Price;
"Serifos Management Agreement" means the agreement made or (as the context may require) to be made between the Serifos Borrower and the Manager in a form previously approved in writing by the Agent (acting on the instructions of the Majority Banks) providing (inter alia) for the Manager to manage the Serifos Ship;
"Serifos Mortgage" means the first priority Singapore mortgage of the Serifos Ship dated 20 November 2007 executed by the Serifos Borrower in favour of the Security Agent;
"Serifos Operating Account" means an interest bearing Dollar account of the Serifos Borrower opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Serifos Operating Account for the purposes of this Agreement;
"Serifos Operating Account Pledge" means the first priority pledge dated 20 November 2007 executed between the Serifos Borrower, the Banks, the Swap Providers, the Agent and the Account Bank in respect of the Serifos Operating Account;
"Serifos Original Borrower" means Serifos Maritime Inc. of the Marshall Islands and includes its successors in title;
"Serifos Pre-delivery Security Assignment" means the assignment of the Serifos Contract and the Serifos Refund Guarantees dated 30 August 2005 executed by the Serifos Original Borrower in favour of the Security Agent;
"Serifos Refund Guarantee" means the letter of guarantee dated 9 June 2005, number LGD6600200500015 issued by Bank of Communications, Fuzhou Branch as Refund Guarantor

in favour of the Serifos Original Borrower in respect of the Builders' obligations under the Serifos Contract and any further guarantee(s) to be issued by a Refund Guarantor in respect of such obligations, pursuant to any agreement supplemental to the Serifos Contract, and any extensions, renewals or replacements thereto or thereof, in each case in form and substance acceptable to the Agent (acting on the instructions of the Majority Banks in their sole discretion) and "Serifos Refund Guarantees" means any or all of them;
"Serifos Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each Serifos Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Serifos Refund Guarantee given or (as the context may require) to be given by a Refund Guarantor, in the form scheduled to the Serifos Pre-delivery Security Assignment and "Serifos Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;
"Serifos Ship" means the 4,600 dwt product oil tanker Serifos (formerly known during construction as Hull No.DN3500-2), constructed and sold by the Builders to the Serifos Borrower pursuant to the Serifos Contract and registered in the ownership of the Serifos Borrower through the relevant Registry under the laws and flag of the relevant Flag State with IMO Number 9371256;
"Serifos Supervision Agreement" means the contract dated 10 February 2005 made between the Serifos Original Borrower and Iota, as may be amended and supplemented from time to time with the prior written consent of the Agent, relating to the provision of design, building supervision, representation, turn-key delivery services and the procurement of machinery and supplies by Iota to the Serifos Borrower;
"Serifos Top-up Advance" means an Advance of up to $420,000 made or (as the context may require) to be made available to the Original Borrowers and/or the Borrowers for the purpose of financing and/or refinancing part of the Serifos Contract Price and/or the Serifos Additional Cost;
"Serifos Tranche" means a tranche of the Loan of up to Seven million one hundred thousand Dollars ($7,100,000) to be drawn down by not more than seven (7) Advances (being the Serifos Advances) or (as the context may require) the principal amount thereof outstanding at any relevant time;
"Seventh Supplemental Agreement" means the agreement dated 23 June 2011 supplemental to this Agreement and made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;
"Ship" means:
(a)	in relation to the Kithnos Borrower, the Kithnos Ship;
(b)	in relation to the Naxos Owner, the Naxos Ship;
(c)	in relation to the Paros Borrower, the Paros Ship;
(d)	in relation to the Santorini Borrower, the Santorini Ship; or
(e)	in relation to the Serifos Borrower, the Serifos Ship,
and "Ships" means any or all of them;
"Ship Security Documents" means:
(a)	in relation to the Kithnos Ship, the Kithnos Mortgage, the Kithnos Deed of Covenant and the Manager's Undertaking in respect of the Kithnos Ship;

(b)	in relation to the Naxos Ship, the Naxos Mortgage, the Naxos Deed of Covenant and the Manager's Undertaking in respect of the Naxos Ship;
(c)	in relation to the Paros Ship, the Paros Mortgage, the Paros Deed of Covenant and the Manager's Undertaking in respect of the Paros Ship;
(d)	in relation to the Santorini Ship, the Santorini Mortgage, the Santorini Deed of Covenant and the Manager's Undertaking in respect of the Santorini Ship; or
(e)	in relation to the Serifos Ship, the Serifos Mortgage, the Serifos Deed of Covenant and the Manager's Undertaking in respect of the Serifos Ship;
"Sixth Supplemental Agreement" means the agreement dated 27 January 2011 supplemental to this Agreement and made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;
"SMC" means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;
"Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, and for this purpose "control" means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;
"Supervision Agreement":
(a)	in relation to the Kithnos Ship, means the Kithnos Supervision Agreement;
(b)	in relation to the Naxos Ship, means the Naxos Supervision Agreement;
(c)	in relation to the Paros Ship, means the Paros Supervision Agreement;
(d)	in relation to the Santorini Ship, means the Santorini Supervision Agreement; or
(e)	in relation to the Serifos Ship, means the Serifos Supervision Agreement, and "Supervision Agreements" means any or all of them;
"Supplemental Agreement" means the agreement dated 8 June 2007 supplemental to this Agreement made between (inter alios) (1) certain of the Original Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;
"Supplemental Letter" means the letter dated 20 June 2013 supplemental to the Aegean Marine Guarantee executed by the Creditors in favour of (1) certain of the Borrowers, (2) the Corporate Guarantors and (3) the Manager;
"Swap Exposure" means, as at any relevant time and in relation to a Master Swap Agreement, the amount certified by the relevant Swap Provider to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrowers to such Swap Provider under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of such Master Swap Agreement if an Early Termination Date had occurred at the relevant time in relation to all continuing Designated Transactions under that Master Swap Agreement;
"Swap Provider" means:
(a)	in relation to the ABB Master Swap Agreement, the ABB Swap Provider; or
(b)	in relation to the HSH Master Swap Agreement, the HSH Swap Provider, and "Swap Providers" means either or both of them;

"Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;
"Tenth Supplemental Agreement" means the agreement dated 16 July 2014 supplemental to the agreement and made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Naxos Owner, (4) the Creditors, and (5) the Manager;
"Termination Date" means 31 January 2009 or such later date as the Agent (acting on the instructions of the Majority Banks) in its sole discretion may agree in writing;
"Third Supplemental Agreement" means the agreement dated 25 November 2008 supplemental to this Agreement made between (inter alios) (1) certain of the Borrowers, (2) certain of the Original Borrowers, (3) the Corporate Guarantors, (4) the Manager and (5) the Creditors;
"Top-up Advance":
(a)	in relation to the Kithnos Ship and the Kithnos Tranche, means the Kithnos Top-up Advance;
(b)	in relation to the Naxos Ship and the Naxos Tranche, means the Naxos Top-up Advance;
(c)	in relation to the Paros Ship and the Paros Tranche, means the Paros Top-up Advance;
(d)	in relation to the Santorini Ship and the Santorini Tranche, means the Santorini Top-up Advance; or
(e)	in relation to the Serifos Ship and the Serifos Tranche, means the Serifos Top-up Advance, and "Top-up Advances" means any or all of them;
"Total Commitment" means, at any relevant time, the aggregate of all the Banks' Commitments at such time;
"Total Loss" means, in relation to a Ship:
(a)	the actual, constructive, compromised or arranged total loss of such Ship; or
(b)	the Compulsory Acquisition of such Ship; or
(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;
"Tranche" means:
(a)	in relation to the Kithnos Ship, the Kithnos Tranche;
(b)	in relation to the Naxos Ship, the Naxos Tranche;
(c)	in relation to the Paros Ship, the Paros Tranche;
(d)	in relation to the Santorini Ship, the Santorini Tranche; or

(e)	in relation to the Serifos Ship, the Serifos Tranche,
and "Tranches" means any or all of them;
"Transaction" has, in relation to a Master Swap Agreement, the meaning given to it in such Master Swap Agreement;
"Transfer Certificate" means a certificate in substantially the form set out in Schedule 4;
"Transferee Bank" has the meaning ascribed thereto in clause 15.3;
"Transferor Bank" has the meaning ascribed thereto in clause 15.3;
"Trust Deed" means a trust deed in the form, or substantially in the form, set out in Schedule 6;
"Trust Property" means (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Agent in the Security Documents), (ii) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (iii) all moneys, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent or any receiver in respect of the same (or any part thereof); and
"Underlying Documents" means, together, the Contracts, the Refund Guarantees, the Supervision Agreements and the Management Agreements and "Underlying Document" means any of them.
1.3	Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.
1.4	Construction of certain terms
In this Agreement, unless the context otherwise requires:
1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;
1.4.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;
1.4.3	references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;
1.4.4	words importing the plural shall include the singular and vice versa;
1.4.5	references to a time of day are to Greek time;
1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7	"control" means, in relation to a body corporate:
(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise, directly or indirectly) to:
(i)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of such body corporate; or
(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of such body corporate; or
(iii)	give directions with respect to the operating and financial policies of such body corporate with which the directors or other equivalent officers of such body corporate are obliged to comply; or
(b)	the holding beneficially of more than 50 per cent of the issued share capital of such body corporate (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);
1.4.8	two or more persons are "acting in concert" if, pursuant to an agreement or understanding (whether formal or informal), they actively co-operate, through the acquisition (directly or indirectly) of shares in the Aegean Marine Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Aegean Marine Guarantor;
1.4.9	references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and
1.4.10	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.
1.5	Majority Banks
Where this Agreement or any other Security Document provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions in writing of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of such Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrowers and the Banks) the Borrowers shall be entitled (and bound) to assume that such notice shall have been duly received by each relevant Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.
1.6	Banks' Commitment
For the purposes of the definition of "Majority Banks" in clause 1.2, references to the Commitment of a Bank shall, if the Total Commitment has, at any relevant time, been reduced to zero, be deemed to be a reference to the Commitment of that Bank immediately prior to such reduction to zero.
2	The Total Commitment and the Advances
2.1	Agreement to lend
The Banks, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrowers, jointly and severally, upon and subject to the terms of this Agreement, the principal sum of up to Thirty five million five hundred thousand Dollars ($35,500,000) in thirty five (35) Advances comprising five (5) Tranches, namely, the Kithnos Tranche, the Naxos Tranche, the Paros Tranche, the Santorini Tranche and the Serifos Tranche. The obligation of each Bank under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, its Commitment bears to the Total Commitment.
2.2	Obligations several
The obligations of the Banks under this Agreement are several according to their respective Commitments and/or Contributions; the failure of any Bank to perform such obligations or the failure of either Swap Provider to perform its obligations under the relevant Master Swap Agreement shall not relieve any other Creditor or any Borrower of any of their respective obligations or liabilities under this Agreement or, as the case may be, either Master Swap Agreement nor shall any Creditor be responsible for the obligations of any other Creditor (except for its own obligations, if any, as a Bank or a Swap Provider) under this Agreement or either Master Swap Agreement.
2.3	Interests several
Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Creditors are several and the amount due to any Creditor is a separate and independent debt. Each Creditor shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.
2.4	Drawdown
Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrowers following receipt by the Agent from the Borrowers of a Drawdown Notice not later than 10:00 a.m. on the third Banking Day before the date, which shall be a Banking Day falling within the Drawdown Period for such Advance, on which the Borrowers propose such Advance is made. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.
2.5	Timing and limitation of Advances
2.5.1	The aggregate amount of the Loan shall not exceed the lesser of:
(a)	Thirty five million five hundred thousand Dollars ($35,500,000); and
(b)	the aggregate of:
(i)	eighty per cent (80%) of the aggregate of the Contract Prices;
(ii)	eighty per cent (80%) of the aggregate of the Additional Costs; and
(iii)	Two million one hundred thousand Dollars ($2,100,000) comprising the Top-Up Advances, and each Advance shall, subject to the following provisions of this clause 2.5, be for such amount as is specified in the Drawdown Notice for that Advance.
2.5.2	The aggregate amount of each Tranche shall not exceed the lower of:
(a)	Seven million one hundred thousand Dollars ($7,100,000); and
(b)	the aggregate of:
(i)	eighty per cent (80%) of the Contract Price of the Ship relevant to such Tranche;

(ii)	eighty per cent (80%) of the Additional Cost of the Ship relevant to such Tranche; and
(iii)	Four hundred and twenty thousand Dollars ($420,000) being the Top-Up Advance for the Ship relevant to such Tranche.
2.5.3	The aggregate amount of the four (4) Contract Instalment Advances for each Ship shall not exceed Two million nine hundred and ninety two thousand Dollars ($2,992,000) and:
(a)	the first Contract Instalment Advance for a Ship shall not exceed the lower of (i) Three hundred and forty thousand Dollars ($340,000) and (ii) fifty per cent (50%) of the first instalment of the Contract Price for that Ship;
(b)	each of the second and third Contract Instalment Advances for a Ship shall not exceed the lower of (i) Eight hundred and sixteen thousand Dollars ($816,000) and (ii) eighty per cent (80%) of the relevant instalment of the Contract Price for that Ship;
(c)	the fourth Contract Instalment Advance for a Ship shall not exceed the lower of One million twenty thousand Dollars ($1,020,000) and (ii) one hundred per cent (100%) of the fourth instalment of the Contract Price for that Ship; and
(d)	each Contract Instalment Advance for a Ship:
(i)	shall be applied in or towards payment to the Builders of part of the relevant instalment of the Contract Price for that Ship;
(ii)	shall be made when such instalment has become due and payable, as specified in more detail in the third column of Schedule 5 opposite the relevant Contract Instalment Advance; and
(iii)	shall be paid by the Agent to the Builders, unless the relevant Borrower has already paid such instalment to the Builders when it was due, in which case the relevant Contract Instalment Advance shall be advanced to the Borrowers in refinancing of such payment.
2.5.4	Each Delivery Advance:
(a)	shall not exceed the lower of:
(i)	Two million four hundred and forty eight thousand Dollars ($2,448,000);
(ii)	the amount in Dollars which, when added to the aggregate amount of the Contract Instalment Advances for the relevant Ship actually drawn down, will produce a figure equal to eighty per cent (80%) of the Contract Price for that Ship; and
(iii)	the amount in Dollars which, when added to the aggregate amount of the Contract Instalment Advances for the relevant Ship actually drawn down, will produce a total figure of Five million four hundred and forty thousand Dollars ($5,440,000);
(b)	shall be applied in or towards payment to the Builders of part of the final instalment of the Contract Price for the relevant Ship;
(c)	shall be made on the Delivery Date of the relevant Ship when such final instalment has become due and payable; and
(d)	shall be paid by the Agent to the Builders, unless the relevant Borrower has already paid such instalment to the Builders when it was due, in which case the relevant Delivery Advance shall be advanced to the Borrowers in refinancing of such payment.

2.5.5	Each Additional Cost Advance:
(a)	shall not exceed the lower of (i) One million two hundred and forty thousand Dollars ($1,240,000) and (ii) eighty per cent (80%) of the Additional Cost of the Ship relevant to such Additional Cost Advance;
(b)	may not be drawn down unless the Contract Instalment Advances and the Delivery Advance for that Ship have also been drawn down;
(c)	may only be drawn down simultaneously with the Delivery Advance for that Ship; and
(d)	shall be applied in or towards payment to Iota of part of the Additional Cost for the relevant Ship and shall be paid by the Agent to Iota, unless the relevant Borrower has already paid the Additional Cost (or part thereof) for that Ship to Iota when it was due, in which case the relevant Additional Cost Advance (or part thereof) shall be advanced to the Borrowers in refinancing of such payment.
2.5.6	Each Top-up Advance:
(a)	shall not exceed the lower of (A) Four hundred and twenty thousand Dollars ($420,000) and (B) the amount in Dollars by which:
(i)	a sum equal to seventy five per cent (75%) of the market value of the relevant Ship determined in accordance with the relevant valuation obtained pursuant to Schedule 3 , Part 6, paragraph 3; exceeds
(ii)	the total amount actually drawn down under the Contract Instalment Advances, the Delivery Advance and the Additional Cost Advance for the Ship to which such Top-up Advance relates;
(b)	may not be drawn down unless the Contract Instalment Advances, the Delivery Advance and the Additional Cost Advance for that Ship have also been drawn down;
(c)	may only be drawn down simultaneously with the Delivery Advance for that Ship;
(d)	shall be applied (i) first, in or towards payment to the Builders of part of the final instalment of the Contract Price for the relevant Ship and (ii) secondly, as to its balance in refinancing of any other part of the Contract Price and the Additional Cost for that Ship previously paid by the relevant Borrower when it was due and not financed or refinanced by this Agreement; and
(e)	(except for the part of the relevant Top-up Advance referred to in paragraph 2.5.6(d)(ii), which shall be paid by the Agent directly to the Borrowers) shall be paid by the Agent to the Builders, unless the relevant Borrower has already paid such final instalment to the Builders when it was due, in which case the relevant Top-up Advance (or part thereof) shall be advanced to the Borrowers in refinancing of such payment.
2.6	Availability
Upon receipt of a Drawdown Notice for an Advance complying with the terms of this Agreement, the Agent shall promptly notify each Bank and each Bank shall, on the Drawdown Date for the relevant Advance, make available to the Agent its portion of such Advance for payment by the Agent in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance or part thereof to the Builders, Iota or the Borrowers or any of them (as the case may be) in accordance with clause 6.2 shall satisfy the obligation of the Banks to lend that Advance to the Borrowers under this Agreement.

2.7	Termination of Total Commitment
Any part of the Total Commitment which remains undrawn and uncancelled by the Termination Date shall thereupon be automatically cancelled.
2.8	Application of proceeds
Without prejudice to the Borrowers' obligations under clause 8.1.3, no Creditor shall have any responsibility for the application of the proceeds of the Loan or any part thereof by the Borrowers or any of them.
2.9	Derivative transactions
2.9.1	If, at any time during the Security Period, the Borrowers wish to enter into interest rate swap or other derivative transactions so as to hedge all or any part of their exposure under this Agreement to interest rate fluctuations, they shall advise the Swap Providers in writing.
2.9.2	Any such swap or other derivative transaction shall be concluded with either or both the Swap Providers under the relevant Master Swap Agreements Provided however that no such swap or other derivative transaction shall be concluded unless the relevant Swap Provider first agrees to it in writing. For the avoidance of doubt, other than the relevant Swap Provider's agreement in writing referred to in the preceding sentence no prior approval is required by the Borrowers from all or any of the Banks, the other Swap Provider, the Agent, the Security Agent or the Account Bank before concluding any such swap or other derivative transaction. If and when any such swap or other derivative transaction has been concluded, it shall constitute a Designated Transaction under the relevant Master Swap Agreement, and the Borrowers shall sign a Confirmation with the relevant Swap Provider and advise the Banks and the other Swap Provider through the Agent promptly after concluding any such Designated Transaction.
3	Interest and Interest Periods
3.1	Normal interest rate
The Borrowers shall pay interest on each Tranche in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first instalment three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.
3.2	Selection of Interest Periods
The Borrowers may by notice received by the Agent not later than 10:00 a.m. on the third Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of three (3) months, six (6) months, nine (9) months, twelve (12) months or such other period as the Borrowers may select and the Agent (acting on the instructions of the Majority Banks) may agree.
3.3	Determination of Interest Periods
Every Interest Period shall be of the duration specified by the Borrowers pursuant to clause 3.2 but so that:
3.3.1	the first Interest Period in respect of each Advance shall commence on the date on which such Advance is drawn down and each subsequent Interest Period shall commence on the last day of the previous Interest Period for such Advance;
3.3.2	the first Interest Period in respect of each Advance in respect of a Ship (after the first Advance to be drawn down in respect of such Ship) shall end on the same day as the then current

Interest Period for the Tranche for such Ship and, on the last day of such Interest Period, such Advances shall be consolidated into, and shall thereafter constitute, the Tranche in respect of such Ship;
3.3.3	if any Interest Period in respect of a Tranche would otherwise overrun a Repayment Date for such Tranche, then, in the case of the last Repayment Date for such Tranche, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates for such Tranche, the relevant Tranche shall be divided into parts so that there is one part in the amount of the repayment instalment or instalments due on each Repayment Date for such Tranche falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the relevant Tranche having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and
3.3.4	if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.
3.4	Default interest
If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents (other than the Master Swap Agreements), the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin and (c) LIBOR for such period. Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2.1(a) or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to such Bank.
3.5	Notification of Interest Periods and interest rate
The Agent shall notify the Borrowers and the Banks promptly of the duration of each Interest Period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.
3.6	Market disruption; non-availability
3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:
(a)	the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)	none or only one of the Banks supplies the Agent with a quotation for the purposes of calculating LIBOR (where such a quotation is required having regard to paragraph (b) of the definition of "LIBOR" in clause 1.2); or
(c)
the Agent shall have received notification from Banks with Contributions aggregating not less than one-third (1/3rd) of the Loan (or, prior to the Drawdown Date of the first Advance to be drawn down from Banks with Commitments aggregating not less than one-third (1/3rd) of the Total Commitment), that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan or part thereof or their Contributions for such Interest Period, the Agent shall forthwith give notice (a "Determination Notice") thereof to the Borrowers and to each of the Banks. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Total Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Agent.

3.6.2	During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall certify an alternative basis (the "Alternative Basis") for maintaining its Contribution. The Alternative Basis may at the relevant Bank's sole and unfettered discretion include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank equivalent to the Margin. The Agent shall calculate the arithmetic mean of the Alternative Bases provided by the relevant Banks (the "Substitute Basis") and certify the same to the Borrowers, the Banks and the Swap Providers. The Substitute Basis so certified shall be binding upon the Borrowers, and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.
4	Repayment and prepayment
4.1	Repayment
4.1.1	The Borrowers shall repay each Tranche by forty (40) repayment instalments, one such instalment to be repaid on each of the Repayment Dates for such Tranche. Subject to the provisions of this Agreement, the amount of each of the first to thirtieth repayment instalments (inclusive) for each Tranche shall be $120,000, the amount of each of the thirty first to thirty ninth repayment instalments (inclusive) for each Tranche shall be $110,000 and the amount of the fortieth and final repayment instalment for each Tranche shall be $2,510,000 (comprising a repayment instalment of $110,000 and a balloon payment of $2,400,000 (each such balloon payment in relation to a Tranche, the "Balloon Instalment" for that Tranche)).
4.1.2	If the Total Commitment in respect of any Contract Instalment Advance, the Delivery Advance or the Additional Cost Advance relating to a Ship, is not drawn down in full, the amount of the repayment instalments in respect of the Tranche for such Ship (including the relevant Balloon Instalment) shall be reduced proportionately.
4.1.3	If the Total Commitment in respect of the Top-up Advance relating to a Ship is not drawn down in full, the amount of the Balloon Instalment in respect of the Tranche for such Ship shall be reduced by an amount equal to the part of the relevant Top-up Advance that was not drawn down.
4.2	Voluntary prepayment
The Borrowers may prepay any Tranche in whole or part (such part being in an amount of Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000)) on any Interest Payment Date relating to the part of the Tranche to be repaid without premium or penalty Provided always that if any such prepayment is made as a result of a re-financing in part or in full of the relevant part of the Loan by a bank or financial institution other than Banks, the Borrowers shall pay to the Agent a prepayment fee of zero point two five per cent (0.25%) on the amount of the Loan to be prepaid. Such fee shall be distributed by the Agent to the Banks pro-rata in accordance with their Contributions immediately prior to the relevant prepayment.
4.3	Prepayment on Total Loss or sale
4.3.1	Before first drawdown
On a Ship becoming a Total Loss or suffering damage or being involved in an incident which in the reasonable opinion of the Agent may result in such Ship being subsequently determined to be a Total Loss or on the Contract for a Ship being assigned, transferred, sold or novated to and in favour of any person, in each case before any Contract Instalment Advance for such Ship is drawn down, the obligation of the Banks to advance any Contract Instalment Advance for such Ship (or part thereof) shall immediately cease and the Total Commitment shall be reduced accordingly.
4.3.2	After first drawdown but prior to Delivery
On a Ship becoming a Total Loss or suffering damage or being involved in an incident which in the reasonable opinion of the Agent may result in such Ship being subsequently determined to be a Total Loss or on the Contract for a Ship being assigned, transferred, sold or novated to and in favour of any person, in each case after any Contract Instalment Advance for such Ship has been drawn down but prior to the drawing of the Delivery Advance for such Ship, the obligation of the Banks to advance any other Advance (or part thereof) for such Ship shall immediately cease, the Total Commitment shall be reduced accordingly and the Borrowers shall immediately prepay the Contract Instalment Advances for such Ship in full.
4.3.3	Thereafter
(a)	If a Mortgaged Ship is sold (with the prior consent of the relevant Creditors pursuant to the relevant Ship Security Documents) or becomes a Total Loss prior to the last day of the last Drawdown Period to elapse, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, prepay the Tranche relevant to such Mortgaged Ship in full (subject to clause 4.3.3(c)).
(b)	If a Mortgaged Ship is sold (with the prior consent of the relevant Creditors pursuant to the relevant Ship Security Documents) or becomes a Total Loss after the Drawdown Periods for all the Advances have elapsed, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, prepay the higher of (i) the full amount of the Tranche relevant to such Mortgaged Ship and (ii) a part of the Loan equal to the Relevant Amount (subject to clause 4.3.3(c)).
(c)	Notwithstanding sub-paragraphs (a) and (b) of this clause 4.3.3, if a Mortgaged Ship is sold (with the prior consent of the relevant Creditors pursuant to relevant Ship Security Documents) or becomes a Total Loss and an Event of Default shall have occurred and be continuing, then the Borrowers shall prepay such proportion of the Loan as the Banks may require in their absolute discretion.
4.3.4	Defined terms
For the purposes of this clause 4.3:
(a)	"Disposal Reduction Date" means:
(i)	in relation to a Mortgaged Ship which has become a Total Loss, its Total Loss Reduction Date; and
(ii)	in relation to a Mortgaged Ship which is sold in accordance with the provisions of the relevant Ship Security Documents, the date of completion of such sale by the transfer of title to such Mortgaged Ship to the purchaser in exchange for payment of the relevant purchase price;
(b)	"Total Loss Reduction Date" means, in relation to a Mortgaged Ship which has become a Total Loss, the date which is the earlier of:
(i)	the date falling ninety (90) days after that on which such Mortgaged Ship became a Total Loss; and
(ii)	the date upon which the relevant insurance proceeds are or Requisition Compensation is, received by the relevant Owner (or the relevant Creditors, as such Owner's assignees pursuant to the relevant Ship Security Documents);
(c)	"Relevant Amount" means an amount in Dollars equal to the higher of:
(A)	such amount as shall ensure that, immediately after such prepayment, the Security Value shall not be less than the Security Requirement; and
(B)	such amount as shall ensure that X is not lower than Y;
(d)	"X" is the ratio (expressed as a percentage) of:
(i)	the market value of the Mortgaged Ships (excluding the relevant Mortgaged Ship lost or sold) as determined in accordance with clause 8.2.2 to
(ii)	the aggregate amount of the Loan after deducting the amount of the relevant prepayment, immediately after the relevant prepayment is made; and
(e)	"Y" is the ratio (expressed as a percentage) of:
(i)	the market value of the Mortgaged Ships (including the relevant Mortgaged Ship lost or sold) as determined in accordance with clause 8.2.2 to
(ii)	the aggregate amount of the Loan without deducting the amount of the relevant prepayment, immediately before the relevant prepayment is made.
4.3.5	Interpretation
For the purpose of this Agreement and the other Security Documents, a Total Loss in respect of a Ship shall be deemed to have occurred:
(a)	in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;
(b)	in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;
(c)	in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and
(e)	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Owner of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.
4.3.6	Application of Total Loss and sale proceeds
Any insurance moneys or Requisition Compensation or proceeds of sale received by the Security Agent or any other Creditors (as the case may be) in respect of such Total Loss or sale of a Mortgaged Ship under the relevant Ship Security Documents, shall be applied in or towards making any prepayment and paying any other moneys required under clauses 4.3 and 4.4 and provided no Event of Default has occurred and is continuing, the balance (if any) shall be paid to the relevant Owner.
4.4	Amounts payable on prepayment
Any prepayment of all or part of the Loan under this Agreement shall be made together with:
4.4.1	accrued interest on the amount to be prepaid to the date of such prepayment;
4.4.2	any additional amount payable under clauses 6.6 or 12.2; and
4.4.3	all other sums payable by the Borrowers to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1 and any amounts payable under clause 11.
4.5	Notice of prepayment; reduction of repayment instalments
4.5.1	No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Agent at least thirty (30) days' prior written notice of their intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the Tranche and the amount thereof to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.
4.5.2	Any amount prepaid pursuant to clause 4.2 in respect of a Tranche shall be applied in reducing the repayment instalments (including the relevant Balloon Instalment) of the relevant Tranche under clause 4.1, proportionately.
4.5.3	Any amounts prepaid pursuant to clause 4.3.3(b) shall be applied, first, in full prepayment of the Tranche relevant to the Ship lost or sold and, secondly, in reducing the repayment instalments (including the relevant Balloon Instalments) of the other Tranches under clause 4.1.1 proportionately (and proportionately as between such other Tranches).
4.5.4	Any amount prepaid pursuant to clause 4.3.3(c) shall be applied in reducing such Tranches, and in such manner, as the Banks may require in their absolute discretion.
4.5.5	Any amount prepaid pursuant to clause 8.2.1(a) shall be applied in prepayment of all Tranches proportionately as between them and in reduction of the repayment instalments (including the Balloon Instalments) of each Tranche under clause 4.1.1 in inverse order of their due dates for payment.
4.5.6	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement. No amount prepaid under this Agreement may be re-borrowed.

4.6	Unwinding of Designated Transactions
On or prior to any repayment or prepayment of all or part of the Loan (including, without limitation, pursuant to clauses 4.2, 4.3 or 8.2.1(a) or any other provision of this Agreement), the Borrowers shall, upon the request of the Agent, wholly or partially reverse, offset, unwind, cancel, close out, net out or otherwise terminate one or more of the continuing Designated Transactions under the Master Swap Agreements or either of them so that the notional principal amount of the continuing Designated Transactions thereafter remaining under both Master Swap Agreements does not, and will not in the future (taking into account the scheduled amortisation), exceed the amount of the Loan as reducing from time to time thereafter pursuant to clause 4.1.
4.7	Cancellation of Commitments
The Borrowers may at any time during the relevant Drawdown Period(s) by notice to the Agent (effective only on actual receipt) cancel, with effect from a date not less than thirty (30) days after the receipt by the Agent of such notice, the whole or any part (being Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000)) of the Total Commitment which is then available for drawing but has not then been borrowed or requested in a Drawdown Notice. Any such notice of cancellation, once given, shall be irrevocable, shall specify the Advance(s) and the amount thereof to be cancelled and upon such cancellation taking effect the Commitment of each Bank shall be reduced proportionately
5	Fees, commitment commission and expenses
5.1	Fees
The Borrowers shall pay to the Agent:
5.1.1	for the account of the Arranger and the Banks, an arrangement and participation fee of such amount and payable at such time and in such manner as specified in the Fee Letter. Such arrangement and participation fee shall be distributed by the Agent to the Arranger and the Banks in such proportions as separately agreed between the Arranger and each Bank; and
5.1.2	for the account of each Bank, on 24 August 2005 and on each of the dates falling at three (3) monthly intervals thereafter until the last day of the last Drawdown Period to elapse and on such day, commitment commission computed from 24 May 2005 (in the case of the first payment of commission) and from the date of the preceding payment of commission (in the case of each subsequent payment), at the rate of zero point four zero per cent (0.40%) per annum on the daily undrawn amount of such Bank's Commitment.
The fee and commitment commission referred to in clause 5.1 shall be payable by the Borrowers to the Agent, whether or not any part of the Total Commitment is ever advanced and shall, in each case, be non-refundable.
5.2	Expenses
The Borrowers shall pay to the Agent on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Creditors or any of them:
5.2.1	in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents and the syndication of the Loan; and
5.2.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).
5.3	Value added tax
All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.
5.4	Stamp and other duties
The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by any of the Creditors) imposed on or in connection with any of the Underlying Documents, the Security Documents or the Loan and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.
6	Payments and taxes; accounts and calculations
6.1	No set-off or counterclaim
The Borrowers acknowledge that in performing their obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrowers gross on the due date in order that each of the Banks is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such bank and in such place as the Agent may from time to time specify for this purpose. Save as otherwise provided in this Agreement or any relevant Security Documents, such payments shall be for the account of all Banks and the Agent shall distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their respective Commitment (if prior to the first drawdown) or Contribution (if following the first drawdown).
6.2	Payment by the Banks
All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the Drawdown Notice for such Advance.
6.3	Non-Banking Days
When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.
6.4	Calculations
All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) days year.

6.5	Certificates conclusive
Any certificate or determination of the Agent as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers and on the Banks.
6.6	Grossing-up for Taxes - by the Borrowers
6.6.1	If at any time the Borrowers or any of them are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor or if the Agent or the Security Agent is required to make any deduction or withholding from a payment to another Creditor or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers or any of them in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrowers or any of them to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.
6.6.2	For the avoidance of doubt, clause 6.6.1 does not apply in respect of sums due from the Borrowers to a Swap Provider under or in connection with either Master Swap Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the relevant Master Swap Agreement shall apply.
6.7	Loan account
Each Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Agent and/or the Security Agent shall maintain a control account (being, in the case of any Mortgage which is in statutory form, the "Account Current" referred to in such Mortgage) showing the Loan and other sums owing by the Borrowers under the Security Documents and all payments in respect thereof being made from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.
6.8	Agent may assume receipt
Where any sum is to be paid under the Security Documents to the Agent or, as the case may be, the Security Agent for the account of another person, the Agent or, as the case may be, the Security Agent may assume that the payment will be made when due and the Agent or, as the case may be, the Security Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent or, as the case may be, the Security Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent or, as the case may be, the Security Agent together with interest thereon sufficient to compensate the Agent or, as the case may be, the Security Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent or, as the case may be, the Security Agent for any and all loss or expense which the Agent or, as the case may be, the Security Agent may sustain or incur as a consequence of such sum not having been paid on its due date.
6.9	Partial payments
If, on any date on which a payment is due to be made by the Borrowers under any of the Security Documents, the amount received by the Agent from the Borrowers falls short of the total amount of the payment due to be made by the Borrowers on such date then, without prejudice to any rights or remedies available to the Agent, the Security Agent and the Banks under any of the Security Documents, the Agent shall apply the amount actually received from the Borrowers in or towards discharge of the obligations of the Borrowers under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrowers:
6.9.1	first, in or towards payment, on a pro-rata basis, of any unpaid costs and expenses of the Agent and the Security Agent under any of the Security Documents;
6.9.2	secondly, in or towards payment, on a pro rata basis, of any fees and accrued commitment commission payable to the Arranger, the Agent or any of the other Creditors under, or in relation to, the Security Documents which remain unpaid;
6.9.3	thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest which shall have become due under any of the Security Documents but remains unpaid;
6.9.4	fourthly, in or towards payment to the Banks, on a pro rata basis, of any principal amount which shall have become due but remains unpaid;
6.9.5	fifthly, in or towards payment to the Banks, on a pro rata basis, for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;
6.9.6	sixthly, in or towards payment to a Swap Provider of any sums owing to it under the relevant Master Swap Agreement (and if sums are owing under both Master Swap Agreements, proportionately as between the Swap Providers); and
6.9.7	seventhly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).
The order of application set out in clauses 6.9.2 to 6.9.6 may be varied by the Agent if the Majority Banks so direct, without any reference to, or consent or approval from, the Borrowers.
7	Representations and warranties
7.1	Continuing representations and warranties
The Borrowers jointly and severally represent and warrant to each Creditor that:
7.1.1	Due incorporation
each of the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing, under the laws of their respective countries of incorporation as corporations or as limited liability companies and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;
7.1.2	Corporate power
each of the Borrowers has power to execute, deliver and perform its obligations under the Underlying Documents and the relevant Borrowers' Security Documents to which it is or is to be a party and to borrow the Total Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3	Binding obligations
the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;
7.1 4	No conflict with other obligations
the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Borrowers or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of any of the Borrowers or any other Security Party or (iv) result in the creation or imposition of or oblige any of the Borrowers or any of their Related Companies or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Borrowers or their Related Companies or any other Security Party;
7.1.5	No litigation
no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of any of the Borrowers, threatened against any of the Borrowers or any of their Related Companies or any other Security Party which could have a material adverse effect on the business, assets or financial condition of any of the Borrowers or any of their Related Companies or any other Security Party;
7.1.6	No filings required
save for the registration of each of the Mortgages in the relevant register under the laws of the relevant Flag State through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;
7.1.7	Choice of law
the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages and the Operating Account Pledges), the choice of (i) the law of the relevant Flag State to govern each Mortgage and (ii) Greek law to govern the Operating Account Pledges, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the Greek courts, are valid and binding;
7.1.8	No immunity
neither the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);
7.1.9	Financial statements correct and complete
the unaudited combined financial statements of the Manager's Related Companies in respect of the financial year ended on 31 December 2004 as delivered to the Agent have been prepared in accordance with generally accepted international accounting principles and practices which have been consistently applied and present fairly and accurately the combined financial position of the Manager's Related Companies as at such date and the combined results of the operations of the Manager's Related Companies for the financial year ended on such date and, as at such date, none of its Related Companies had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements; and
7.1.10	Consents obtained
every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is or is to be a party or the performance by each Security Party of its obligations under the Security Documents or the Underlying Documents to which it is or is to be a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.
7.2	Initial representations and warranties
The Borrowers jointly and severally further represent and warrant to each Creditor that:
7.2.1	Pari passu
the obligations of each Borrower under this Agreement are direct, general and unconditional obligations of such Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower except for obligations which are mandatorily preferred by operation of law and not by contract;
7.2.2	No default under other Indebtedness
(a)	none of the Borrowers nor any of their respective Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound; and
(b)	neither of the Builders nor any Refund Guarantor is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound;
7.2.3	Information
the information, exhibits and reports furnished by or on behalf of any Security Party to the Creditors or any of them in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;
7.2.4	No withholding Taxes
no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents to which such Security Party is or is to be a party or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default
no Default has occurred and is continuing;
7.2.6	No Default under Contracts or Refund Guarantees
no Borrower is in default of any of its obligations under the relevant Contract or the relevant Supervision Agreement or any of its obligations upon the performance or observance of which depends the continued liability of any Refund Guarantor in accordance with the terms of any Refund Guarantee relating to such Borrower's Ship;
7.2.7	No Encumbrance in respect of pre-delivery security
no Borrower has previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to the relevant Contract, the relevant Supervision Agreement or any Refund Guarantee relating to such Borrower's Ship and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents;
7.2.8	The Ships
each Ship will, on the Drawdown Date of the Delivery Advance relevant to such Ship, be:
(a)	in the absolute ownership of the relevant Borrower who will, on and after such Drawdown Date, be the sole, legal and beneficial owner of such Ship;
(b)	registered through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;
(c)	operationally seaworthy and in every way fit for service; and
(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;
7.2.9	Ships' employment
none of the Ships is nor will, on or before the Drawdown Date of the Delivery Advance relevant to such Ship, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Agent or, as the context may require, the Security Agent and, on or before the Drawdown Date of the Delivery Advance relevant to such Ship, there will not be any agreement or arrangement whereby the Earnings of such Ship may be shared with any other person;
7.2.10	Freedom from Encumbrances
no Ship, nor its Earnings, Insurances or Requisition Compensation nor the Operating Accounts nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date of the Delivery Advance relevant to such Ship, subject to any Encumbrance (other than any Permitted Encumbrances);
7.2.11	Compliance with Environmental Laws and Approvals
except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent:
(a)	the Borrowers and the other Relevant Parties and, to the best of the Borrowers' knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)	the Borrowers and the other Relevant Parties and, to the best of the Borrowers' knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and
(c)	neither the Borrowers nor any other Relevant Party nor, to the best of the Borrowers' knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrowers or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;
7.2.12	No Environmental Claims
except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there is no Environmental Claim pending or, to the best of the Borrowers' knowledge and belief, threatened against any Owner or any Ship or any other Relevant Party or any other Relevant Ship or to the best of the Borrowers' knowledge and belief (having made due enquiry) any of their respective Environmental Affiliates;
7.2.13	No potential Environmental Claims
except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to an Owner nor, to the best of the Borrowers' knowledge and belief (having made due enquiry), from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;
7.2.14	No material adverse change
there has been no material adverse change in the financial position or the business of any Security Party or any other member of the Group, from that described by or on behalf of the Borrowers to the Creditors or any of them in the negotiation of this Agreement (or, in the case of the Naxos Owner, in the negotiation of the Tenth Supplemental Agreement);
7.2 15	Copies true and complete
the copies or originals of the Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 are, or will when delivered be, true and complete copies or, as the case may be, originals of such documents; and such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there have been no amendments or variations thereof or defaults thereunder;
7.2.16	ISPS Code
on the Drawdown Date of the Delivery Advance for a Ship, the relevant Borrower shall have a valid and current ISSC in respect of that Ship and such Ship shall be in compliance with the ISPS Code;
7.2.17	Borrowers' own account
in relation to the borrowing by each Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, each Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended)); and

7.2.18	Shareholdings
(a)	each of the Borrowers and the Naxos Owner is a wholly-owned direct Subsidiary of the Aegean Shipholdings Guarantor and each of the Aegean Shipholdings Guarantor and the Manager is a wholly-owned direct Subsidiary of the Aegean Marine Guarantor; and
(b)	no less than 15% of the total issued voting share capital of the Aegean Marine Guarantor is ultimately beneficially owned by Mr Dimitrios Melisanidis; and
(c)	no person, or persons acting in concert (other than Mr Dimitrios Melisanidis) are the ultimate beneficial owners of more than 50% (or of any other percentage higher than that owned by Mr Dimitrios Melisanidis), of the total issued voting share capital of the Aegean Marine Guarantor or have the control of the Aegean Marine Guarantor or of its board of directors.
7.3	Repetition of representations and warranties
On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrowers shall:
(a)	be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day; and
(b)	be deemed to further represent and warrant to each of the Creditors that the then latest audited financial statements delivered to the Agent by the Borrowers (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group and the financial position of the Borrowers and the Naxos Owner, respectively, as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group and the results of the operations of the Borrowers and the Naxos Owner, respectively, for the financial period to which the same relate and, as at the end of such financial period, no member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.
8	Undertakings
8.1	General
The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, each Borrower will:
8.1.1	Notice of Default
(a)	promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents to which it is or is to be a party and, without limiting the generality of the foregoing, will inform the Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing; and
(b)	promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability or rights of any Borrower to make any claims under the Contract or the Supervision Agreement or any Refund Guarantee relating to such Borrower's Ship or which might reduce or release any of the obligations of the Builders or either of them under such Contract or of Iota under such Supervision Agreement or of the relevant Refund Guarantor under such Refund Guarantee (as the case may be);

8.1.2	Consents and licences
without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents;
8.1.3	Use of proceeds
use the Loan or, as the case may be, the Advances exclusively for the purposes specified in clauses 1.1 and 2.5;
8.1.4	Pari passu
ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;
8.1.5	Financial statements
prepare or cause to be prepared:
(a)	consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (starting with the financial year ended on 31 December 2006) and cause the same to be reported on by their auditors;
(b)	consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial quarter (starting with the financial quarter ending 31 March 2007); and
(c)	unaudited financial statements of the Borrowers and the Naxos Owner in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year, and, in each case, deliver as many copies of the same as the Agent may reasonably require as soon as practicable but not later than ninety (90) days (in the case of the audited financial statements) or forty five (45) days (in the case of the unaudited financial statements) after the end of the financial period to which they relate;
8.1.6	Delivery of reports
deliver to the Agent sufficient copies for all the Banks of every report, circular, notice or like document issued by any Relevant Party to its shareholders or creditors generally;
8.1.7	Provision of further information
provide the Agent, and procure that the Naxos Owner, the Corporate Guarantors and the Manager shall provide the Agent, with such financial or other information concerning any Borrower, the Naxos Owner, their Related Companies, the other Security Parties and their respective Related Companies and their respective affairs (including, without limitation, their activities, financial standing, Indebtedness and operations and the performance of the Ships) as the Agent, any Bank or the Swap Providers (each acting through the Agent) may from time to time require;

8.1.8	Obligations under Security Documents
and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents to which it is a party;
8.1.9	Compliance with Code
and will procure that any Operator and each Owner will, comply with and ensure that each Ship and any Operator complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;
8.1.10	Withdrawal of DOC and SMC
and will procure that any Operator and each Owner will, immediately inform the Agent if there is any threatened or actual withdrawal of such Operator's DOC or the SMC in respect of any of the Ships;
8.1.11	Issuance of DOC and SMC
and will procure that any Operator and each Owner will, promptly inform the Agent upon the issue to any Owner or any Operator of a DOC and to any of the Ships of an SMC or the receipt by any Owner or any Operator of notification that its application for the same has been refused;
8.1.12	ISPS Code compliance
and will procure that the Manager or any Operator and each Owner will:
(a)	from the Drawdown Date of the Delivery Advance of a Ship and at all times thereafter, maintain a valid and current ISSC respect of that Ship;
(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of a Ship; and
(c)	procure that, from the Drawdown Date of the Delivery Advance of a Ship and at all times thereafter, that Ship complies with the ISPS Code; and
8.1.13	Charters
provided the relevant Owner has first obtained the consent of the Security Agent or any other Creditors in accordance with the relevant Ship Security Documents and/or clause 8.5, (i) procure that each Owner will deliver to the Agent, a certified copy of each time charter or other contract of employment (excluding any time-charters entered into with any of its Related Companies) of its Ship with a tenor (including any options to extend) exceeding twelve (12) months, forthwith after its execution, (ii) procure that each Owner will forthwith on the Agent's request execute (1) a specific assignment of any such time charter or other contract of employment in favour of the Security Agent and/or any other Creditors in a form acceptable to the Agent in its sole discretion and (2) any notice of assignment required in connection therewith in a form acceptable to the Agent in its sole discretion, and promptly procure the acknowledgement of any such notice of assignment by the relevant charterer in a form acceptable to the Agent in its sole discretion, and (iii) pay all legal and other costs incurred by any Creditor in connection with any such specific assignments, forthwith following the Agent's demand.

8.2	Security value maintenance
8.2.1	Security shortfall
If, at any time after the earlier of (i) the Drawdown Date of the last Delivery Advance to be drawn down and (ii) the last day of the last Drawdown Period to elapse, the Security Value shall be less than the Security Requirement, the Agent (acting on the instructions of the Majority Banks) shall give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall either:
(a)	prepay within a period of thirty (30) days of the date of receipt by the Borrowers of the Agent's said notice such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or
(b)	within thirty (30) days of the date of receipt by the Borrowers of the Agent's said notice constitute to the satisfaction of the Agent such further security for the Loan and any amounts owing under the Master Swap Agreements as shall be acceptable to the Banks having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.
The provisions of clauses 4.4 and 4.5 shall apply to prepayments under clause 8.2.1(a).
8.2.2	Valuation of Mortgaged Ships
Each Mortgaged Ship shall, for the purposes of this Agreement, be valued in Dollars as and when the Agent (acting on the instructions of the Majority Banks) shall require (and at least once every calendar year) by two (2) Approved Brokers selected by the Borrowers or, failing such selection by the Borrowers, appointed by the Agent in its discretion. Each such valuation shall be made without, unless required by the Agent, physical inspection, and on the basis of a sale for prompt delivery for cash at arm's length, on normal commercial terms, as between a willing buyer and a willing seller, without taking into account the benefit of any charterparty or other engagement concerning the relevant Mortgaged Ship. The arithmetic mean of such two (2) valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.
The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2.2 shall be binding upon the parties hereto until such time as any further such valuation shall be obtained.
8,2.3	Information
The Borrowers jointly and severally undertake with the Creditors to supply to the Agent and to any such shipbrokers such information concerning each Mortgaged Ship and its condition as such shipbroker may require for the purpose of making any such valuation.
8.2.4	Costs
All costs in connection with the Agent obtaining any valuation of each of the Mortgaged Ships referred to in clause 8.2.2, any valuation referred to in Schedule 3 , Part 6, paragraph 3 and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers.

8.2.5	Valuation of additional security
For the purposes of this clause 8.2, the market value of any additional security provided or to be provided to the Creditors or any of them shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason therefor.
8.2.6	Documents and evidence
In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in Schedule 3 as may in the Agent's opinion be appropriate and such favourable legal opinions as the Agent shall in its absolute discretion require.
8.3	Negative undertakings
The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, they will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):
8.3.1	Negative pledge
permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any Relevant Party or any other person;
8.3.2	No merger
merge or consolidate with any other person;
8.3.3	Disposals
sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part of their present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;
8.3.4	Other business
undertake any business other than the ownership and operation of the Ships and will procure that no Corporate Guarantor nor the Naxos Owner will, without the prior written consent of the Agent (acting on the instructions of the Majority Banks), undertake any business other than that conducted by it at the date of this Agreement;
8.3.5	Acquisitions
acquire any further assets other than their own Ship and rights arising under contracts entered into by or on behalf of the Owners in the ordinary course of their businesses of owning, operating and chartering their own Ship;
8.3.6	Other obligations
incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of their business of owning, operating and chartering their own Ship;
8.3.7	No borrowing
incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.8	Repayment of borrowings
repay or prepay the principal of, or pay interest on or any other sum in connection with any of their Borrowed Money except for Borrowed Money pursuant to the Security Documents;
8.3.9	Guarantees
issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except (a) pursuant to the Security Documents and (b) for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship;
8 3.10	Loans
make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;
8.3.11	Sureties
permit any Indebtedness of any Borrower to any person (other than the Creditors pursuant to the Security Documents) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship);
8.3.12	Share capital and distribution
purchase or otherwise acquire for value any shares of their capital or declare or pay any dividends or distribute any of their present or future assets, undertakings, rights or revenues to any of their shareholders;
8.3.13	Subsidiaries
form or acquire any Subsidiaries; or
8.3.14	Hedging arrangements
enter into any interest rate, currency or other swaps, forward exchange contracts, futures or other derivative transactions with any person other than with the Swap Providers pursuant to the Master Swap Agreements and other than on terms and conditions agreed between the relevant Swap Provider and the Borrowers.
8.4	Pre-delivery positive undertakings
The Borrowers hereby jointly and severally undertake and agree with each Creditor that they will:
8.4.1	Conveyance on default
where any Ship is (or is to be) sold in exercise of any power contained in the relevant Pre-delivery Security Assignment or otherwise conferred on the Security Agent or any other Creditor, procure that the relevant Borrower shall execute, forthwith upon request by the Agent, such form of conveyance of such Ship as the Agent may require;

8.4.2	Flag State
not later than thirty (30) days prior to the Delivery Date of a Ship, obtain the Agent's written approval of the Flag State for such Ship; and
8.4.3	Mortgage
immediately upon Delivery of a Ship, procure that the relevant Borrower shall execute, and procure the registration of, the Mortgage for such Ship under the laws and flag of the relevant Flag State.
8.5	Pre-delivery negative undertaking
The Borrowers hereby jointly and severally further undertake and agree with each Creditor that they will not, without the prior written consent of the Agent acting on the instructions of the Majority Banks (which consent the Agent and the Banks shall have full liberty to withhold) and then, if such consent is given, only subject to such conditions as the Agent (acting on the instructions of the Majority Banks) may impose, let or agree to let any Ship:
8.5.1	on demise charter for any period; or
8.5.2	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve (12) months' duration; or
8.5.3	on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or
8.5.4	below the market rate prevailing at the time when the relevant Ship is fixed.
9	Conditions
9.1	Documents and evidence
9.1.1	Commitments
The obligation of each Bank to make its Commitment available shall be subject to the condition that the Agent or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of Schedule 3 , in form and substance satisfactory to the Agent.
9.1.2	First Contract Instalment Advances
The obligation of the Banks to make available the first Contract Instalment Advance in respect of any Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the first Contract Instalment Advance for such Ship, the documents and evidence specified in Part 2 of Schedule 3 in respect of such Ship, in form and substance satisfactory to the Agent.
9.1.3	Second, third and fourth Contract Instalment Advances
The obligation of the Banks to make available any of the second, the third or the fourth Contract Instalment Advance in respect of any Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Contract Instalment Advance for such Ship, the documents and evidence specified in Part 3 of Schedule 3 in respect of such Ship and such Advance, in form and substance satisfactory to the Agent.

9.1.4	Delivery Advances
The obligation of the Banks to make available the Delivery Advance in respect of any Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the Delivery Advance for such Ship, the documents and evidence specified in Part 4 of Schedule 3 in respect of such Ship, in form and substance satisfactory to the Agent.
9.1.5	Additional Cost Advances
The obligation of the Banks to make available the Additional Cost Advance in respect of any Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the Additional Cost Advance for such Ship, the documents and evidence specified in Part 5 of Schedule 3 in respect of such Ship, in form and substance satisfactory to the Agent.
9.1.6	Top-up Advances
The obligation of the Banks to make available the Top-up Advance in respect of any Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the Top-up Advance for such Ship, the documents and evidence specified in Part 6 of Schedule 3 in respect of such Ship, in form and substance satisfactory to the Agent
9.2	General conditions precedent
The obligation of the Banks to make any Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:
9.2.1	the representations and warranties contained in (a) clauses 7.1, 7.2 and 7.3(b) of this Agreement and (b) clause 4 of each Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and
9.2.2	no Default shall have occurred and be continuing or would result from the making of the relevant Advance.
9.3	Waiver of conditions precedent
The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part and with or without conditions.
9.4	Further conditions precedent
Not later than five (5) Banking Days prior to each Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Agent (acting on the instructions of the Majority Banks) may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Agent on such request further relevant certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.
10	Events of Default
10.1	Events
There shall be an Event of Default if:
10.1.1	Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or
10.1.2	Master Swap Agreements: (a) an Event of Default or Potential Event of Default (in each case as defined in the relevant Master Swap Agreement) has occurred and is continuing with a Borrower as the Defaulting Party (as defined in the relevant Master Swap Agreement) under either Master Swap Agreement or (b) an Early Termination Date has occurred or has been or become capable of being effectively designated under either Master Swap Agreement by the relevant Swap Provider or (c) either Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or
10.1 3	Breach of Insurance and certain other obligations: any of the Owners or, as the context may require, the Manager or any other person fails to obtain and/or maintain the Insurances for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of the Owners or any of them or any other person or any of the Borrowers commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.2 or 8.3 or 8.4 or 8.5 or any of the Corporate Guarantors commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 5.2 of the relevant Corporate Guarantee or the Naxos Owner commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under clauses 5.2 or 5.3 of the Naxos Guarantee; or
10.1.4	Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Agent (following consultation with the Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within fourteen (14) days of the Agent notifying the relevant Security Party of such default and of such required action; or
10.1.5	Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or
10.1.6	Cross-default: any Indebtedness of any Security Party or any other Restricted Company is not paid when due or any Indebtedness of any Security Party or any other Restricted Company becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party or any other Restricted Company of a voluntary right of prepayment), or any creditor of any Security Party or any other Restricted Company becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party or any other Restricted Company relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party or other Restricted Company shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party's or other Restricted Company's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party or other Restricted Company in respect of Indebtedness is not honoured when due and called upon; or
10.1.7	Legal process: any judgment or order made against any Security Party or other Restricted Company is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party or other Restricted Company and is not discharged within seven (7) days; or

10.1.8	Insolvency: any Security Party or other Restricted Company is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or
10.1.9	Reduction or loss of capital: a meeting is convened by any Security Party or other Restricted Company for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or
10.1.10	Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Security Party or other Restricted Company or an order is made or resolution passed for the winding up of any Security Party or other Restricted Company or a notice is issued convening a meeting for the purpose of passing any such resolution; or
10.1.11	Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or other Restricted Company or the Agent believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party or other Restricted Company; or
10.1.12	Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or other Restricted Company or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party or other Restricted Company; or
10 1.13	Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or other Restricted Company or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or
10.1.14	Analogous proceedings: there occurs, in relation to any Security Party or other Restricted Company, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Security Party or other Restricted Company otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or
10.1.15	Cessation of business: any Security Party or other Restricted Company or any other Restricted Company suspends or ceases or threatens to suspend or cease to carry on its business; or
10.1.16	Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or other Restricted Company are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or
10.1.17	Invalidity: any of the Security Documents and the Underlying Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents and the Underlying Documents shall at any time and for any reason be contested by any Security Party or other Restricted Company which is a party thereto, or if any such Security Party or Restricted Company shall deny that it has any, or any further, liability thereunder; or
10.1.18	Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for a Creditor to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or
10.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or
10.1.21	Material adverse change: there occurs, in the opinion of the Agent (following consultation with the Banks), a material adverse change in the financial position or business of any Security Party or any other member of the Group by reference to the financial position or (as the case may be) business of such Security Party or other member of the Group, as described by or on behalf of any Borrower or any other Security Party to the Creditors or any of them in the negotiation of this Agreement (or, in the case of the Naxos Owner, in the negotiation of the Tenth Supplemental Agreement); or
10.1.22	Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner and the relevant Owner shall fail to procure the release of such Ship within a period of seven (7) days thereafter; or
10.1.23	Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Majority Banks or the registration of such Ship is not renewed at least forty-five (45) days prior to the expiry of such registration; or
10.1.24	Unrest: the relevant Flag State of any Ship becomes involved in hostilities or civil war or there is a seizure of power in the relevant Flag State of any Ship by unconstitutional means; or
10.1.25	Environment: any Borrower and/or the Naxos Owner and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim; or
10.1.26	P&I: any of the Owners or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which such a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or
10.1.27	Shareholdings:
(a)	there is any change in the legal and/or ultimate beneficial ownership of any of the shares of the Aegean Marine Guarantor from that existing on the date of this Agreement, which results in Mr Dimitrios Melisanidis being the ultimate beneficial owner of less than 15% of the total issued voting share capital of the Aegean Marine Guarantor at any time; or
(b)	any person, or persons acting in concert (other than Mr Dimitrios Melisanidis) become at any time the ultimate beneficial owners of more than 50% (or of a percentage higher than that then owned by Mr Dimitrios Melisanidis) of the total issued voting share capital of the Aegean Marine Guarantor, or obtain, have or exercise the control of the Aegean Marine Guarantor or of its board of directors at any time; or
(c)	Mr Dimitrios Melisanidis does not have or exercise the control of the Aegean Marine Guarantor at any time; or
(d)	at any time (i) any of the Borrowers or the Naxos Owner ceases to be a wholly-owned direct Subsidiary of the Aegean Shipholdings Guarantor or (ii) either of the Aegean

Shipholdings Guarantor or the Manager ceases to be a wholly-owned direct Subsidiary of the Aegean Marine Guarantor; or
10.1.28	Termination or variation of, or dispute under, Contracts or Supervision Agreements: any Contract or Supervision Agreement is terminated or rescinded for any reason whatsoever; or any Contract or Supervision Agreement is frustrated; or any Contract or Supervision Agreement is varied in any manner not permitted by or pursuant to the relevant Pre-delivery Security Assignment or this Agreement; or there is any material dispute or litigation or any other material proceedings between the relevant parties under or in respect of any Contract or Supervision Agreement; or
10.1.29	Termination of Refund Guarantees: any Refund Guarantee is repudiated, cancelled, rescinded or otherwise terminated or expires (other than by the return of such Refund Guarantee by the relevant Borrower to the Builders or either of them and/or any Refund Guarantor following the Delivery of the relevant Ship); or
10.1 30	Non-Delivery of Ship or non-drawing of Delivery Advance: any Ship is not delivered to, and accepted by, the relevant Borrower under the relevant Contract or the Delivery Advance for such Ship is not drawn down, in either case, on or before the end of the Drawdown Period for the Delivery Advance relevant to such Ship; or
10 1 31	Payments under Refund Guarantees: any claim made under any Refund Guarantee is not paid within twenty (20) Banking Days of it being made and whether or not such claim has been referred to arbitration pursuant to the relevant Refund Guarantee Provided however that, if there is a related claim made under the relevant Contract which has been referred to arbitration thereunder, it shall not be an Event of Default unless the relevant claim under the relevant Refund Guarantee has not been paid within one hundred and eighty (180) days of it being made; or
10.1.32	Operating Accounts: moneys are withdrawn from any of the Operating Accounts other than in accordance with clause 14 or clause 5.3 of the Naxos Guarantee; or
10.1.33	Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or
10.1.34	Listing: the shares of the Aegean Marine Guarantor are de-listed or suspended from, or cease to trade (whether temporarily or permanently) on, the New York Stock Exchange; or
10.1.35	Breach of Ministerial Decision: the Naxos Owner commits any breach of the Ministerial Decision or cancels or varies the Ministerial Decision without the prior written consent of the Agent (which consent the Agent shall have full liberty to withhold); or
10.1.36	Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Agent (following consultation with the Banks), is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or any of the Underlying Documents or (ii) the security created by any of the Security Documents.
10.2	Acceleration
The Agent may, and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the occurrence of an Event of Default by notice to the Borrowers declare that:

10.2.1	the obligation of each Bank to make available its Commitment shall be terminated, whereupon the Total Commitment shall be reduced to zero forthwith; and/or
10.2.2	the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.
10.3	Demand basis
If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (and if so instructed by the Majority Banks shall) by written notice to the Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.
10.4	Position of Swap Providers
Neither the Agent nor the Security Agent shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this clause 10, to have any regard to the requirements of the Swap Providers except to the extent that either such Swap Provider is also a Bank.
11	Indemnities
11.1	Miscellaneous indemnities
The Borrowers shall on demand indemnify each Creditor, without prejudice to any of such Creditor's other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:
11.1.1	any default in payment of any sum under any of the Security Documents when due;
11.1.2	the occurrence of any other Event of Default;
11.1.3	any prepayment or reduction of a Tranche or part thereof being made under clauses 4.3, 8.2.1(a) or 12.1 or any other repayment or prepayment of a Tranche or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Tranche prepaid or repaid; or
11.1.4	any Advance not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice for such Advance has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred by the relevant Creditor in maintaining or funding its Contribution or, as the case may be, its Commitment (or any part thereof) or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, its Commitment (or any part thereof) or any other amount owing to such Creditor.
11.2	Currency indemnity
If any sum due from any of the Borrowers under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrowers or any of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency
11.3	Environmental indemnity
The Borrowers shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.
11.4	Central Bank or European Central Bank reserve requirements indemnity
The Borrowers shall on demand promptly indemnify each Bank against any cost incurred or loss suffered by such Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to such Bank's Commitment and/or Contribution or deposits obtained by it to fund the whole or part of its Contribution and to the extent such cost or loss is not recoverable by such Bank under clause 12.2.
12	Unlawfulness and increased costs
12.1	Unlawfulness
If it is or becomes contrary to any law or regulation for any Bank to contribute to an Advance or to maintain its Commitment or fund the Loan, such Bank shall promptly, through the Agent, give notice to the Borrowers whereupon (a) such Bank's Commitment shall be reduced to zero and (b) the Borrowers shall be obliged to prepay such Bank's Commitment either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement and/or the Master Swap Agreements or any of them.
12.2	Increased costs
If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which a Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:
12.2.1	subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping such Bank's Commitment available or maintaining or funding all or part of such Bank's Contribution; and/or
12.2.3	reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or
12.2.4	reduce any Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank's obligations under any of the Security Documents; and/or
12.2.5	require any Bank or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by such Bank under any of the Security Documents; and/or
12.2.6	require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):
(a)	such Bank shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and
(b)	the Borrowers shall on demand made at any time whether or not such Bank's Contribution has been repaid, pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment , forgone return or loss.
For the purposes of this clause 12.2 "holding company" means the company or entity (if any) within the consolidated supervision of which a Bank is included.
12.3	Exception
Nothing in clause 12.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.
13	Security, set-off and pro-rata payments
13.1	Application of moneys
All moneys received by the Agent and/or the Security Agent under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1, shall be applied in the following manner:
13.1.1	first, in or towards payment of all unpaid costs and expenses which may be owing to the Agent and/or the Security Agent or either of them under any of the Security Documents;
13.1.2	secondly, in or towards payment of any unpaid fees and commitment commission payable to the Creditors or any of them;
13.1.3	thirdly, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;
13.1.4	fourthly, in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.5	fifthly, in or towards payment to any Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;
13.1.6	sixthly, in or towards payment to a Swap Provider of any sums owing to it under the relevant Master Swap Agreement (and if any sums are owing under both Master Swap Agreements, proportionately as between such Swap Providers);
13.1.7	seventhly, in or towards payment to any Creditor of any other sums owing to it under any of the Security Documents; and
13.1.8	eighthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.
13.2	Set-off
13.2.1	The Borrowers authorise each Creditor (without prejudice to any of such Creditor's rights at law, in equity or otherwise), at any time and without notice to the Borrowers, to apply any credit balance to which the Borrowers or any of them is then entitled standing upon any account of the Borrowers or any of them with any branch of such Creditor in or towards satisfaction of any sum due and payable from the Borrowers or any of them to such Creditor under any of the Security Documents. For this purpose, each Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.
13.2.2	No Creditor shall be obliged to exercise any right given to it by this clause 13.2. Each Creditor shall notify the Borrowers through the Agent forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Creditors.
13.2.3	Nothing in this clause 13.2 shall be effective to create a charge or other security interest.
13.3	Pro rata payments
13.3.1	If at any time any Bank (the "Recovering Bank") receives or recovers any amount owing to it by the Borrowers under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clauses 6.1 or 6.9 (not being a payment received from a Transferee Bank or a sub-participant in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 5, 6.6, 11.1, 11.2, 12.1, or 12.2), the Recovering Bank shall, within two (2) Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 6.1 or 6.9 (as the case may be) then:
(a)	within two (2) Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;
(b)	the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.9; and
(c)	as between the Borrowers and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.
13.3.2	If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the

Recovering Bank such Bank's pro-rata share of the amount which has to be refunded by the Recovering Bank.
13.3.3	Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purposes of this clause 13.3.
13.3.4	Notwithstanding the foregoing provisions of this clause 13.3, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).
13.4	No release
For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.3 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.
13.5	No charge
The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.
13.6	Further assurance
The Borrowers jointly and severally undertake with each Creditor that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of each Bank enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Majority Banks may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.
13.7	Conflicts
In the event of any conflict between this Agreement and any of the other Borrowers' Security Documents, the provisions of this Agreement shall prevail.
14	Operating Accounts
14.1	General
The Borrowers jointly and severally undertake with each Creditor that they will:
14.1.1	on or before the Drawdown Date of the first Advance to be drawn down, open each of the Operating Accounts (other than the Naxos Operating Account) and procure that the Naxos Owner will open the Naxos Operating Account in accordance with the terms of the Tenth Supplemental Agreement; and
14.1.2	procure that all moneys payable to an Owner in respect of the Earnings of its Ship shall, unless and until the Agent (acting on the instructions of the Majority Banks) directs to the contrary pursuant to the provisions of the relevant Ship Security Documents, be paid to such Owner's Operating Account, Provided however that if any of the moneys paid to any of the Operating Accounts are payable in a currency other than Dollars, the Account Bank shall (and each Borrower in respect of its own Operating Account hereby irrevocably instructs the Account Bank

to) convert such moneys into Dollars at the Account Bank's spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term "spot rate of exchange" shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.
14.2	Operating Accounts: withdrawals
Unless the Agent (acting on the instructions of the Majority Banks) otherwise agrees in writing, no Owner shall be entitled to withdraw any moneys from its Operating Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents save that, unless and until a Default shall occur and the Agent (acting on the instructions of the Majority Banks) shall direct to the contrary, each Owner may withdraw moneys from its Operating Account for the following purposes:
14.2.1	to pay any amount to the Agent in or towards payments of any instalments of interest or principal or any other amounts then payable pursuant to the Security Documents;
14.2.2	to pay the proper and reasonable expenses of its Ship; and
14.2.3	to pay the proper and reasonable expenses of administering its affairs.
14.3	Application of Operating Accounts
At any time after the occurrence of an Event of Default, the Agent may (and on the instructions of the Majority Banks shall), without notice to the Borrowers, instruct the Account Bank to apply all moneys then standing to the credit of the Operating Accounts or any of them (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Creditors or any of them under the Security Documents in the manner specified in clause 13.1
14.4	Pledging of Operating Accounts
The Operating Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Operating Account Pledges.
15	Assignment, transfer and lending office
15.1	Benefit and burden
This Agreement shall be binding upon, and enure for the benefit of, the Creditors and the Borrowers and their respective successors in title.
15.2	No assignment by Borrowers
No Borrower may assign or transfer any of its rights or obligations under this Agreement.
15.3	Transfers by Banks
Any Bank (the "Transferor Bank") may at any time cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank, financial institution or special purpose vehicle which is established by such Transferor Bank or to any other third party or any other person whatsoever (a "Transferee Bank") by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee Bank. No such transfer is binding on, or effective in relation to, the Borrowers or the Agent unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor Bank, the Transferee Bank and the Agent (on behalf of itself, the Borrowers and the other Creditors) and (ii) such transfer of rights under the other Security Documents has been effected and registered. Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.
The following further provisions shall have effect in relation to any Transfer Certificate:
15.3.1	a Transfer Certificate may be in respect of a Bank's rights in respect of all, or part of, its Commitment and shall be in respect of the same proportion of its Contribution;
15.3.2	a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank in its capacity as a Bank and shall not transfer its rights and obligations as the Agent, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;
15.3.3	a Transfer Certificate shall take effect in accordance with English law as follows:
(a)	to the extent specified in the Transfer Certificate, the Transferor Bank's payment rights and all its other rights (other than those referred to in clause 15.3.2 above) under this Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank's title and of any rights or equities which the Borrowers had against the Transferor Bank;
(b)	the Transferor Bank's Commitment is discharged to the extent specified in the Transfer Certificate;
(c)	the Transferee Bank becomes a Bank with a Contribution and/or a Commitment of the amounts specified in the Transfer Certificate;
(d)	the Transferee Bank becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Arranger, the Agent and the Security Agent and to the extent that the Transferee Bank becomes bound by those provisions, the Transferor Bank ceases to be bound by them;
(e)	an Advance or part of an Advance which the Transferee Bank makes after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank's title and any rights or equities of any Security Party against the Transferor Bank had not existed; and
(f)	the Transferee Bank becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.6, 5 and 12 and to the extent that the Transferee Bank becomes entitled to such rights, the Transferor Bank ceases to be entitled to them;
15.3.4	the rights and equities of the Borrowers or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and
15.3.5	the Borrowers, the Account Bank, the Security Agent, the Arranger, the Swap Providers and the Banks hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrowers, the Transferor Bank and the Transferee Bank.
15.4	Reliance on Transfer Certificate
15.4.1	The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.
15.4.2	The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details (including the lending office) from time to time of the Banks holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank or any Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.
15.4.3	The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.
15.5	Transfer fees and expenses
If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, the Borrowers shall pay to the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent as having been incurred by such Bank in connection with such transfer.
15.6	Documenting transfers
If any Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3, the Borrowers jointly and severally undertake, immediately on being requested to do so by the Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Security Parties shall (at the cost of the Transferor Bank) enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank all or the relevant part of such Bank's interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Transferor Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests.
15.7	Sub-participation
A Bank may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrowers.
15.8	Lending office
Each Bank shall lend through its office at the address specified in Schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 15.8, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrowers, the Security Agent, the Account Bank, the Swap Providers and the other Banks.
15.9	Disclosure of information
A Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Borrowers and/or the other Security Parties as such Bank shall consider appropriate.

16	Arranger, Agent and Security Agent
16.1	Appointment of the Agent
Each Bank and each Swap Provider irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Agent to be party. By virtue of such appointment, each of the Banks and each of the Swap Providers hereby authorises the Agent:
16.1.1	to execute such documents as may be approved by the Majority Banks for execution by the Agent; and
16.1.2	(whether or not by or through employees or agents) to take such action on such Bank's or such Swap Provider's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.
16.2	Agent's actions
Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority or on the basis of appropriate instructions, received from the Banks and/or the Swap Providers (or as otherwise duly authorised) shall be binding on all the Banks and the Swap Providers.
16.3	Agent's duties
The Agent shall:
16.3.1	promptly notify each Bank and each Swap Provider of the contents of each notice, certificate or other document received by it from the Borrowers under or pursuant to clauses 8.1.1, 8.1.5 and 8.1.7; and
16.3.2	(subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may direct.
16.4	Agent's rights
The Agent may:
16.4.1	in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Banks and/or the Swap Providers, and shall be fully protected in so doing;
16.4.2	unless and until it shall have received directions from the Majority Banks, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or refrain from taking such action) in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks and the Swap Providers (but shall not be obliged to do so);
16.4 3	refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Banks and/or the Swap Providers to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4	deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a notice shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Banks in Schedule 1 unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;
16.4.5	rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and
16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.
16.5	No liability of Arranger or Agent
Neither the Arranger nor the Agent nor any of their respective employees and agents shall:
16.5.1	be obliged to make any enquiry as to the use of any of the proceeds of the Loan unless (in the case of the Agent) so required in writing by a Bank, in which case the Agent shall promptly make the appropriate request to the Borrowers; or
16.5.2	be obliged to make any enquiry as to any breach or default by the Borrowers or any of them or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank or a Swap Provider, in which case the Agent shall promptly notify the Banks and the Swap Providers of the relevant event or circumstance; or
16.5.3	be obliged to enquire whether or not any representation or warranty made by the Borrowers or any of them or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or
16.5.4	be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or
16.5.5	be obliged to account to any Bank or either Swap Provider for any sum or the profit element of any sum received by it for its own account; or
16.5.6	be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Banks; or
16.5.7	be liable to any Bank or either Swap Provider for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.
For the purposes of this clause 16, neither the Arranger nor the Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Arranger or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Arranger or, as the case may be, the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.
16.6	Non-reliance on Arranger or Agent
Each Bank and each Swap Provider acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Arranger or the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation of such Bank's Commitment or Contribution under this Agreement. Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or either Swap Provider with any credit or other information with respect to any Security Party whether coming into its possession before the making of the Loan or at any time or times thereafter other than as provided in clause 16.3.1.
16.7	No responsibility on Arranger or Agent for Borrowers' performance
Neither the Arranger nor the Agent shall have any responsibility or liability to any Bank or either Swap Provider:
16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or16.7.2for the financial condition of any Security Party; or
16.7.3	for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or
16.7.4	for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or
16.7.5	to investigate or make any enquiry into the title of the Borrowers or any other Security Party to the Ships or any other security or any part thereof; or
16.7.6	for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere; or
16.7.7	for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or
16.7.8	on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or
16.7.9	otherwise in connection with this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Banks or the Swap Providers.
16.8	Reliance on documents and professional advice
Each of the Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Arranger's or, as the case may be, the Agent's employment).
16.9	Other dealings
Each of the Arranger and the Agent may, without any liability to account to the Banks or the Swap Providers, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the Banks or the Swap Providers as if it were not the Arranger or, as the case may be, the Agent.

16.10	Rights of Agent as Bank; no partnership
With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term "Banks" shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.
16.11	Amendments and waivers
16.11.1	Subject to clause 16.11.2, the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Banks, shall:
(a)	agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with the Borrowers and/or any other Security Party; and/or
(b)	vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by the Borrowers and/or any other Security Party (or authorise the Security Agent to do so).
Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks and the Swap Providers by the Agent and (without prejudice to the generality of clause 16.2) shall be binding on the Banks and the Swap Providers.
16.11.2	Except with the prior written consent of the Banks and the Swap Providers, the Agent shall have no authority on behalf of the Banks and the Swap Providers to agree (or authorise the Security Agent to agree) with the Borrowers and/or any other Security Party any amendment or modification to any of the Security Documents or to grant (or authorise the Security Agent to grant) waivers in respect of breaches or defaults or to vary or excuse (or authorise the Security Agent to vary or excuse) performance of or under any of the Security Documents by the Borrowers or any of them and/or any other Security Party, if the effect of such amendment, modification, waiver or excuse would be to:
(a)	reduce the Margin;
(b)	postpone the due date or reduce the amount of any payment of principal, interest or other amount payable by any Security Party under any of the Security Documents;
(c)	change the currency in which any amount is payable by any Security Party under any of the Security Documents;
(d)	increase any Bank's Commitment;
(e)	extend the Termination Date;
(f)	change any provision of any of the Security Documents which expressly or implied requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;
(g)	change the order of distribution under clause 6.9 and clause 13.1;
(h)	change this clause 16.11;
(i)	change the definition of "Majority Banks" in clause 1.2; or

(j)	release any Security Party from the security constituted by any Security Document (except as required by the terms thereof or by law) or change the terms and conditions upon which such security or guarantee may be, or is required to be, released.
16.12	Reimbursement and indemnity by Banks
Each Bank shall reimburse the Agent (rateably in accordance with such Bank's Commitment or, if after the drawdown of the first Advance to be drawn down, in accordance with such Bank's Contribution), to the extent that the Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.1 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably in accordance with such Bank's Commitment or, if after the drawdown of the first Advance to be drawn down, in accordance with such Bank's Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent's own gross negligence or wilful misconduct.
16.13	Retirement of Agent
16.13.1	The Agent may, having given to the Borrowers and each of the Banks and each of the Swap Providers not less than fifteen (15) days' notice of its intention to do so, retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Banks and the Swap Providers as a successor agent:
(a)	a Related Company of the Agent nominated by the Agent which the Banks and the Swap Providers hereby irrevocably and unconditionally agree to appoint or, failing such nomination,
(b)	a Bank nominated by the Majority Banks or, failing such a nomination,
(c)	any reputable and experienced bank or financial institution nominated by the retiring Agent.
Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks and the Swap Providers. Prior to any such successor being appointed, the Agent agrees to consult with the Borrowers as to the identity of the proposed successor and to take account of any reasonable objections which the Borrowers may raise to such successor being appointed.
16.13.2	Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.14	Appointment and retirement of Security Agent
16.14.1	Appointment
Each of the Banks, the Swap Providers and the Agent irrevocably appoints the Security Agent as its security agent and trustee for the purposes of this Agreement and the Security Documents to which the Security Agent is or is to be a party, in each case on the terms set out in this Agreement. By virtue of such appointment, each of the Banks, the Swap Providers and the Agent hereby authorises the Security Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Agent by this Agreement and/or the Security Documents to which the Security Agent is or is intended to be a party, together with such powers and discretions as are reasonably incidental thereto.
16.14 2	Retirement
Without prejudice to clause 16.13, the Security Agent may, having given to the Borrowers and each of the Banks and the Swap Providers not less than fifteen (15) days' notice of its intention to do so, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Banks, the Swap Providers and the Agent as a successor security agent and trustee:
(a)	a Related Company of the Security Agent nominated by the Security Agent which the Agent, the Banks and the Swap Providers hereby irrevocably and unconditionally agree to appoint or, failing such nomination,
(b)	a bank or trust corporation nominated by the Majority Banks or, failing such a nomination,
(c)	any bank or trust corporation nominated by the retiring Security Agent, and, in any case, such successor security agent and trustee shall have duly accepted such appointment by delivering to the Agent (i) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (ii) a duly executed Trust Deed.
Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents referred to in clause 16.14.1 without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks and the Swap Providers. Prior to any such successor being appointed, the Security Agent agrees to consult with the Borrowers as to the identity of the proposed successor and to take account of any reasonable objections which the Borrowers may raise to such successor being appointed.
Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.15	Powers and duties of the Security Agent
16.15.1	The Security Agent shall have no duties, obligations or liabilities to any of the Banks, the Swap Providers and the Agent beyond those expressly stated in any of the Security Documents. Each of the Agent, the Banks and the Swap Providers hereby authorises the Security Agent to enter into and execute:
(a)	each of the Security Documents to which the Security Agent is or is intended to be a party; and
(b)	any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Banks) for entry into by the Security Agent, and, in each and every case, to hold any and all security thereby created upon trust for the Banks, the Swap Providers and the Agent in the manner contemplated by this Agreement
16 15 2	Subject to clause 16.15.3 the Security Agent may, with the prior consent of the Majority Banks communicated in writing by the Agent, concur with any of the Security Parties to:
(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or
(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.
Any such action so authorised and effected by the Security Agent shall be promptly notified to the Banks, the Swap Providers and the Agent by the Security Agent and shall be binding on the other Creditors.
16.15.3	The Security Agent shall not concur with any Security Party with respect to any of the matters described in clause 16.11.2 without the consent of the Banks communicated in writing by the Agent.
16.15.4	The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct. Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.14.1 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2 - and for which the prior consent of the Banks is expressly required under clause 16.15.3 - clauses 16.15.2 and 16.15.3 shall apply to the exclusion of this clause.
16.15.5	None of the Banks nor the Agent nor the Swap Providers shall have any independent power to enforce any of the Security Documents referred to in clause 16.14.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or any of them or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents or any of them except through the Security Agent.
16.15.6	For the purpose of this clause 16, the Security Agent may, rely and act in reliance upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.7 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.

16.15.7	Without prejudice to the foregoing each of the Agent, the Swap Providers and the Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.14.1.
16.15.8	Each Bank shall reimburse the Security Agent (rateably in accordance with such Bank's Commitment or Contribution), to the extent that the Security Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Security Agent (rateably in accordance with such Bank's Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Security Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Security Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Security Agent's own gross negligence or wilful misconduct
16.16	Trust provisions
16.16.1	The trusts constituted or evidenced in or by this Agreement and the Trust Deed shall remain in full force and effect until whichever is the earlier of:
(a)	the expiration of a period of eighty (80) years from the date of this Agreement; and
(b)	receipt by the Security Agent of confirmation in writing by the Agent that there is no longer outstanding any Indebtedness (actual or contingent) which is secured or guaranteed or otherwise assured by or under any of the Security Documents, and the parties to this Agreement declare that the perpetuity period applicable to this Agreement and the trusts declared by the Trust Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of eighty (80) years from the date of this Agreement.
16.16.2	In its capacity as trustee in relation to the Security Documents specified in clause 16.14.1, the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.
16.16.3	It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.14.1, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.
16.17	Independent action by Creditors
None of the Creditors shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Banks but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

16.18	Common Agent and Security Agent
The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Banks and the Swap Providers under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Banks, the Swap Providers and the Agent under and pursuant to this Agreement, to hold the guarantees and/or security created by the Security Documents specified in clause 16.14.1 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.
16.19	Co-operation to achieve agreed priorities of application
The Banks, the Swap Providers and the Agent shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1 (unless otherwise expressly provided for in any such Security Document).
16.20	Prompt distribution of proceeds
Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution (in the case of moneys so received by any of the Creditors other than the Agent or the Security Agent) and shall be distributed by the Agent or, as the case may be, the Security Agent (in the case of moneys so received by the Agent or, as the case may be, the Security Agent) in each case in accordance with clause 13.1. The Agent or, as the case may be, the Security Agent shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent (acting on the instructions of the Majority Banks) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent and/or the Security Agent and/or the Account Bank and/or the Arranger and/or the Banks and/or the Swap Providers or any of them to provide for the whole of their respective claims against the Borrowers or any other person liable.
17	Notices and other matters
17.1	Notices
Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:
17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;
17.1.2	be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent:
(a)	if to the Borrowers or any of them at:
c/o Aegean Bunkering Services Inc.
10 Akti Kondili 185 45
Piraeus
 Greece
Fax no:	+30 210 458 6242
Attn:	Mr Dimitrios Koutsoukos
(b)	if to the Arranger and/or Agent and/or the Account Bank and/or the Security Agent at:
Aegean Baltic Bank S A.
217A Kifissias Ave.
151 24 Maroussi
 Greece
Fax No:	+30 210 62 34 192
Attn:	Business Development
(c)	if to a Bank, to its address or fax number specified in Schedule 1 or in any relevant Transfer Certificate; and
(d)	if to a Swap Provider, to its address or fax number specified in paragraph (a) of Part 4 of the Schedule to the relevant Master Swap Agreement, or to such other address and/or numbers as is notified by one party to the other parties under this Agreement.
17.2	Notices through the Agent
Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) any other Security Document to be given by the Borrowers or any of them to any other party (other than the Swap Providers), shall be given to the Agent for onward transmission as appropriate and if it is to be given to the Borrowers it shall (except otherwise provided in the Security Documents) be given to the Agent.
17.3	No implied waivers, remedies cumulative
No failure or delay on the part of a Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by such Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.
17.4	English language
All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors or any of them shall be entitled to rely.
17.5	Borrowers' obligations
17.5.1	Joint and several
Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrowers which are intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrowers, whether or not the deficiency is known to any of the Creditors.
17.5.2	Borrowers as principal debtors
Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Creditors may also continue to treat it as such, whether or not any Creditor is or becomes aware that such Borrower is or has become a surety for the other Borrowers.
17.5.3	Indemnity
The Borrowers hereby agree jointly and severally to keep the Creditors fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Borrower to perform or discharge any purported obligation or liability of the other Borrowers which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against the other Borrowers on any ground whatsoever, whether or not known to a Creditor including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the other Borrowers (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party).
17.5.4	Liability unconditional
None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:
(a)	the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Borrower or any other person liable;
(b)	the Agent (acting on the instructions of the Majority Banks) granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Borrower or any other person liable; or
(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or any of them.
17.5.5	Recourse to other security
The Creditors shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against any Borrower or any other person liable and no action taken or omitted by any Creditor in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which any of them is, or is to be, a party.
17.5.6	Waiver of Borrowers' rights
Each Borrower agrees with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):
(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrowers or any other person liable under the Security Documents;
(b)	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrowers or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;
(c)	take any steps to enforce any right against the other Borrowers or any other person liable in respect of any such moneys; or
(d)	claim any set-off or counterclaim against the other Borrowers or any other person liable or claiming or proving in competition with any Creditor in the liquidation of the other Borrowers or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrowers or any other person liable or any other Security Document now or hereafter held by any Creditor for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of the other Borrowers or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Banks and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Agent (acting on the instructions of the Majority Banks) shall deem appropriate.
17.5.7	Maximum liability
(a)	Each Borrower shall be entitled to rights of contribution as against the other Borrowers however, such rights of contribution shall (i) not in any way (except as otherwise expressly set forth in clause 17.5.7(b) below) condition or lessen the liability of each Borrower as a joint and several borrower for the whole of the obligation owed to the Creditors hereunder, and under the Security Documents and (ii) be fully subject and subordinate to the rights of the Creditors against the Borrowers hereunder, and under the Security Documents.
(b)	Notwithstanding anything to the contrary contained in this Agreement, or any of the Security Documents, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against any particular Borrower or its assets of this Agreement or any Security Document granted by the Borrowers as security for their respective obligations thereunder and that under such principles, this Agreement or such other Security Document would not be enforceable against such Borrower or its assets unless the following provisions of this clause 17.5.7(b) had effect, then, the maximum liability of any of the Borrowers hereunder, (the "Maximum Liability Amount") shall be limited so that in no event shall such amount exceed the lesser of (i) the obligations of the Borrowers hereunder (in the principal amount of up to Thirty five million five hundred thousand Dollars ($35,500,000), plus interest, expenses and fees and any amounts owing under the Master Swap Agreements from time to time), and (ii) an amount equal to the aggregate, without double counting, of (A) ninety-five per cent (95%) of such Borrower's Adjusted Net Worth (as hereinafter defined) on the date hereof, on the date of commencement of a case under the Bankruptcy Code of the United States of America, as amended (11 U.S.C. ss 101-1330) (the "Bankruptcy Code") or any similar legislation in any other jurisdiction, in which such Borrower is a debtor, or on the date enforcement of this Agreement is sought (the "Determination Date"), whichever is greater, (B) the aggregate fair value of such Borrowers Subrogation and Contribution Rights (as hereinafter defined) and (C) the amount of any Valuable Transfer (as hereinafter defined) to such Borrower; provided that any Borrower's liability under this Agreement shall further be limited to the extent, if any, required so that the obligations of any Borrower under this Agreement shall not be subject to avoidance under Section 548 of the Bankruptcy Code or any similar provision under the legislation of any other relevant jurisdiction, or to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances. In determining the limitations, if any, on the amount of any Borrower's obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution (collectively the "Subrogation and Contribution Rights") which such Borrower may have on the Determination Date with respect to the Funding Borrower (as hereinafter defined) under applicable law shall be taken into account
(c)	As used herein "Adjusted Net Worth" of each Borrower shall mean, as of any date of determination thereof, an amount equal to the lesser of (i) an amount equal to the excess of (A) the amount of the present fair saleable value of the assets of such Borrower over (B) the amount that will be required to pay such Borrower's probable liability on its then existing debts, including contingent liabilities, as they become absolute and matured, and (ii) an amount equal to (aa) the excess of the sum of such Borrower's property at a fair valuation over (bb) the amount of all liabilities of such Borrower, contingent or otherwise, as such terms are construed in accordance with applicable federal and state laws in the United States of America, or the laws of other applicable jurisdictions, governing determinations of the insolvency of debtors.
(d)	In determining the Adjusted Net Worth of each Borrower for purposes of calculating the Maximum Liability Amount for such Borrower, the liabilities of such Borrower to be used in such determination pursuant to each clause of the preceding sentence shall in any event exclude (i) the liabilities of such Borrower under this Agreement, (ii) any liabilities of such Borrower subordinated in right of payment to this Agreement and (iii) any liabilities of such Borrower for Subrogation and Contribution Rights to the other Borrowers.
(e)	As used herein "Valuable Transfer" shall mean, in respect of each Borrower, (i) all loans, advances or capital contributions made to such Borrower with proceeds of the Loan, (ii) all debt securities or other obligations of such Borrower acquired from such Borrower or retired by such Borrower with proceeds of the Loan and transferred, absolutely and not as collateral, to such Borrower, (iii) the fair market value of all property acquired with proceeds of the Loan and transferred, absolutely and not as collateral, to such Borrower, (iv) all equity securities of such Borrower acquired from such Borrower with proceeds of the Loan and (v) the value of any other economic benefits in accordance with applicable federal and state laws, or the laws of other applicable jurisdictions, governing determinations of the insolvency of debtors, in each case accruing to such Borrower as a result of the Loan.
(f)	Without in any way modifying or affecting the obligations of any of the Borrowers hereunder, in the event any of the Borrowers shall make any payment or payments to the Creditors under this Agreement in an aggregate amount in excess of such Borrower's Percentage (such Borrower the "Funding Borrower"; the Borrowers other than the Funding Borrower, the "Other Borrowers"), the Other Borrowers shall contribute to the Funding Borrower an amount equal to the Other Borrowers' Percentage of such payment or payments made by the Funding Borrower. For the purposes hereof, the Funding Borrower's or Other Borrowers' Percentage shall be determined as of the date on which such payment was made by reference to the ratio of (i) the Funding Borrower's or Other Borrowers' Adjusted Net Worth as of such date to (ii) the aggregate Adjusted Net Worth of all the Borrowers (including the Funding Borrower) as of such date. Nothing in this paragraph shall affect each Borrower's several liability to the Creditors for the entire amount of the obligations of the Borrowers under this Agreement (up to the limitations set forth in the preceding paragraph) or in any other manner impair any right or remedy of the Creditors hereunder. The limitations provided above are intended solely to preserve the rights of the Agent under this Agreement to the maximum extent permitted by applicable law and none of the Borrowers nor any other person shall have any right hereunder that it would not otherwise have under applicable law.
18	Governing law and jurisdiction
18.1	Law
This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.
18.2	Submission to jurisdiction
The Borrowers jointly and severally agree, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations in connection with this Agreement) against the Borrowers or any of them or any of their assets may be brought in the English courts. Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Portland Place Nominees Limited at present of 34 Anyards Road, Cobham, Surrey KT11 2LA, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of a Creditor to take proceedings against the Borrowers or any of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.
The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against any Creditor arising out of or in connection with this Agreement (including any non-contractual obligations in connection with this Agreement).
18.3	Contracts (Rights of Third Parties) Act 1999
No term of this Agreement is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
 The Banks and their Commitments
Name	Lending office and contact details	Commitment ($)
Aegean Baltic Bank S.A.	Lending Office Aegean Baltic Bank S.A. 217A Kifissias Ave. 151 24 Maroussi Greece Address for Notices Aegean Baltic Bank S.A. 217A Kifissias Ave. 151 24 Maroussi Greece Fax: +30 210 623 4192 Attn: Business Development	1,800,000
HSH Nordbank AG	Lending Office HSH Nordbank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Address for Notices HSH Nordbank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax: +49 40 33 33 34 118 Attn: Credit Risk Management - Shipping, Europe & Offshore	33,700,000
	Total Commitment	35,500,000

Schedule 2
 Form of Drawdown Notice
(referred to in clause 2.4)
To:	Aegean Baltic Bank S.A. 217A Kifissias Ave. 151 24 Maroussi (as Agent)
[•] 20[•]
S.$35,500,000 Loan - Loan Agreement dated 30 August 2005 as amended and restated by a Supplemental Agreement dated 8 June 2007, a Second Supplemental Agreement dated 20 November 2007, a Third Supplemental Agreement dated 25 November 2008, a Fourth Supplemental Agreement dated 7 January 2009, a Fifth Supplemental Agreement dated 20 March 2009, a Sixth Supplemental Agreement dated 27 January 2011, a Seventh Supplemental Agreement dated 23 June 2011, an Eighth Supplemental Agreement dated 17 April 2012 and a Ninth Supplemental Agreement dated 20 January 2014 and a Tenth Supplemental Agreement dated 16 July 2014 (together the "Loan Agreement")
We refer to the Loan Agreement and hereby give you notice that we wish to draw down the [•] [•] Advance[s] namely $[•] on [•] 20[4)] and select [a first Interest Period in respect thereof of [S] months] [the first interest period in respect hereof to expire on [•] 20[0]]. The funds should be credited to [name and number of account] with [details of bank in New York City].
We confirm that:
(a)	no event or circumstance has occurred and is continuing which constitutes a Default;
(b)	the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Loan Agreement, (ii) clause 4 of each Corporate Guarantee and (iii) clause 4 of the Naxos Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;
(c)	the borrowing to be effected by the drawdown of such Advance[s] will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and
(d)	there has been no material adverse change in our financial position or our business or in the financial position or the business of any other Security Party or any other member of the Group, from that described by us or by any other Security Party to the Creditors or any of them in the negotiation of the Loan Agreement.
Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.
…………………………………………
For and on behalf of
KITHNOS MARITIME INC.
…………………………………………
For and on behalf of
LEFKAS MARINE S.A.

…………………………………………
For and on behalf of
FAROS MARITIME INC.
…………………………………………
For and on behalf of
SANTORINI I MARITIME LIMITED
…………………………………………
For and on behalf of
SERIFOS SHIPPING (PTE.) LTD.

Schedule 3
Documents and evidence required as conditions precedent to the Loan being made
(referred to in clause 9.1)
Part 1
1	Constitutional documents
Copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;
2	Corporate authorisations
copies of resolutions of the directors and stockholders of each Security Party approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than the date of this Agreement) by an officer of such Security Party as:
(a)	being true and correct;
(b)	being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party duly convened and held;
(c)	not having been amended, modified or revoked; and
(d)	being in full force and effect, together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;
3	Specimen signatures
copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;
4	Certificate of incumbency
a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;
5	Borrowers' consents and approvals
a certificate (dated no earlier than the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of that Borrower's Security Documents;

6	Other consents and approvals
a certificate (dated no earlier than the date of this Agreement) from an officer of each Security Party (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Total Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;
7	Certified Contracts and Supervision Agreements
a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the relevant Borrower of each of the Contracts and the Supervision Agreements;
8	Security Documents
the Corporate Guarantees, the Pre-delivery Security Assignments, the Contract Assignment Consents and Acknowledgements, the Master Swap Agreements, the Master Agreement Security Deeds and the Operating Account Pledges (other than the Naxos Operating Account Pledge), each duly executed;
9	Operating Accounts
evidence that the Operating Accounts (other than the Naxos Operating Account) have been opened and duly completed mandate forms in respect thereof have been delivered to the Agent;
10	Report on Builders
a report on the Builders from the Classification Society (in form and substance satisfactory to the Agent) prepared at the expense of the Borrowers;
11	Fees
evidence that the arrangement fee due under clause 5.1 has been paid in full;
12	Registration forms
such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents to be executed under this Part 1;
13	Marshall Islands opinion
an opinion of Reeder & Simpson P.C., special legal advisers on matters of Marshall Islands law to the Agent;
14	Chinese opinion
an opinion of King & Wood, special legal advisers on matters of Chinese law to the Agent.
15	Borrowers' process agent
a letter from each Borrower's agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents referred to in this Part 1 and in which it is or is to be appointed as such Borrower's agent; and

16	Security Parties' process agent
a letter from each Security Party's agent for receipt of service of proceedings referred to in each of the Security Documents referred to in this Part 1 and to which such Security Party is a party accepting its appointment under each such Security Document.

Part 2
1	Drawdown Notice
The Drawdown Notice in respect of the relevant first Contract Instalment Advance duly executed;
2	Conditions precedent
evidence that the conditions precedent set out in Part 1 of Schedule 3 1 remain fully satisfied;
3	Refund Guarantee etc.
(a)	the original Refund Guarantee in respect of the instalment of the Contract Price for the Ship relevant to such first Contract Instalment Advance, duly issued and registered with SAFE; and
(b)	the Refund Guarantee Assignment Consent and Acknowledgement in respect of such Refund Guarantee, duly executed;
4	No claim
evidence satisfactory to the Agent that neither of the Builders nor any other party who may have a claim pursuant to the relevant Contract has any claims against the Ship relevant to such first Contract Instalment Advance or the relevant Borrower and that there have been no breaches of the terms of such Contract or the relevant Supervision Agreement or any Refund Guarantee in respect of the Ship relevant to such first Contract Instalment Advance or any default thereunder;
5	No variations to Contract or Refund Guarantee
evidence that there have been no amendments or variations agreed to the Contract or the relevant Supervision Agreement or any Refund Guarantee in respect of the Ship relevant to such first Contract Instalment Advance and that no action has been taken by the Builders or either of them and/or Iota which might in any way render such Contract, such Supervision Agreement or any such Refund Guarantee inoperative or unenforceable, in whole or in part;
6	No Encumbrance
evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract, the Supervision Agreement or any Refund Guarantee in respect of the Ship relevant to such first Contract Instalment Advance other than Permitted Encumbrances;
7	Fees and commissions
evidence that any fees and commissions payable from the Borrowers to the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;
8	Equity
evidence that such part of the first instalment of the Contract Price of the Ship relevant to such first Contract Instalment Advance, as is not being funded by such Advance, has been deposited (not later than one (1) Banking Day before the proposed Drawdown Date of such Advance) with the Agent for further payment to the Builders;

9	Invoice and receipt
an invoice from the Builders demanding the payment of the first instalment of the Contract Price relevant to such first Contract Instalment Advance and a receipt from the Builders evidencing payment of such first instalment in full;
10	Marshall Islands opinion
an opinion of Reeder & Simpson P.C., legal advisers on matters of Marshall Islands law to the Agent;
11	Chinese opinion
an opinion of King & Wood, legal advisers on matters of Chinese law to the Agent;
12	Further opinions
any such further opinion as may be required by the Agent; and
13	Further conditions precedent
such other conditions precedent as may be required by the Agent.

Part 3
1	Drawdown notice
The Drawdown Notice in respect of the relevant second, third or fourth Contract Instalment Advance (as the case may be) duly executed;
2	Conditions precedent
evidence that the conditions precedent set out in Parts 1 and 2 of Schedule 3 remain fully satisfied;
3	Updated corporate authorisations/certificates of incumbency
a list of directors and officers of each Security Party specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each such Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Drawdown Date) by an officer of such Security Party to be, in the case of the list of directors, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of such Security Party pursuant to paragraph 4 of Part 1 of this schedule, and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule, remain true, complete and up to date;
4	Refund Guarantee etc.
(a)	the original Refund Guarantee in respect of the instalment of the Contract Price of the Ship relevant to such second, third or fourth Contract Instalment Advance (as the case may be), duly issued and registered with SAFE; and
(b)	the Refund Guarantee Assignment Consent and Acknowledgement in respect of such Refund Guarantee, duly executed;
5	No claim
evidence satisfactory to the Agent that neither of the Builders nor any other party who may have a claim pursuant to the relevant Contract has any claims against the Ship relevant to such Contract Instalment Advance or the relevant Borrower and that there have been no breaches of the terms of such Contract or the relevant Supervision Agreement or any Refund Guarantee in respect of the Ship relevant to such Contract Instalment Advance or any default thereunder;
6	No variations to Contract or Refund Guarantee
evidence that there have been no amendments or variations agreed to the Contract or the relevant Supervision Agreement or any Refund Guarantee in respect of the Ship relevant to such Contract Instalment Advance and that no action has been taken by the Builders or either of them and/or Iota which might in any way render such Contract, such Supervision Agreement or any such Refund Guarantee inoperative or unenforceable, in whole or in part;
7	No Encumbranc
evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract, the Supervision Agreement or any Refund Guarantee in respect of the Ship relevant to such Contract Instalment Advance other than Permitted Encumbrances;

8	Equity
evidence that such part of the second, third or fourth instalment (as the case may be) of the Contract Price of the Ship relevant to such Advance, as is not being funded pursuant to this Agreement, has been deposited (not later than one (1) Banking Day before the proposed Drawdown Date of such Advance) with the Agent for further payment to the Builders;
9	Invoice and receipt
an invoice from the Builders demanding the payment of the second, third or fourth instalment (as the case may be) of the Contract Price of the Ship relevant to such Advance and a receipt from the Builders evidencing payment of such instalment in full;
10	Class confirmation
evidence from the Classification Society that the steel cutting of the Ship relevant to such Contract Instalment Advance has commenced (in the case of the second Contract Instalment Advance for such Ship) or that the keel laying of such Ship has taken place (in the case of the third Contract Instalment Advance for such Ship) or that the launching of such Ship has been completed (in the case of the fourth Contract Instalment Advance for such Ship), in each case to its satisfaction;
11	Further opinions
any such further opinion as may be required by the Agent; and
12	Further conditions precedent
such other conditions as may be required by the Agent.

Part 4
1	Drawdown notice
The Drawdown Notice in respect of the relevant Delivery Advance duly executed;
2	Conditions precedent
evidence that the conditions precedent set out in Parts 1, 2 and 3 of Schedule 3 remain fully satisfied;
3	Updated corporate authorisations/certificates of incumbency
a list of directors and officers of each Security Party specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Drawdown Date) by an officer of such Security Party to be, in the case of the list of directors, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of the Security Party pursuant to paragraph 4 of Part 1 of this schedule and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule remain true, complete and up to date;
4	Ship conditions
evidence that the Ship relevant to such Advance:
(i)	Registration and Encumbrances
is registered in the name of the relevant Borrower through the relevant Registry under the laws and flag of the relevant Flag State and that such Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances; and
(ii)	Classification
maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and
(iii)	Insurance
is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship);
5	No claim
evidence satisfactory to the Agent that neither of the Builders nor any other person who may have a claim pursuant to the relevant Contract have any claims against the Ship relevant to such Delivery Advance or the relevant Borrower and that there have been no breaches of the terms of the relevant Contract or the relevant Supervision Agreement or any Refund Guarantee in respect of such Ship or any default thereunder;

6	No variations
evidence that there have been no amendments or variations agreed to the Contract or the Supervision Agreement in respect of the Ship relevant to such Delivery Advance and that no action has been taken by the Builders or either of them which might in any way render such Contract or Supervision Agreement inoperative or unenforceable, in whole or in part;
7	Title and no Encumbrances
evidence that good title to the Ship relevant to such Delivery Advance has passed to the relevant Borrower and that there is no Encumbrance of any kind created or permitted by any person on or relating to the relevant Contract other than Permitted Encumbrances;
8	Fees and commissions
payment of any fees and commissions due from the Borrowers to any of the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents;
9	Equity
evidence that such part of the final instalment payable to the Builders pursuant to the Contract in respect of the Ship relevant to such Delivery Advance, as is not being funded pursuant to this Agreement, has been deposited (not later than one (1) Banking Day before the proposed Drawdown Date of such Delivery Advance) with the Agent for further payment to the Builders;
10	Commercial invoice and receipt
(a)	a commercial invoice or any other similar document addressed by each of the Builders to the relevant Borrower in respect of the full amount of the Contract Price of the Ship relevant to such Delivery Advance;
(b)	a commercial invoice by the Builders in respect of such Ship; and
(c)	a receipt from the Builders or any other similar evidence, evidencing the payment of the full amount of the Contract Price of the Ship relevant to such Delivery Advance;
11	Delivery documents
copies, certified by a person acceptable to the Agent, of the bill of sale, the builder's certificate and the protocol of delivery and acceptance in respect of the Ship relevant to such Delivery advance, each duly executed;
12	Security Documents
the Mortgage, the Deed of Covenant and the Manager's Undertaking in respect of the Ship relevant to such Delivery Advance, each duly executed and delivered;
13	Notices of assignment
duly executed notices of assignment in the forms prescribed by the Ship Security Documents for the Ship relevant to such Delivery Advance;
14	Mortgage registration
evidence that the Mortgage in respect of the Ship relevant to such Delivery Advance has been registered against such Ship through the relevant Registry under the laws and flag of the relevant Flag State;

15	Borrowers' process agent
a letter from the agent of the Borrower owning the Ship relevant to such Delivery Advance, for receipt of service of proceedings referred to in each of the relevant Ship Security Documents in which it is or is to be appointed as such Borrower's agent, accepting its appointment thereunder;
16	Manager's process agent
a letter from the Manager's agent for receipt of service of proceedings referred to in the Manager's Undertaking for the Ship relevant to such Delivery Advance, accepting its appointment thereunder;
17	Registration forms
such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents referred to in this Part 4;
18	Insurance opinion
an opinion from insurance consultants to the Agent, on the insurances effected or to be effected in respect of the Ship relevant to such Delivery Advance, upon and following the Drawdown Date of such Delivery Advance;
19	Management Agreement
a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Delivery Advance) as a true and complete copy by an officer of the relevant Borrower, of the relevant Management Agreement;
20	DOC and application for SMC
a certified copy of the DOC issued to the Operator of the Ship relevant to such Delivery Advance and either (i) a certified copy of the SMC for such Ship or (ii) evidence satisfactory to the Agent that the Operator has applied to the relevant Regulatory Agency for an SMC for such Ship to be issued pursuant to the Code within any time limit required or recommended by such Regulatory Agency;
21	ISPS Code compliance
(a)	evidence satisfactory to the Agent that the Ship relevant to such Delivery Advance is subject to a ship security plan which complies with the ISPS Code; and
(b)	a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Delivery Advance) as a true and complete copy by an officer of the relevant Borrower of the ISSC for such Ship;
22	Marshall Islands opinion
an opinion of Reeder & Simpson P.C., legal advisers on matters of Marshall Islands law to the Agent;
23	Chinese opinion
an opinion of King & Wood, legal advisers on matters of Chinese law to the Agent;

24	Flag State opinion
an opinion of legal advisers to the Agent on matters of the laws of the Flag State for the Ship relevant to such Delivery Advance;
25	Further opinions
such further opinions as the Agent may require; and
26	Further conditions precedent
such further conditions precedent as the Agent may require.

Part 5
1	Drawdown Notice
The Drawdown Notice in respect of the relevant Additional Cost Advance duly executed;
2	Conditions precedent
evidence that the conditions precedent set out in Parts 1, 2, 3 and 4 of Schedule 3 remain fully satisfied;
3	Equity and receipt
(a)	evidence that the part of the Additional Cost for the Ship relevant to such Additional Cost Advance, which is not being funded pursuant to this Agreement has been paid to Iota; and
(b)	a receipt from Iota evidencing payment in full of the Additional Cost for the Ship relevant to such Additional Cost Advance;
4	List of supplies
a detailed list prepared by Iota and countersigned by the Borrowers setting out all the equipment and the owner's supplies as per Article 1(4) of the Supervision Agreement in respect of the Ship relevant to such Additional Cost Advance;
5	Equipment
evidence, in form and substance satisfactory to the Agent in its sole discretion, that the additional specialised bunkering/anti-pollution equipment included in the list to be provided pursuant to paragraph 4 above, has been installed in the Ship relevant to such Additional Cost Advance;
6	Fees etc.
evidence that any fees and commission due under clause 5.1 have been paid in full;
7	Further opinions
any such further opinion as may be required by the Agent; and
8	Further conditions
any such further conditions precedent as may be required by the Agent in its sole discretion.

Part 6
1	Drawdown Notice
The Drawdown Notice in respect of the relevant Top-up Advance duly executed;
2	Conditions precedent
evidence that the conditions precedent set out in Parts 1, 2, 3, 4 and 5 of Schedule 3 remain fully satisfied;
3	Valuation
a valuation of the Ship relevant to such Top-up Advance (dated not earlier than ten (10) days prior to the Delivery Date of such Ship) made on the basis and in the manner specified in clause 8.2.2;
4	Fees etc.
evidence that any fees and commission due under clause 5.1 have been paid in full;
5	Further opinions
any such further opinion as may be required by the Agent; and
6	Further conditions
any such further conditions precedent as may be required by the Agent in its sole discretion.

Schedule 4
 Form of Transfer Certificate
(refer to in clause 15.3)
TRANSFER CERTIFICATE
Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions
To:            AEGEAN BALTIC BANK S.A. as agent on its own behalf and on behalf of the Borrowers, the Banks, the Account Bank, the Security Agent, the Swap Providers and the Arranger defined in the Loan Agreement referred to below.
[Date]
Attention:                          [•]
This certificate ("Transfer Certificate") relates to a loan agreement dated 30 August 2005 as amended and restated by a supplemental agreement dated 8 June 2007, a second supplemental agreement dated 20 November 2007, a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012, a ninth supplemental agreement dated 20 January 2014 and a tenth supplemental agreement dated [•] 2014 (together "Loan Agreement") and made between Kithnos Maritime Inc., Lefkas Marine S.A., Paros Maritime Inc., Santorini I Maritime Limited and Serifos Shipping (Pte.) Ltd. (the "Borrowers"), (2) the banks and financial institutions defined therein as banks (the "Banks"), (3) Aegean Baltic Bank S.A. as Arranger, Agent, Security Agent and Account Bank and (4) Aegean Baltic Bank S.A. and HSH Nordbank AG as Swap Providers, in relation to a loan of up to Thirty five million five hundred thousand Dollars ($35,500,000). Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings when used herein.
In this Certificate:
the "Transferor" means [full name] of [lending office]; and
the "Transferee" means [full name] of [lending office].
1	The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Bank under or by virtue of the Loan Agreement and all the Security Documents in relation to [ ] per centum ([ ]%) of the [Contribution] [Commitment] of the Transferor (or its predecessors in title), details of which are set out below:
Date of Advance[s]	Amount of Advance[s]	Transferor's [Contribution] [Commitment] to Advance[s]	Maturity Date

2	By virtue of this Transfer Certificate and clause 15 of the Loan Agreement, the Transferor is discharged [entirely from its [Contribution] [Commitment], which amounts to $[
3	The Transferee hereby requests the Agent (on behalf of itself, the Borrowers, the Account Bank, the Security Agent, the Arranger, the Swap Providers and the Banks) to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 15.3 of the Loan Agreement so as to take effect in accordance with the terms thereof on [date of transfer].
4	The Transferee:
(a)	confirms that it has received a copy of the Loan Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;
(b)	confirms that it has not relied and will not hereafter rely on the Transferor, the Agent, the Account Bank, the Arranger, the Banks, the Swap Providers or the Security Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, any of the Security Documents or any such documents or information;
(c)	agrees that it has not relied and will not rely on the Transferor, the Agent, the Account Bank, the Arranger, the Banks, the Swap Providers or the Security Agent to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers, or any other Security Party (save as otherwise expressly provided therein);
(d)	warrants that it has power and authority to become a party to the Loan Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement and the Security Documents; and
(e)	if not already a Bank, appoints (i) the Agent to act as its agent and (ii) the Security Agent to act as its security agent and trustee, as provided in the Loan Agreement and the Security Documents and agrees to be bound by the terms of the Loan Agreement and the Security Documents.
5	The Transferor:
(a)	warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;
(b)	warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the Transferor is incorporated and the country in which its lending office is located; and
(c)	agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Transfer Certificate or for a similar purpose.
6	The Transferee hereby undertakes with the Transferor and each of the other parties to the Loan Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the other Security. Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.
7	By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee, the Borrowers, the Agent, the Security Agent, the Arranger, the Account Bank, the Swap Providers and the Banks accept the Transferee as a party to the Loan Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Loan Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Account Bank, the Arranger, the Swap Providers and the Security Agent as provided by the Loan Agreement) after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.
8	None of the Transferor, the Agent, the Security Agent, the Account Bank, the Arranger, the Swap Providers or the Banks:
(a)	makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement or any of the Security Documents or any document relating thereto; or
(b)	assumes any responsibility for the financial condition of the Borrowers or any of them or any other Security Party or any party to any such other document or for the performance and observance by the Borrowers or any of them or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).
9	The Transferor and the Transferee each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent's gross negligence or wilful misconduct, as the case may be.
10	The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement and the Security Documents.
11	This Transfer Certificate [and any non-contractual obligations connected with it] is governed by, and shall be construed in accordance with, English law.
Transferor		Transferee
By:	……………………………	By:	……………………………
Dated:	……………………………	Dated:	……………………………

Agent
Agreed for and on behalf of itself as Agent, the Borrowers, the Security Agent, the Account Bank, the Arranger, the Swap Providers and the Banks.
AEGEAN BALTIC BANK S.A.
By:	……………………………
Dated:	……………………………

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor's interest in the security constituted by the Security Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of the Transferee to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor's interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule
Outstanding Contribution: $•
Commitment $•
Portion Transferred: .%
Administrative Details of Transferee
Name of Transferee:
 Lending Office:
Contact Person:
(Loan Administration Department)
Telephone:
Telefax No:
Contact Person:
(Credit Administration Department)
Telephone:
Telefax No.
[Account for payments]

Schedule 5
 Contract Instalment Advances per Ship
Contract Instalment Advances per Ship	Instalment of relevant Contract Price as per relevant Contract terms	Date or stage of construction when instalment payable
first Contract Instalment Advance	first instalment	issuing of the first Refund Guarantee under relevant Contract
second Contract Instalment Advance	second instalment	within five (5) New York banking days of commencement of steel cutting of the relevant Ship
third Contract Instalment Advance	third instalment	within five (5) New York banking days of completion of keel laying of the relevant Ship
fourth Contract Instalment Advance	fiourlh instalment	within five (5) New York banking days of launching of the relevant Ship

Schedule 6
 Form of Trust Deed
THIS DECLARATION OF TRUST made by AEGEAN BALTIC BANK S.A. (the "Security Agent") is made on 30 August 2005 and is supplemental to (and made pursuant to the terms of) a loan agreement dated 30 August 2005 as amended and restated by a supplemental agreement dated 8 June 2007, a second supplemental agreement dated 20 November 2007, a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012, a ninth supplemental agreement dated 20 January 2014 and a tenth supplemental agreement dated [•] 2014 (together the "Agreement") and made between (1) Kithnos Maritime Inc., Lefkas Marine S.A., Paros Maritime Inc., Santorini I Maritime Limited and Serifos Shipping (Pte.) Ltd. as joint and several Borrowers, (2) Aegean Baltic Bank S.A. as Arranger, Agent and Account Bank, (3) the Security Agent, (4) the banks and financial institutions mentioned in Schedule 1 to the Agreement as the Banks and (5) Aegean Baltic Bank S.A. and HSH Nordbank AG as Swap Providers. Words and expressions defined in the Agreement shall have the same meaning when used in this Deed.
NOW THIS DEED WITNESSETH as follows:
1	The Security Agent hereby acknowledges and declares that, from the date of this Deed, it holds and shall hold the Trust Property on trust for certain of the other Creditors on the terms and basis set out in the Agreement.
2	The declaration and acknowledgement contained in paragraph 1 above shall be irrevocable.
IN WITNESS whereof the Security Agent has executed this Deed the day and year first above written.
EXECUTED as a DEED	)
by	)	Authorized Signatory
and by	)
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)
as Security Agent,		Authorized Signatory

Schedule 7
 Original Borrowers
1	Kithnos Maritime Inc.
2	Naxos Shipping (Pte.) Ltd.
3	Paros Shipping (Pte.) Ltd.
4	Santorini I Maritime Inc. (formerly known as Santorini Maritime Inc.)
5	Serifos Shipping (Pte.) Ltd.

Schedule 4
 Form of Collateral Guarantee

16

Private & Confidential
Dated 16 July 2014
_________________________
TEMPEST SHIPTRADE LTD	(1)
and AEGEAN BALTIC BANK S.A.	(2)
as Agent
and
THE BANKS AND FINANCIAL INSTITUTIONS	(3)
SET OUT IN SCHEDULE 1
as Banks
and
AEGEAN BALTIC BANK S.A.	(4)
and HSH NORDBANK AG
as Swap Providers
and
AEGEAN BALTIC BANK S.A. as Account Bank	(5)

___________________________________________
CORPORATE GUARANTEE
___________________________________________

Contents
Clause		Page
1	Interpretation	2

2	Guarantee	4

3	Payments and Taxes	7

4	Representations and warranties	8

5	Undertakings	11

6	Set-off	16

7	Benefit of this Guarantee	16

8	Notices and other matters	17

9	Law and jurisdiction	18

Schedule 1 Names and lending offices of the Banks	20

THIS GUARANTEE is dated 16 July 2014 and made BETWEEN:
(1)	TEMPEST SHIPTRADE LTD, a corporation incorporated under the laws of the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Guarantor");
(2)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of the Hellenic Republic, whose registered office is at 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece in its capacity as agent for the other Mortgagees as defined below (the "Agent");
(3)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of the Hellenic Republic, whose registered office is at 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece in its capacity as swap provider (the "ABB Swap Provider");
(4)	HSH NORDBANK AG, a company incorporated under the laws of Germany, whose registered office is at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany in its capacity as swap provider (the "HSH Swap Provider" and together with the ABB Swap Provider the "Swap Providers");
(5)	THE BANKS AND FINANCIAL INSTITUTIONS set out in Schedule 1 as lenders (together the "Banks" and, together with the Agent and the Swap Providers, the "Mortgagees" and each a "Mortgagee"); and
(6)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of the Hellenic Republic, whose registered office is at 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece in its capacity as account bank (the "Account Bank").
WHEREAS:
(A)	by a loan agreement dated 30 August 2005 as amended and restated by a supplemental agreement dated 8 June 2007, a second supplemental agreement dated 20 November 2007, a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012, a ninth supplemental dated 20 January 2014 and a tenth supplemental agreement dated 16 July 2014 (together the "Agreement") and made between (1) Kithnos Maritime Inc., Paros Maritime Inc., Lefkas Marine S.A., Santorini I Maritime Limited and Serifos Shipping (Pte.) Ltd., as joint and several borrowers (therein and herein referred to as the "Borrowers"), (2) the Agent, (3) the Swap Providers, (4) Aegean Baltic Bank S.A. in its capacity as arranger, security agent and Account Bank and (5) the Banks, the Banks agreed (inter alia) to advance by way of loan to the Borrowers, jointly and severally, upon the terms and conditions therein contained, the sum of up to Thirty Five million five hundred thousand Dollars ($35,500,000);
(B)	by a 1992 master swap agreement dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009, the fifth supplemental agreement dated 20 March 2009, the sixth supplemental agreement dated 27 January 2011, the seventh supplemental agreement dated 23 June 2011, the eighth supplemental agreement dated 17 April 2012 and the ninth supplemental dated 20 January 2014 each referred to above (together, the "ABB Master Swap Agreement") and made between the Borrowers and the ABB Swap Provider, the ABB Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap or other derivative transactions with the Borrowers in respect of the Loan, whether in whole or in part (as the case may be) from time to time;
(C)	by a 1992 master swap agreement dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009, the fifth supplemental agreement dated 20 March 2009, the sixth supplemental agreement dated 27 January 2011, the seventh supplemental agreement dated 23 June 2011, the eighth supplemental agreement dated 17 April 2012 and the ninth supplemental dated 20
1

January 2014 each referred to above (together, the "HSH Master Swap Agreement" and, together with the ABB Master Swap Agreement, the "Master Swap Agreements") and made between the Borrowers and the HSH Swap Provider, the HSH Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) interest rate swap or other derivative transactions with the Borrowers in respect of the Loan, whether in whole or in part (as the case may be) from time to time; and
(D)	the execution and delivery of this Guarantee is one of the conditions precedent to each of the Banks continuing to make their Contributions available under the Agreement and this Guarantee is the Naxos Guarantee referred to in the Agreement.
IT IS AGREED as follows:
1	Interpretation
1.1	Defined expressions
In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement and used in this Guarantee shall have the same meanings where used in this Guarantee.
1.2	Definitions
In this Guarantee, unless the context otherwise requires:
"ABB Master Swap Agreement" means the 1992 master swap agreement made between the ABB Swap Provider and the Borrowers dated as of 20 November 2007 as amended by a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012 and a ninth supplemental dated 20 January 2014 and as further amended and supplemented from time to time and mentioned in Recital (B) hereto, comprising a 1992 ISDA Master Agreement (and a schedule thereto), together with any Confirmations (as defined therein) supplemental thereto, as amended and/or restated and/or novated from time to time;
"Account Bank" includes the successors in title of the Account Bank;
"Agent" includes the successors in title and the replacements of the Agent;
"Banks" includes the Transferee Banks and the respective successors in title of each of the Banks;
"Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;
"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Guarantor, the Borrowers or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether
2

fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;
"Collateral Operating Account" means an interest bearing Dollar account of the Guarantor opened by the Guarantor with the Account Bank and with account number 010094450018 and includes any sub-accounts thereof and any other account designated in writing by the Agent to be the Collateral Operating Account for the purposes of this Guarantee (and it is the Naxos Operating Account referred to in the Agreement);
"Collateral Operating Account Pledge" means a first priority account pledge over the Collateral Operating Account, executed or (as the context may require) to be executed by the Guarantor, the Account Bank, the Agent, the Banks and the Swap Providers, in such form as the Agent may require in its sole discretion;
"Guarantee" includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;
"Guaranteed Liabilities" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;
"Guarantor" includes the successors in title of the Guarantor;
"HSH Master Swap Agreement" means the 1992 master swap agreement made between the HSH Swap Provider and the Borrowers dated as of 20 November 2007, as amended by a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012 and a ninth supplemental dated 20 January 2014 and as further amended and supplemented from time to time and mentioned in Recital (C) hereto, comprising a 1992 ISDA Master Agreement (and a schedule thereto), together with any Confirmations (as defined therein) supplemented thereto, as amended and/or restated and/or novated from time to time;
"Incapacity" means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);
"Master Swap Agreements" means, together, the ABB Master Swap Agreement and the HSH Master Swap Agreement and "Master Swap Agreement" means either of them;
"Mortgagees" means, together, the Agent, the Swap Providers and the Banks;
"Relevant Jurisdiction" means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;
"Ship" means the 2009-built, 4626 dwt motor tanker Naxos owned by the Guarantor and registered in its ownership through the relevant Registry under the laws and flag of the Hellenic Republic with IMO number 9371335; and
"Swap Providers" includes the respective successors in title of each Swap Provider.
1.3	Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.
3

1.4	Construction of certain terms
Clause 1.4 of the Agreement shall apply to this Guarantee as if set out herein. References to clauses are to be construed as references to the clauses of this Guarantee;
2	Guarantee
2.1	Covenant to pay
In consideration of (a) the Banks, at the request of (inter alios) the Guarantor, making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrowers or any of them pursuant to the Agreement, (b) each Swap Provider continuing (at the request of (inter alios) the Guarantor) to be a party to the relevant Master Swap Agreement with the Borrowers and (c) other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Guarantor), the Guarantor hereby irrevocably and unconditionally guarantees to pay to the Agent, for the account of the Mortgagees, on demand by the Agent all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrowers or any of them to the Mortgagees or any of them under or pursuant to the Agreement, the Master Swap Agreements and the other Security Documents or any of them when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to the Mortgagees or any of them or purchased or otherwise acquired by any of them, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever.
Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Mortgagees or any of them in relation to any such moneys, obligations or liabilities or generally in respect of the Borrowers, the Guarantor or any Collateral Instrument.
2.2	Guarantor as principal debtor; indemnity
As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrowers or any of them which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrowers or any of them on any ground whatsoever whether or not known to the Mortgagees or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrowers or any of them or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrowers) the Guarantor shall nevertheless be liable to the Mortgagees in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor were the principal debtor in respect thereof. The Guarantor hereby agrees to keep the Mortgagees fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrowers or any of them to perform or discharge any such purported obligation or liability.
2.3	Statements of account conclusive
Any statement of account, signed as correct by an officer of the Agent, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding and conclusive on and against the Guarantor.
2.4	No security taken by Guarantor
The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrowers have been paid or discharged in full, it will not take or
4

receive, the benefit of any security from the Borrowers or any of them or any other person in respect of its obligations under this Guarantee.
2.5	Interest
The Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Agreement which shall apply to this Guarantee mutatis mutandis. Such interest shall be compounded at the end of each period determined for this purpose by the Agent in the event of it not being paid when demanded but without prejudice to any Secured Creditors right to require payment of such interest.
2.6	Continuing security and other matters
This Guarantee shall:
2.6.1	secure the ultimate balance from time to time owing to the Mortgagees or any of them by the Borrowers or any of them and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;
2.6.2	be in addition to any present or future Collateral Instrument, right or remedy held by or available to any of the Mortgagees or any of them; and
2.6.3	not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by any of the Mortgagees or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.
2.7	Liability unconditional
The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:
2.7.1	the Incapacity or any change in the name, style or constitution of the Borrowers or any other person liable;
2.7.2	any of the Mortgagees or any of them granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrowers or any of them or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrowers or any of them or any other person liable; or
2.7.3	any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.
2.8	Collateral Instruments
None of the Mortgagees shall be obliged to make any claim or demand on the Borrowers or any of them or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before enforcing this Guarantee and no action taken or omitted by the Mortgagees or any of them in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall any of the Mortgagees be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.
5

2.9	Waiver of Guarantor's rights
Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Agent (acting on the instructions of the Majority Banks), it will not:
2.9.1	exercise its rights of subrogation, reimbursement and indemnity against the Borrower or any other person liable;
2.9.2	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to the Guarantor from the Borrowers or any of them or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;
2.9.3	take any step to enforce any right against the Borrowers or any of them or any other person liable in respect of any Guaranteed Liabilities; or
2.9.4	claim any set-off or counterclaim against the Borrowers or any of them or any other person liable or claim or prove in competition with any of the Mortgagees in the liquidation of the Borrowers or any of them or any other person liable or have the benefit of, or share in, any payment from or composition with, the Borrowers or any of them or any other person liable or any other Collateral Instrument now or hereafter held by the Mortgagees or any of them for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent (acting on the instructions of the Majority Banks), it will prove for the whole or any part of its claim in the liquidation of the Borrowers or any of them or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Mortgagees and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Banks shall deem appropriate.
2.10	Application and suspense accounts
All moneys received by the Mortgagees or any of them (whether before or after any Incapacity of any of the Borrowers or the Guarantor) under or pursuant to any of the Security Documents to which the Guarantor is, or is to be, a party and expressed to be applicable in accordance with the provisions of this clause 2.10, shall be paid over to the Agent and applied or, as the context may require, used by the Agent (acting on the instructions of the Majority Banks) in the following manner:
2.10.1	first, in or towards the Expenses (as defined in the Mortgage over the Ship);
2.10.2	secondly, in or towards any part of the Guaranteed Liabilities which has become due and payable, in the manner set out in clause 13.1 of the Agreement; and
2.10.3	the surplus (if any) may be held by the Agent (acting on the instructions of the Majority Banks) as continuing security for the Guaranteed Liabilities for further application in accordance with clauses 2.10.1 and 2.10.2 and this clause 2.10.3 as and when any further Expenses are incurred and/or any further part of the Guaranteed Liabilities falls due,
Provided however that any money received by the Mortgagees or any of them and paid over to the Agent in connection with this Guarantee (whether before or after any Incapacity of the Borrowers or of the Guarantor) may be placed to the credit of a suspense account (and in the event that the Agent so places funds to such suspense account) with a view to preserving the rights of the Mortgagees to prove for the whole of their claims against the Borrowers or any of them or the Guarantor or any other person liable or may be applied in or towards satisfaction of such part of the Guaranteed Liabilities as the Agent may from time to time conclusively determine in its absolute discretion (but acting on the instructions of the Majority Banks).
6

2.11	Settlements conditional
Any release, discharge or settlement between the Guarantor or the Mortgagees or any of them shall be conditional upon no security, disposition or payment to the Mortgagees or any of them by the Borrowers or any of them or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Mortgagees shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.
2.12	Guarantor to deliver up certain property
If, contrary to clauses 2.4 or 2.9, the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Mortgagees and shall be delivered to the Agent (for account of the Mortgagees) on demand by the Agent (acting on the instructions of the Majority Banks).
2.13	Retention of this Guarantee
The Mortgagees shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Agent (acting on the instructions of the Majority Banks) may determine.
3	Payments and Taxes
3.1	No set-off or counterclaim
All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account of the Agent as it may specify in writing to the Guarantor from time to time.
3.2	Grossing up for Taxes
If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of the Mortgagees (or if the Agent is required to make any such deduction or withholding from a payment to another Secured Creditor of moneys received under this Guarantee), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent or, as the case may be, such other Mortgagee receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Guarantor shall indemnify each Mortgagee against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.
3.3	Currency indemnity
If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Guarantee or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless each Mortgagee from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at
7

which such Mortgagee may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Guarantor under this clause 3.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.
4	Representations and warranties
4.1	Continuing representations and warranties
The Guarantor represents and warrants to each Mortgagee that:
4.1.1	Due incorporation
the Guarantor is duly incorporated and validly existing under the laws of the Republic of the Marshall Islands as a Marshall Islands corporation and has power to carry on its business as it is now being conducted and to own its property and other assets;
4.1.2	Corporate power
the Guarantor has power to execute, deliver and perform its obligations under this Guarantee and the other Security Documents and the Underlying Documents to which it is a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Guarantor to borrow or give guarantees will be exceeded as a result of this Guarantee;
4.1.3	Binding obligations
this Guarantee and the other Security Documents and the Underlying Documents to which it is a party constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;
4.1.4	No conflict with other obligations
the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee and the other Security Documents and the Underlying Documents to which it is a party by the Guarantor will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the Guarantor's constitutional documents or (d) result in the creation or imposition of or oblige the Guarantor to create any Encumbrance on any of the Guarantor's undertakings, assets, rights or revenues;
4.1.5	No litigation
no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor or any of its Related Companies or any other Security Party, which could have a material adverse effect on the business, assets or financial condition of the Guarantor;
4.1.6	No filings required
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee or the other Security Documents and the Underlying Documents to which the
8

Guarantor is a party and this Guarantee and each such other Security Document are in proper form for its enforcement in the courts of each Relevant Jurisdiction;
4.1.7	Choice of law
the choice by the Guarantor of English law to govern this Guarantee and the other Security Documents and the Underlying Documents to which it is a party (other than the relevant Mortgage over the Ship), the choice of Greek law to govern the Mortgage over the Ship and the Collateral Operating Account Pledge, and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;
4.1.8	No immunity
neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);
4.1.9	Consents obtained
every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the other Security Documents and the Underlying Documents to which the Guarantor is a party or the performance by the Guarantor of its obligations under this Guarantee and each such other Security Document has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same; and
4.1.10	Shareholding
the Guarantor is a wholly-owned direct Subsidiary of the Aegean Shipholdings Guarantor.
4.2	Initial representations and warranties
The Guarantor further represents and warrants to each Mortgagee that:
4.2.1	Pari passu
the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Guarantor with the exception of any obligations which are mandatorily preferred by law and not by contract;
4.2.2	No default under other Indebtedness
the Guarantor is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;
4.2.3	Information
the information, exhibits and reports furnished by the Guarantor to the Creditors or any of them in connection or with the negotiation and preparation of this Guarantee are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;
9

4.2.4	No withholding Taxes
no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or any of the other Security Documents and the Underlying Documents or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or any of the other Security Documents and the Underlying Documents or any other document or instrument to be executed or delivered under this Guarantee or any of the other Security Documents and the Underlying Documents;
4.2.5	No Default
no Default has occurred and is continuing;
4.2.6	No material adverse change
there has been no material adverse change in the financial position or the business of the Guarantor from that described by or on behalf of the Guarantor or any other Security Party to the Creditors or any of them in the negotiation of the Tenth Supplemental Agreement;
4.2.7	The Ship
the Ship will, on the date when the Mortgage over the Ship is registered, be:
(a)	in the absolute ownership of the Guarantor who will, on and after such date, be the sole, legal and beneficial owner of the Ship;
(b)	permanently registered through the relevant Registry as a ship under the laws and flag of the relevant Flag State;
(c)	operationally seaworthy and in every way fit for service; and
(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;
4.2.8	Ship's employment
the Ship is not nor will, on or before the date when the Mortgage over the Ship is registered, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents, would have required the consent of any of the Mortgagees and, on or before the date when the Mortgage over the Ship is registered, there will not be any agreement or arrangement whereby the Earnings (as defined in the Mortgage over the Ship) of the Ship may be shared with any other person;
4.2.9	Freedom from Encumbrances
neither the Ship, nor its Earnings, Insurances, Requisition Compensation (each as defined in the Mortgage over the Ship) nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the date when the Mortgage over the Ship is registered, subject to any Encumbrance (other than Permitted Liens);
4.2.10	Compliance with Environmental Laws and Approvals
except as may already have been disclosed by the Guarantor in writing to, and acknowledged in writing by, the Agent:
(a)	the Guarantor and the other Relevant Parties and, to the best of the Guarantor's knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;
10

(b)	the Guarantor and the other Relevant Parties and, to the best of the Guarantor's knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and
(c)	neither the Guarantor nor any other Relevant Party nor, to the best of the Guarantor's knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have received notice of any Environmental Claim that the Guarantor or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;
4.2.11	No Environmental Claims
except as may already have been disclosed by the Guarantor in writing to, and acknowledged in writing by, the Agent and/or the Arranger, there is no Environmental Claim pending or, to the best of the Guarantor's knowledge and belief, threatened against the Guarantor or the Ship or any other Relevant Party or any other Relevant Ship or, to the best of the Guarantor's knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;
4.2.12	No potential Environmental Claims
except as may already have been disclosed by the Guarantor in writing to, and acknowledged in writing by, the Agent and/or the Arranger, there has been no emission, spill, release or discharge of a Pollutant from the Ship or any other Relevant Ship owned by, managed or crewed by or chartered to any Relevant Party nor, (having made due enquiry) to the best of the Guarantor's knowledge and belief, from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party, which could give rise to an Environmental Claim; and
4.2.13	ISPS Code
on the date when the Mortgage over the Ship is registered, the Guarantor shall have a valid and current ISSC in respect of the Ship, and the Ship shall be in compliance with the ISPS Code and the Code, and the Operator will have a DOC for itself.
4.3	Repetition of representations and warranties
On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 4.2) on each Interest Payment Date, the Guarantor shall:
4.3.1	be deemed to repeat the representations and warranties in clauses 4.1 and 4.2 as if made with reference to the facts and circumstances existing on such day; and
4.3.2	be deemed to further represent and warrant to the Mortgagees that the then latest audited financial statements delivered to the Agent have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate and, as at the end of such financial period, neither the Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.
5	Undertakings
5.1	General
The Guarantor undertakes with the Mortgagees that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under the Agreement, the
11

Master Swap Agreements and/ or the other Security Documents (including this Guarantee) and while all or any part of the Total Commitment remains available or outstanding, it will:
5.1.1	Notice of Default
promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under this Guarantee or any other Security Document or Underlying Documents to which it is a party and of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;
5.1.2	Consents and licences
without prejudice to clause 4.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Guarantee or any other Security Document or Underlying Document to which it is a party;
5.1.3	Pari passu
ensure that its obligations under this Guarantee shall, without prejudice to the provisions of clause 5.1.6, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;
5.1.4	Delivery of reports
deliver to the Agent sufficient copies for all the Banks of every report, circular, notice or like document issued by the Guarantor to its shareholders in general;
5.1.5	Provision of other information
provide the Agent with such financial and other information concerning any Borrower, the Guarantor, their respective Related Companies, the other Security Parties and their respective Related Companies and their respective affairs (including, without limitation, their activities, financial standing, Indebtedness and operations and the performance of the Ships (as defined in the Agreement)) as the Agent, any Bank or the Swap Providers (acting through the Agent) may from time to time require;
5.1.6	Obligations under Security Documents
duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents to which it is a party;
5.1.7	Compliance with Code
and will procure that any Operator will, comply with and ensure that the Ship and any Operator at all times complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;
5.1.8	Withdrawal of DOC and SMC
and will procure that any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of its Operator's DOC or the SMC in respect of the Ship;
12

5.1.9	Issuance of DOC and SMC
and will procure that any Operator will, promptly inform the Agent upon the issuance to any Operator of a DOC and to the Ship of an SMC or the receipt by the Guarantor or any Operator of notification that its application for the same has been refused;
5.1.10	ISPS Code compliance
and will procure that the Manager or any Operator will:
(a)	from the date when the Mortgage over the Ship is registered and at all times thereafter, maintain a valid and current ISSC respect of the Ship;
(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of the Ship; and
(c)	procure that, from the date when the Mortgage over the Ship is registered and at all times thereafter, the Ship complies with the ISPS Code; and
5.1.11	Charters
provided it has first obtained the consent of the Agent or any other Creditors in accordance with the relevant Ship Security Documents, (i) deliver to the Agent, a certified copy of each time charter or other contract of employment of the Ship with a tenor (including any options to extend) exceeding six (6) months, forthwith after its execution, (ii) forthwith on the Agent's request execute (1) a specific assignment of any such time charter or other contract of employment in favour of the Mortgagees in a form acceptable to the Agent in its sole discretion and (2) any notice of assignment required in connection therewith in a form acceptable to the Agent in its sole discretion, and promptly procure the acknowledgement of any such notice of assignment by the relevant charterer in a form acceptable to the Agent in its sole discretion, and (iii) pay all legal and other costs incurred by any Creditor in connection with any such specific assignments, forthwith following the Agent's demand.
5.2	Negative undertakings
The Guarantor undertakes with the Mortgagees that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under the Agreement, the Master Swap Agreements and/or the other Security Documents (including this Guarantee) and while all or any part of the Total Commitment remains available or outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):
5.2.1	Negative pledge
permit any Encumbrance (other than a Permitted Encumbrance) by the Guarantor to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues to secure or prefer any present or future Indebtedness of the Guarantor or any other person;
5.2.2	No merger
merge or consolidate with any other person or enter into any demerger, amalgamation or any corporate reconstruction or redomiciliation of any kind;
5.2.3	Disposals
sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 5.2.3 material in the opinion of the Agent (acting on the instructions of the Majority Banks) in relation to the undertaking, assets, rights and revenues of the Guarantor) of its present or future undertaking, assets, rights or revenues (otherwise than by
13

transfers, sales or disposals for full consideration in the ordinary course of trading, but in any event excluding the Ship and any other rights, assets or property which is subject to the Security Documents) whether by one or a series of transactions related or not;
5.2.4	Other business
undertake any business other than the ownership and operation of the Ship and the chartering of the Ship to third parties;
5.2.5	Acquisitions
acquire any further assets other than the Ship and rights arising under contracts entered into by or on behalf of the Guarantor in the ordinary cause of its business of owning, operating and chartering the Ship;
5.2.6	Other obligations
incur any obligations except for obligations arising under the Ship Security Documents in respect of the Ship or the other Security Documents and the Underlying Documents to which it is a party or contracts entered into in the ordinary course of its business;
5.2.7	No borrowing
incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;
5.2.8	Repayment of borrowings
repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents;
5.2.9	Guarantees
issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship;
5.2.10	Loans
make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;
5.2.11	Sureties
permit any Indebtedness of the Guarantor to any person (other than the Creditors pursuant to the Security Documents) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which its Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship);
5.2.12	Share capital and distribution
purchase or otherwise acquire for value any shares of its capital or declare or pay any dividends or distribute any of its present or future assets, undertaking rights or revenues to any of its shareholders if a Default has occurred at the time of declaration or payment of such dividends or would occur as a result thereof;
14

5.2.13	Subsidiaries
form or acquire any Subsidiaries; or
5.2.14	Manager
appoint any manager of the Ship other than the Manager or terminate or amend the terms of the Management Agreement relevant to its Ship.
5.3	Collateral Operating Account
5.3.1	General
The Guarantor undertakes with the Mortgagees that it will:
(a)	on or before the date of this Guarantee, open the Collateral Operating Account; and
(b)	procure that all moneys payable to the Guarantor in respect of the Earnings of the Ship shall, unless and until the Agent directs to the contrary pursuant to the provisions of the Collateral Mortgage, be paid to the Collateral Operating Account, Provided however that if any of the moneys paid to the Collateral Operating Account are payable in a currency other than Dollars, the Account Bank shall (and the Guarantor hereby irrevocably instructs the Account Bank to) convert such moneys into Dollars at the Account Bank's spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term "spot rate of exchange" shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.
5.3.2	Account terms
Amounts standing to the credit of the Collateral Operating Account shall (unless otherwise agreed between the Account Bank and the Guarantor) bear interest at the rates from time to time offered by the Account Bank to its customers for deposits in Dollars in comparable amounts for comparable periods. Interest shall accrue on the Collateral Operating Account from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year and shall be credited to the Collateral Operating Account at such times as the Account Bank and the Guarantor shall agree.
5.3.3	Withdrawals
Unless and until a Default shall occur and the Agent (acting on the instructions of the Majority Banks) shall direct to the contrary following a demand made by it under clause 2.1, the Guarantor shall be entitled to withdraw any moneys standing to the credit of the Collateral Operating Account for the following purposes:
(a)	to transfer to the Retention Account on each Retention Date all or part of the Retention Amount for such Retention Date;
(b)	to pay any amount to the Agent in or towards payments of any instalments of interest or principal or any other amounts then payable pursuant to the Security Documents;
(c)	to pay the proper and reasonable expenses of the Ship;
(d)	to pay the proper and reasonable expenses of administering its affairs; and
(e)	to pay dividends to the extent permitted by clause 5.2.12.
5.3.4	Application
At any time after the occurrence of an Event of Default and a demand made by the Agent (acting on the instructions of the Majority Banks) under clause 2.1, the Agent may, without
15

notice to the Guarantor, instruct the Account Bank (and the Account Bank will upon such instructions) apply all moneys then standing to the credit of the Collateral Operating Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Mortgagees under the Security Documents in the manner specified in clause 2.10 and the Guarantor hereby irrevocably authorises and instructs the Account Bank to comply with any such instructions from the Agent.
5.4	Charging of account
The Collateral Operating Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Collateral Operating Account Pledge.
6	Set-off
The Guarantor authorises each Mortgagee, at any time after the occurrence of an Event of Default and without notice to the Guarantor, to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with such Mortgagee at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to such Mortgagee under this Guarantee. For this purpose each Secured Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Mortgagee shall be obliged to exercise any right given to it by this clause 6. Each Mortgagee shall notify the Guarantor and the Agent forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Mortgagees.
7	Benefit of this Guarantee
7.1	Benefit and burden
This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of each of the Mortgagees and their respective successors in title, Transferee Banks or replacements (as the case may be). The Guarantor expressly acknowledges and accepts the provisions of clause 15 of the Agreement and agrees that any person in favour of whom an assignment or a transfer is made in accordance with such clause shall be entitled to the benefit of this Guarantee.
7.2	Changes in constitution or reorganisation of Mortgagees
For the avoidance of doubt and without prejudice to the provisions of clause 7.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of any of the Mortgagees or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title or replacement of the Agent or any successor in title, Transferee Bank or replacement, as the case may be, of any Mortgagee in the same manner as if such successor in title, Transferee Bank or replacement had been named in this Guarantee as a party instead of, or in addition to, the relevant Mortgagee.
7.3	No assignment by Guarantor
The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.
7.4	Disclosure of information
Any Mortgagee may, without the consent of the Guarantor, disclose to a prospective assignee or transferee or to any other person who may propose entering into contractual relations with such Mortgagee in relation to this Guarantee such information about the Guarantor as such Mortgagee shall consider appropriate.
16

8	Notices and other matters
8.1	Notices
The provisions of Clauses 17.1 and 17.2 of the Agreement shall apply to this Guarantee as if set out herein and every notice, request, demand or other communication given or made under this Guarantee shall:
be sent:
(a)	if to the Guarantor at:
c/o Aegean Bunkering Services Inc.
10 Akti Kondyli 185 45
Piraeus
 Greece
Fax:	+30 210 458 6242
Attention:	Mr Dimitris Koutsoukos
(b)	if to the Agent or the Account Bank at:
Aegean Baltic Bank S.A.
217A Kifissias Ave.
151 24 Maroussi
Attiki
Greece
Fax No:	+30 210 62 34 192
Attn:	Business Development
(c)	if to a Bank, to its address or fax number specified in Schedule 1 or in any relevant Transfer Certificate; and
(d)	if to a Swap Provider, to its address or fax number specified in paragraph (a) of Part 4 of the Schedule to the relevant Master Swap Agreement, or to such other address or fax number as is notified by the Guarantor, the Agent, the Banks, the Swap Provider or the Account Bank to the other parties to this Guarantee.
8.2	No implied waivers, remedies cumulative
No failure or delay on the part of the Mortgagees or any of them to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagees or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.
8.3	English translations
All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Mortgagees shall be entitled to rely.
8.4	Other guarantors
The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to
17

the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Mortgagees or any of them.
8.5	Expenses
The Guarantor agrees to reimburse the Mortgagees or any of them on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Mortgagees or any of them in relation to the enforcement of this Guarantee against the Guarantor.
8.6	Partial invalidity
If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.
8.7	Miscellaneous
8.7.1	This Guarantee contains the entire agreement of the parties and its provisions supersede any and all other prior correspondence and oral negotiation by the parties in respect of the matters regulated by the Guarantee.
8.7.2	This Guarantee and its terms and provisions shall not be amended or varied in its terms by any oral agreement or representation or in any other manner other than by an instrument in writing or even date herewith or subsequent hereto executed by or on behalf of the parties hereto.
9	Law and jurisdiction
9.1	Law
This Guarantee and any non-contractual obligations in connection with this Guarantee are governed by, and shall be construed in accordance with, English law.
9.2	Submission to jurisdiction
The Guarantor agrees for the benefit of the Mortgagees and the Account Bank that any legal action or proceedings arising out of or in connection with this Guarantee (including any non-contractual obligations connected with this Guarantee) against the Guarantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Portland Place Nominees Limited at present of 34 Anyards Road, Cobham, Surrey KT11 2LA, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagees or the Account Bank or any of them to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Guarantor further agrees that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Guarantor may have against the Mortgagees or the Account Bank or any of them arising out of or in connection with this Guarantee (including any non-contractual obligations connected with this Guarantee).
9.3	Contracts (Rights of Third Parties) Act 1999
No term of this Guarantee is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.
18

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.
19

Schedule 1
 Names and lending offices of the Banks
Name	Lending office and contact details
Aegean Baltic Bank S.A.
Lending Office
Aegean Baltic Bank S.A.
217A Kifissias Ave.
151 24 Maroussi
Attiki
Greece
Address for Notices
Aegean Baltic Bank S.A.
217A Kifissias Ave.
151 24 Maroussi
Attiki
Greece
Fax:   +30 210 623 4192
Attn:   Business Development

HSH Nordbank AG
Lending Office
HSH Nordbank AG
Gerhart-Hauptmann-Platz 50
 20095 Hamburg
Germany
Address for Notices
HSH Nordbank AG
Gerhart-Hauptmann-Platz 50
 20095 Hamburg
Germany
Fax:   +49 40 33 33 34 118
Attn:   Shipping, Structuring & Analysis
 Greece/Southern Europe

20

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Attorney-in-fact
TEMPEST SHIPTRADE LTD	)
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Authorized Signatory
AEGEAN BALTIC BANK S.A	)
(as Agent, Swap Provider and Bank))
in the presence of:	)
Authorized Signatory

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Attorney-in-fact
HSH NORDBANK AG	)
(as Swap Provider and Bank))
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Authorized Signatory
AEGEAN BALTIC BANK S.A.	)
(as Account Bank))
in the presence of:	)
Authorized Signatory

Witness
Name:
Address:
Occupation:
21

Schedule 5
 Form of Collateral Mortgage
17

Private & Confidential
Translation into English of the Greek text (with the exception of the notarized preamble) of the First Preferred Mortgage over m.v. Naxos
Dated 16 July 2014
 __________________________
TEMPEST SHIPTRADE LTD	(1)
AEGEAN BALTIC BANK S.A.	(2)
as Agent
THE BANKS AND FINANCIAL INSTITUTIONS	(3)
SET OUT IN SCHEDULE 1
as Banks
and
AEGEAN BALTIC BANK S.A.	(4)
and
HSH NORDBANK AG
as Swap Providers

_________________________________________________
FIRST PREFERRED GREEK SHIP MORTGAGE
on the Greek registered vessel
m.v. Naxos
_________________________________________________

Contents
Clause		Page

Private & Confidential		1

1	Definitions	3

2	Warranty	9

3	Covenants to pay and perform	9

4	Mortgage and charge	10

5	Continuing security and other matters	10

6	Covenants	12

7	Powers of Mortgagees to protect security and remedy defaults	.19

8	Events of Default	20

9	Powers of Mortgagees on Event of Default	24

10	Application of moneys	25

11	Remedies cumulative and other provisions	25

12	Costs and indemnities	26

13	Attorney	27

14	Further assurance	27

15	Law, jurisdiction and other provisions	28

16	Notices and other matters	29

17	English language	29

18	Executory Title	29

THIS FIRST PREFERRED SHIP MORTGAGE is made the 16th day of July 2014
BY:
(1)	TEMPEST SHIPTRADE LTD, a corporation incorporated under the laws of the Republic of the Marshall Islands, having its registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner")
IN FAVOUR OF:
(2)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of the Hellenic Republic, whose registered office is at 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece in its capacity as agent for the other Mortgagees as defined below (the "Agent");
(3)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of the Hellenic Republic, whose registered office is at 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece in its capacity as swap provider (the "ABB Swap Provider");
(4)	HSH NORDBANK AG, a company incorporated under the laws of Germany, whose registered office is at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany in its capacity as swap provider (the "HSH Swap Provider" and, together with the ABB Swap Provider the "Swap Providers"); and
(5)	THE BANKS AND FINANCIAL INSTITUTIONS set out in Schedule 1 as lenders (together the "Banks" and, together with the Agent and the Swap Providers, the "Mortgagees" and each a "Mortgagee").
WHEREAS:
(A)	the Owner is the sole, absolute and unencumbered legal and beneficial owner of the whole of the m.v. Naxos registered under the laws and flag of the Hellenic Republic in the B Class Register of Ships at the Port of Piraeus with IMO Number 9371335 with International Call Sign D5BV8 and the following dimensions and tonnages:
Length	:	90,22 meters
Breadth	:	15,60 meters
Depth	:	7,80 meters
Gross Tonnage	:	3220 tons
Net Tonnage	:	1327 tons

and propelled by one engine of 2400KW of internal combustion (the "Ship");
(B)	the Owner has acquired title to ownership of the said Ship from Lefkas Marine S.A. a corporation incorporated in the Republic of Liberia, under and by virtue of a Bill of Sale dated 27 June 2014 and has received and presently possesses a Certificate of Registry for the said Ship issued pursuant to the provisions of Greek law;
(C)	by a loan agreement dated 30 August 2005 as amended and restated by a supplemental agreement dated 8 June 2007, a second supplemental agreement dated 20 November 2007, a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012, a ninth supplemental agreement dated 20 January 2014 and a tenth supplemental agreement dated 16 July 2014
1

(together the "Loan Agreement") (a copy of which Loan Agreement without its schedules, is annexed hereto as Schedule 2 and forms an integral part hereof) and made between (1) Kithnos Maritime Inc., Paros Maritime Inc., Lefkas Marine S.A., Santorini I Maritime Limited and Serifos Shipping (Pte.) Ltd. as joint and several borrowers (therein and herein referred to as the "Borrowers"), (2) the Agent, (3) the Swap Providers, (4) Aegean Baltic Bank S.A. in its capacity as arranger, security agent and account bank and (5) the Banks, the Banks agreed (inter alia) to advance by way of loan to the Borrowers, jointly and severally, upon the terms and conditions therein contained, the principal sum of up to Thirty five million five hundred thousand Dollars ($35,500,000);
(D)	by a 1992 ISDA Master Agreement (including the schedule thereto) dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009, the eighth supplemental agreement dated 17 April 2012 and the ninth supplemental agreement dated 20 January 2014 each referred to above (together, the "ABB Master Swap Agreement") and made between the Borrowers and the ABB Swap Provider (a copy of the form of which ABB Master Swap Agreement is annexed hereto as Schedule 3 and forms an integral part hereof), the ABB Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) interest rate swap and other derivative transactions with the Borrowers in respect of the Loan (whether in whole or in part, as the case may be) from time to time;
(E)	by a 1992 ISDA Master Agreement (including the schedule thereto) dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009, the eighth supplemental agreement dated 17 April 2012 and the ninth supplemental agreement dated 20 January 2014 each referred to above (together, the "HSH Master Swap Agreement" and, together with the ABB Master Swap Agreement, the "Master Swap Agreements") and made between the Borrowers and the HSH Swap Provider (a copy of the form of which HSH Master Swap Agreement is annexed hereto as Schedule 4 and forms an integral part hereof), the HSH Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) interest rate swap and other derivative transactions with the Borrowers in respect of the Loan (whether in whole or in part, as the case may be), from time to time;
(F)	pursuant to the said Loan Agreement, the Banks have agreed to advance to the Borrowers and as of the date hereof they have advanced to the Borrowers (and the Borrowers are indebted, on a joint and several basis to the Banks in,) a total principal amount of up to Thirty five million five hundred thousand Dollars ($35,500,000) (receipt of which is hereby acknowledged by the Owner) which (together with interest (as provided in clause 3.1 of the said Loan Agreement) thereon and fees) is to be repaid and paid, as the case may be, as provided in the Loan Agreement;
(G)	by a corporate guarantee dated 16 July 2014 (the "Collateral Guarantee") and executed by the Owner (therein referred to as the "Guarantor") in favour of the Mortgagees (a copy of the form of which Collateral Guarantee is annexed hereto as Schedule 5 and forms an integral part hereof), the Owner being liable towards the Mortgagees as principal and not as surety only, jointly and severally with the Borrowers, waived the requirement that demand must first be made to the Borrowers and also waived any other rights conferred to it by the Greek Civil Code and guaranteed (inter alia) the payment of all moneys owing by the Borrowers to the Mortgagees under the Loan Agreement, the Master Swap Agreements and the other Security Documents; and
(H)	the Owner (in order to secure the payment of all sums of money from time to time owing to the Mortgagees or any of them under the said Collateral Guarantee and the performance and observance of its other obligations under the said Collateral Guarantee) has agreed to create and register against the said Ship this First Preferred Mortgage (being the Naxos Mortgage referred to in the said Loan Agreement).
2

NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED as follows;
1	Definitions
1.1	Defined expressions
Words and expressions defined in the Loan Agreement and/or the Collateral Guarantee shall, unless the context otherwise requires, or unless otherwise defined herein, have the same meanings when used in this Mortgage.
1.2	Definitions
In this Mortgage unless the context otherwise requires:
"ABB Master Swap Agreement" means the 1992 master swap agreement made between the ABB Swap Provider and the Borrowers dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009, the eighth supplemental agreement dated 17 April 2012 and the ninth supplemental agreement dated 20 January 2014 and as further amended and supplemented from time to time and mentioned in recital (D) hereto, comprising a 1992 ISDA Master Agreement (and a schedule thereto), together with any Confirmations (as defined therein) supplemental thereto, as amended and/or restated and/or novated from time to time;
"Agent" includes the successors in title and the replacements of the Agent;
"Approved Brokers" means such firm of insurance brokers, appointed by the Owner, as may from time to time be approved in writing by the Agent for the purposes of this Mortgage;
"Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open in London, Hamburg, Athens, Piraeus and New York City or any other relevant place of payment under clause 6 of the Loan Agreement;
"Banks" includes the successors in title and the Transferee Banks of each of the Banks;
"Casualty Amount" means Five hundred thousand Dollars ($500,000) (or the equivalent amount in any other currency or currencies);
"Collateral Guarantee" means the corporate guarantee mentioned in Recital (G) hereto as the same is amended and/or supplemented from time to time;
"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner, the Borrowers or any of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;
"Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;
"Creditors" means, together, the Agent, the Arranger, the Banks, the Swap Providers, the Security Agent and the Account Bank and "Creditor" means any of them;
3

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;
"Disclosed Company" has the meaning ascribed thereto in the Tenth Supplemental Agreement;
"Disclosed Person" has the meaning ascribed thereto in the Tenth Supplemental Agreement;
"Earnings" means any and all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;
"Event of Default" means any of the events or circumstances described in clause 8.1;
"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagees or any of them) of:
(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature, (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagees or any of them in connection with the exercise of the powers referred to in or granted by the Collateral Guarantee, the Loan Agreement, the Master Swap Agreements, this Mortgage, the General Assignment, any of the other Security Documents or otherwise payable by the Owner in accordance with clause 12 of this Mortgage or clause 8 of the General Assignment; and
(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagees or any of them until the date of receipt or recovery thereof (whether before or after judgement) at a rate per annum calculated in accordance with clause 2.5 of the Collateral Guarantee (as conclusively certified by the Agent);
"General Assignment" means the first priority general assignment dated 16 July 2014 made between the Owner and the Mortgagees pursuant to which the Owner has assigned to the Mortgagees the Insurances, the Requisition Compensation and the Earnings;
"Guaranteed Liabilities" shall have the meaning ascribed thereto in the Collateral Guarantee;
"HSH Master Swap Agreement" means the 1992 master swap agreement made between the HSH Swap Provider and the Borrowers dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009, the eighth supplemental agreement dated 17 April 2012 and the ninth supplemental agreement dated 20 January 2014 and as further amended and supplemented from time to time and mentioned in Recital (E) hereto, comprising a 1992 ISDA Master Agreement (and a schedule thereto), together with any Confirmations (as defined therein) supplemented thereto, as amended and/or restated and/or novated from time to time;
"Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;
"Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner, or in the joint names of the Owner and the Mortgagees or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in
4

connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);
"Interest Payment Date" means the last day of an Interest Period;
"Interest Period" means, in relation to any Advance or Tranche, each period for the calculation of interest in respect of such Advance, or as the case may be, Tranche ascertained in accordance with clauses 3.2 and 3.3 of the Loan Agreement;
"LIBOR" means, in relation to a particular period:
(a)	the London interbank offered rate administrated by ICE Benchmark Administration Limited (or if ICE Benchmark Administration Limited ceases to act in the role of administrating and publishing LIBOR rates, the equivalent rate published by a subsequently appointed administrator of LIBOR) for Dollars for the relevant period displayed on the appropriate page of the Reuters screen at or about 11:00 a.m. on the Quotation Date for such period (and if the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers); or
(b)	if on such date no such rate is so displayed, the arithmetic mean of the rates (rounded upwards to the nearest 1/16th of one per cent) quoted to the Agent by each Bank at the request of the Agent as the rate at which they could borrow funds, in the London Interbank Market for deposits of Dollars in an amount comparable to the amount in relation to which LIBOR is to be determined for a period equivalent to such period at or about 11:00 a.m. (London time) on the Quotation Date for such period, and if any of the rates referred to under (a) or (b) above is below zero (0), LIBOR shall be deemed to be zero (0);
"Loan" means the total principal amount of up to Thirty five million five hundred thousand Dollars ($35,500,000) referred to in recital (C) hereto, advanced by the Banks to the Borrowers pursuant to the Loan Agreement or (as the context may require) the amount thereof at any time outstanding;
"Loan Agreement" means the loan agreement mentioned in recital (C) hereto including its schedules as the same may be amended, supplemented, restated or varied from time to time;
"Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 2 to the General Assignment, or in such other forms as may from time to time be required or agreed in writing by the Agent (acting on the instructions of the Majority Banks);
"Management Agreement" means the management agreement dated 16 June 2014 made between the Owner and the Manager or any other agreement previously approved in writing by the Agent, between the Owners and the Manager, providing for (inter alia) the Manager to manage the Ship;
"Manager" means Aegean Management Services M.G. of 10 Akti Kondili, 185 45 Piraeus, Greece or any other person appointed by the Owner, with the prior written consent of the Agent, as the manager of the Ship and includes its successors in title;
"Margin" means, in relation to each Tranche:
(a)	from the Drawdown Date of the first Contract Instalment Advance of such Tranche to be drawn down up to the day falling immediately prior to the Drawdown Date of the Delivery Advance of such Tranche, One point four zero per cent (1.40%) per annum;
5

(b)	from the Drawdown Date of the Delivery Advance of such Tranche and until 31 December 2010, One point three zero per cent (1.30%) per annum; and
(c)	from 1 January 2011 and at all times thereafter, One point five five per cent (1.55%) per annum;
"Master Swap Agreement Liabilities" means at any relevant time all liabilities, actual or contingent, present or future, owing to the Swap Providers under the Master Swap Agreements;
"Master Swap Agreements" means together the ABB Master Swap Agreement and the HSH Master Swap Agreement and "Master Swap Agreement" means either of them;
"Ministerial Decision" means the Decision number 3113.1.3497/2014 of the Ministers of Finance and Economy, Competitiveness and Marine relating to the Ship;
"Mortgagees" includes the successors in title, Transferee Banks and/or replacements (as the case may be) of each of the Mortgagees;
"Notice of Assignment of Insurances" means a notice of assignment in the form set out in schedule 3 to the General Assignment, or in such other form as may from time to time be required or agreed in writing by the Agent (acting on the instructions of the Majority Banks);
"Operating Account" means an interest bearing Dollar account of the Owner opened or (as the context may require) to be opened by the Owner with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be an Operating Account for the purposes of this Mortgage and it is the "Naxos Operating Account" referred to in the Loan Agreement;
"Outstanding Indebtedness" means the aggregate of the Guaranteed Liabilities and interest accrued and accruing thereon, the Expenses and all other sums of money from time to time owing to the Mortgagees or any of them, whether actually or contingently, under the Collateral Guarantee, the Loan Agreement, the Master Swap Agreements, this Mortgage, the other Security Documents or any of them provided however that in the event that the Loan Agreement and/or the Master Swap Agreements and/or the Collateral Guarantee shall be or become invalid for any reason whatsoever this Mortgage shall secure to the same extent the indebtedness of the Owner for unjustifiable enrichment in accordance with Article 904 et seq. of the Greek Civil Code;
"Owner" includes the successors in title of the Owner;
"Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;
"Quotation Date" means, in relation to any period for which LIBOR is to be determined under the Loan Agreement, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that period;
"Relevant Party" means any of the Borrowers, the Borrowers' Related Companies, the Owner, any other Security Party (other than the Builder and the Refund Guarantors) and their respective Related Companies;
"Relevant Ship" means the Ship and any other vessel from time to time (whether before or after the date of this Mortgage) owned, managed or crewed by, or chartered to, any Relevant Party;
"Repayment Dates" means, subject to clause 6.3 of the Loan Agreement in respect of each Tranche, the First Repayment Date in respect of such Tranche and each of the dates falling at three (3) monthly intervals after such First Repayment Date up to and including the date falling one hundred and seventeen (117) months after such First Repayment Date;
6

"Requisition Compensation" means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;
"Restricted Companies" means the Borrowers, the Owner, their respective Related Companies, the other Security Parties and their respective Related Companies;
"Security Documents" means the Loan Agreement, the Master Swap Agreements, the Collateral Guarantee, this Mortgage, the General Assignment and any other such document as defined in the Loan Agreement as a Security Document as may have been or shall from time to time after the date of the Loan Agreement be executed to guarantee and/or secure all or any part of the Guaranteed Liabilities, the Loan, interest thereon, the Master Swap Agreement Liabilities and other moneys from time to time owing by the Borrowers or any of them or the Owner pursuant to the Loan Agreement and/or the Master Swap Agreements and/or the Collateral Guarantee and/or the other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);
"Security Party" means the Borrowers, the Owner, the Corporate Guarantors, the Manager or any other person who may at any time be a party to any of the Security Documents (other than the Mortgagees and the other Creditors);
"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;
"Ship" means the vessel described in recital (A) hereto and includes any interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid;
"Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, and for this purpose "control" means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;
"Swap Exposure" means, as at any relevant time, and in relation to a Master Swap Agreement the amount certified by the relevant Swap Provider to the Agent to be the aggregate net amount in Dollars which would, in the absolute discretion of the Swap Provider, be an estimate of what would be payable by the Borrowers to such Swap Provider under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of such Master Swap Agreement if an Early Termination Date had occurred at the relevant time in relation to all continuing Designated Transactions under that Master Swap Agreement;
"Swap Providers" includes the successors in title of each of the Swap Providers;
Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly; and
"Total Loss" means:
(a)	the actual, constructive, compromised or arranged total loss of the Ship; or
(b)	the Compulsory Acquisition of the Ship; or
(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any Government Entity or by persons acting or purporting to act on behalf of any Government Entity unless the Ship be released and restored to the Owner from such
7

hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof.
1.3	Insurance terms
In clause 6.1.1 hereof:
1.3.1	"excess risks" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;
1.3.2	"protection and indemnity risks" means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in such policies of Clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision which may be insured by entry with such an association); and
1.3.3	"war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls - Time (1/11/95) attached or similar cover.
1.4	Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.
1.5	Construction of certain terms
In this Mortgage, unless the context otherwise requires:
1.5.1	references to clauses, recitals and schedules are to be construed as references to clauses of, and recitals and schedules to, this Mortgage and references to this Mortgage include its schedules;
1.5.2	references to (or to any specified provision of) this Mortgage or any other document shall be construed as references to this Mortgage, that provision or that document as in force for the time being and as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties;
1.5.3	words importing the plural shall include the singular and vice versa;
1.5.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;
1.5.5	references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and
1.5.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.
1.6	Conflict with Loan Agreement, the Master Swap Agreements and the Collateral Guarantee
This Mortgage shall be read together with the Loan Agreement, the Master Swap Agreements and the Collateral Guarantee and, in the case of any conflict between this Mortgage and any
8

such documents, the relevant provisions of such documents shall prevail over this Mortgage, in each case with the exception of the clauses of this Mortgage relating to applicable law.
2	Warranty
The Owner HEREBY WARRANTS that it has power to own the Ship and register the Ship under the laws and flag of the Hellenic Republic and that this First Preferred Mortgage is in accordance with the provisions of the Greek Code of Private Maritime Law (Act of Parliament Number 3816/1958) as completed by Greek Legislative Decree Number 3899/1958 concerning Preferred Mortgages on ships and the provisions of Greek Legislative Decree Number 2687/1953 concerning the Investment and Protection of Capital from Abroad and the provisions of Greek Legislative Decree Number 2928/1954 concerning the authentic interpretation of Article 13 of Greek Legislative Decree Number 2687/1953 and of the Ministerial Decision and has so far as may be appropriate in any particular circumstances and in derogation from the provisions of Article 205 of the Greek Private Maritime Code or any now existing or future provisions of Greek law priority above all maritime and any other liens, exception however being made for the liens provided by the International Convention of Brussels of the year 1926 "Pour ('unification de certaines regles relatives aux privileges et hypotheques maritimes" upon condition that the same are recognised by Greek law as such.
3	Covenants to pay and perform
3.1	In consideration of (a) the agreement of the Banks (at the request of the Owner) to continue to make their Contributions available to the Borrowers pursuant to the Loan Agreement and (b) the agreement of each Swap Provider (at the request of the Owner) to continue to be a party to the relevant Master Swap Agreement, the Owner hereby covenants with the Mortgagees as follows:
3.1.1	to pay to the Mortgagees any sums payable by the Owner pursuant to the terms of the Collateral Guarantee at the times and in the manner specified in the Collateral Guarantee pursuant to which the Owner is liable towards the Mortgagees as principal and not as surety only, jointly and severally with the Borrowers, and has waived the requirement that demand must first be made to the Borrowers and also waived any other rights conferred to it by the Greek Civil Code;
3.1.2	to pay to the Mortgagees interest on any such sums and overdue interest or other moneys payable under the Collateral Guarantee at the rates, at the times and in the manner specified in the Collateral Guarantee;
3.1.3	to pay the full amount of any and all other moneys comprising the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Collateral Guarantee and this Mortgage;
3.1.4	the Owner will pay interest at a rate per annum calculated in accordance with clause 2.5 of the Collateral Guarantee (as conclusively certified by the Agent (acting on the instructions of the Majority Banks) on any moneys which are by this Mortgage expressed to be payable on demand and which are not paid forthwith on demand being made as from the date of demand until payment (both before and after any judgment) provided however that this provision shall not affect the right of the Mortgagees to receive that part of their Expenses as comprises interest from such date prior to demand being made as is referred to in the definition of Expenses; and
3.1.5	the Owner will pay to and/or indemnify the Mortgagees or any of them for such additional amounts as may be necessary in order that all payments under this Mortgage after deduction of for or on account of every present or future tax assessment or governmental charge imposed by any competent authority in any country to the revenue laws of which the Owner may for the time being be subject shall be no less than such payments would have been had there been no such tax assessment or charge.
3.2	As mentioned in recital (G) hereto, the Collateral Guarantee is security for the Borrowers' obligations under the Loan Agreement and the Master Swap Agreements. Any amounts
9

payable under the Loan Agreement or the Master Swap Agreements, including principal, interest thereon, cost and expenses thereunder are payable at the times and in the manner expressly specified in the Loan Agreement or (as the case may be) the Master Swap Agreements.
4	Mortgage and charge
For the good and valuable consideration aforesaid (receipt of which is hereby acknowledged by the Owner) and pursuant to the Collateral Guarantee and in order to secure the repayment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Collateral Guarantee, the Master Swap Agreements and the Loan Agreement, express or implied, the Owner:
HEREBY GRANTS to the Mortgagees a First Preferred Mortgage on the Ship for the amount of Forty six million one hundred and fifty thousand Dollars ($46,150,000) together with the right to register such First Preferred Mortgage on the Ship in the mortgage register of the competent Greek Maritime Mortgage Office directly and without any action by or on behalf of the Owner for the enforcement of the payment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Collateral Guarantee, the Master Swap Agreements and the Loan Agreement, express or implied; and
HEREBY ASSIGNS and agrees to assign to the Mortgagees all its rights and benefits under and deriving from (i) Greek Legislative Decrees Number 2687/1953 and 2928/1954 and (ii) the Ministerial Decision,
PROVIDED HOWEVER that the Owner shall remain liable to perform all and any of the obligations to be performed by it under the Ministerial Decision and any laws or regulations applicable thereto and the Mortgagees or any of them shall be under no obligation of any kind whatsoever thereunder or be under any liability whatsoever in event of any failure by the Owner to perform its obligations thereunder and PROVIDED ALSO, that the condition of these presents is such that, if the Owner shall pay or cause to be repaid to the Mortgagees, the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Collateral Guarantee, this Mortgage and the other Security Documents and shall observe and comply with the covenants, terms and conditions contained in the Collateral Guarantee, this Mortgage and the other Security Documents, expressed or implied, to be performed, observed or complied with, by and on the part of the Owner, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect.
5	Continuing security and other matters
5.1	Continuing security
It is declared and agreed that:
5.1.1	this Mortgage shall be registered in accordance with the relevant requirements of Greek law as constituting security for the repayment of the Loan in the sum of Thirty five million five hundred thousand Dollars ($35,500,000) plus interest thereon, the Master Swap Agreement Liabilities and all other moneys comprising the Outstanding Indebtedness (including costs and expenses of the Mortgagees and interest thereon);
5.1 2	the present Mortgage secures the total amount of Forty six million one hundred and fifty thousand Dollars ($46,150,000) irrespective of whether the same is for principal, interest or other moneys comprising the Outstanding Indebtedness;
5.1.3	the date of maturity of the Outstanding Indebtedness (being the debt secured by this Mortgage) is 7 January 2019 but may be earlier pursuant to those provisions of the Loan Agreement and the Master Swap Agreement which provide for the Loan or, as the case may be, the Master
10

Swap Agreement Liabilities to be prepaid or paid earlier than such date or those provisions of the Loan Agreement, or the Master Swap Agreements or the Collateral Guarantee or this Mortgage which provide for the Loan Agreement or the Master Swap Agreement Liabilities or the Guaranteed Liabilities to become due and payable on demand;
5.1.4	the security created by this Mortgage shall be held by the Mortgagees as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Collateral Guarantee, this Mortgage, the Loan Agreement, the Master Swap Agreements in the other Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagees or any of them in respect of the Outstanding Indebtedness or any part thereof and the Mortgagees or any of them);
5.1.5	the security so created by this Mortgage shall be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagees or any of them without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagees or any of them or any right or remedy of the Mortgagees or any of them thereunder; and
5.1.6	the security created by this Mortgage shall not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagees or the other Creditors or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.
5.2	Rights additional
All the rights, powers and remedies vested in the Mortgagees hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagees or any of them under the Collateral Guarantee, the Loan Agreement, the Master Swap Agreements, this Mortgage, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagees or any of them may be exercised from time to time and as often as the relevant Mortgagee(s) may deem expedient.
5.3	No enquiry
No Mortgagee shall be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or take any action to collect any moneys or to enforce any rights or benefits to which any Mortgagee may at any time be entitled under this Mortgage.
5.4	Waiver of rights
The Owner hereby waives any rights under the provisions of the laws of a given country which require the Mortgagees or any of them to levy execution against the Owner or make any demand or claim against the Owner prior to the enforcement of rights under this Mortgage.
11

6	Covenants
6.1	The Owner further covenants with the Mortgagees and undertakes throughout the Security Period:
6.1.1	Insurance
(a)	Insured risks, amounts and terms
to insure and keep the Ship insured free of cost and expense to the Mortgagees and in the sole name of the Owner or, if so required by the Agent (acting on the instructions of the Majority Banks), in the joint names of the Owner and the Mortgagees or any of them (but without liability on the part of the Mortgagees or for premiums or calls (or, if in the name of additional co-assureds other than the Mortgagees, only subject to prior written consent by the Agent and to an assignment to be given by each such co-assured in favour of the Mortgagees of their interests in such insurances upon such terms and conditions as the Mortgagees may require):
(i)	against fire and usual marine risks (including excess risks) and war risks (including protection and indemnity war risks with a separate limit not less than hull value), on an agreed value basis, in such amounts (but not in any event taking into account only hull and machinery values and excluding increased value cover, less than whichever shall be the greater of (A) the market value of the Ship for the time being and (B) such amount which, when aggregated with the equivalent insurance of the other Mortgaged Ships, shall be at least equal to one hundred and twenty per cent (120%) of the aggregate of (aa) the Loan and (bb) the Swap Exposure for the time being) and upon such terms as shall from time to time be approved in writing by the Agent (acting on the instructions of the Majority Banks);
(ii)	against protection and indemnity risks (including-pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship and freight, demurrage and defence cover) for the full value and tonnage of the Ship (as approved in writing by the Agent (acting on the instructions of the Majority Banks) and upon such terms as shall from time to time be approved in writing by the Agent (acting on the instructions of the Majority Banks); and
(iii)	in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship, and to pay to the Mortgagees the cost (as conclusively certified by the Agent) of (A) any mortgagee's interest insurance ("MII") (including, if the Agent (acting on the instructions of the Majority Banks) shall so require, mortgagee's additional perils (including all P&I risks) coverage ("MAP")) which the Agent (acting on the instructions of the Majority Banks) may from time to time effect in respect of the Ship upon such terms and in such amounts (but not in any event exceeding such amount which, when aggregated with the equivalent insurance effected in connection with all other Mortgaged Ships, is equal to one hundred and twenty per cent (120%) (in the case of Mil) and one hundred and ten per cent (110%) (in the case of MAP) in each case of the aggregate of (aa) the Loan and (bb) the Swap Exposure for the time being) as it shall deem desirable; and (B) any other insurance cover which the Agent (acting on the instructions of the Majority Banks) may from time to time require to be effected in respect of the Ship and/or in respect of the Mortgagees' interest or potential third party liability as mortgagees of the Ship as the Agent (acting on the instructions of the Majority Banks) shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 6.1.1(a);
12

(b)	Approved brokers, insurers and association
to effect the insurances aforesaid in such currency as the Agent (acting on the instructions of the Majority Banks) may approve and through the Approved Brokers (other than the said mortgagee's interest insurance which shall be effected through brokers nominated by the Agent) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Agent (acting on the instructions of the Majority Banks); provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Agent (acting on the instructions of the Majority Banks);
(c)	Fleet liens, set-off and cancellation
if any of the insurances referred to in clause 6.1.1(a) form part of a fleet cover, to procure that the Approved Brokers shall undertake to the Mortgagees that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the Insurances for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Agent (acting on the instructions of the Majority Banks);
(d)	Payment of premiums and calls
punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Agent (acting on the instructions of the Majority Banks);
(e)	Renewal
at least fourteen (14) days before the relevant policies, contracts or entries expire, to notify the Agent of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner or any other party for the purposes of the renewal of such insurances and of the amounts in which such Insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagees or any of them pursuant to this clause 6.1.1, to procure that appropriate instructions for the renewal of such Insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least ten (10) days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Agent (acting on the instructions of the Majority Banks) may from time to time agree) confirm in writing to the Agent as and when such renewals have been effected in accordance with the instructions so given;
(f)	Guarantees
to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;
(g)	Hull policy documents, notices, loss payable clauses and brokers' uridertakings to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 6.1.1(a) as are effected through the Approved Brokers and procure that the interest of the Mortgagees shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Mortgagees, by means of a Notice of Assignment of Insurances (signed by the Owner and by any other assured who shall have assigned
13

its interest in the Insurances to the Mortgagees) and that the Agent shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Agent (acting on the instructions of the Majority Banks);
(h)	Associations' loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Agent with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be required by the Agent (acting on the instructions of the Majority Banks);
(i)	Extent of cover and exclusions
to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Agent (acting on the instructions of the Majority Banks) has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Agent (acting on the instructions of the Majority Banks);
(j)	Correspondence with brokers and associations
to provide to the Agent, at the time of each such communication, copies of all written communications between the Owner and the Approved Brokers and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the Insurances including, without limitation, all requisite declarations and payments of additional premiums or calls referred to in clause 6.1.1(i);
(k)	Independent report
if so requested by the Agent (acting on the instructions of the Majority Banks), but at the cost of the Owner, to furnish the Agent from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Agent (acting on the instructions of the Majority Banks) dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;
(l)	Collection of claims
to do all things necessary and provide all documents, evidence and information to enable the Mortgagees or any of them to collect or recover any moneys which shall at any time become due in respect of the Insurances;
(m)	Employment of Ship
not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe; and
(n)	Application of recoveries
to apply all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;
14

6.1.2	Ship's name and registration
not to change the name of the Ship and to keep the Ship registered as a Greek Ship at the Port of Piraeus and not to do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or closed or which could or might result in the Ship being required to be registered otherwise than as a Greek ship at the port of Piraeus and not to register the Ship or permit its registration under any other flag or at any other port without the prior written consent of the Agent (acting on the instructions of the Majority Banks);
6.1.3	Repair
to keep the Ship in a good and efficient state of repair and to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;
6.1.4	Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Agent (acting on the instructions of the Majority Banks) to or suffer any other person to:
(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or
(b)	remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances; or
(c)	install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;
6.1.5	Maintenance of class; compliance with regulations
to maintain the relevant Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of the Hellenic Republic or otherwise applicable to the Ship and to procure that the relevant Classification Society shall make available to the Mortgagee upon its request such information and documents in respect of the Ship as are maintained with the records of the Classification Society;
6.1.6	Surveys
to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and to supply to the Agent copies of all survey reports issued in respect thereof;
6.1.7	Inspection
to ensure that the Agent (acting on the instructions of the Majority Banks) by surveyors or other persons appointed by it for such purpose but at the expense of the Owner, may board the Ship at all reasonable times for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give the Agent reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise);
15

6.1.8	Prevention of and release from arrest
promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship or her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Earnings and Insurances from such arrest, detention attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;
6.1.9	Employment
not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by Greek Law or international law, or which is otherwise unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or to enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship's war risks insurers unless the prior written consent of the Agent (acting on the instructions of the Majority Banks) is obtained and such special insurance cover as the Agent (acting on the instructions of the Majority Banks) may require shall have been effected by the Owner and at its expense;
6.1.10	Information
promptly to furnish the Agent with all such information as it may from time to time require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment, or otherwise howsoever concerning her;
6.1.11	Notification of certain events
to notify the Agent forthwith by facsimile thereafter confirmed by letter of:
(a)	any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;
(b)	any occurrence in consequence of which the Ship has or may become a Total Loss;
(c)	any requisition of the Ship for hire;
(d)	any requirement or recommendation made by any insurer or the relevant Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;
(e)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or any part thereof;
(f)	any petition or notice of meeting to consider any resolution to wind-up the Owner (or any event analogous thereto under the laws of the place of its incorporation);
(g)	the occurrence of any Default; or
(h)	the occurrence of any Environmental Claim against the Owner, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstances which may give rise to any such Environmental Claim;
16

6.1.12	Payment of outgoings and evidence of payments
promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and Insurances and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Agent (acting on the instructions of the Majority Banks) may so require, to make such books available for inspection on behalf of the Agent, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any applicable tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;
6.1.13	Encumbrances
not without the prior written consent of the Agent acting on the instructions of the Majority Banks (and then only subject to such conditions as the Agent (acting on the instructions of the Majority Banks) may impose) to create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Liens) over or in respect of the Ship, any share or interest therein or in the Insurances, Earnings or Requisition Compensation or any part thereof or interest therein other than to or in favour of the Mortgagees;
6.1.14	Sale or other disposal
not without the prior written consent of the Agent acting on the instructions of the Majority Banks (and then only subject to such terms and conditions as the Agent (acting on the instructions of the Majority Banks) may impose) to sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein;
6.1.15	Chartering
not without the prior written consent of the Agent acting on the instructions of the Majority Banks (which the Agent (acting on the instructions of the Majority Banks) shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Agent (acting on the instructions of the Majority Banks) may impose, to let the Ship:
(a)	on demise charter for any period;
(b)	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve (12) months' duration;
(c)	on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or
(d)	below the market rate prevailing at the time when the Ship is fixed or other than on arm's length terms;
6.1.16	Sharing of Earnings
not without the prior written consent of the Agent acting on the instructions of the Majority Banks (and then only subject to such conditions as the Agent (acting on the instructions of the Majority Banks) may impose) to enter into any agreement or arrangement whereby the Earnings may be shared with any other person;
6.1.17	Payment of Earnings
to procure that the Earnings are paid to the Operating Account pursuant to clause 14 of the Loan Agreement and clause 5.3 of the Collateral Guarantee (or to such other account as the Agent (acting on the instructions of the Majority Banks) may from time to time agree) and in any event to procure that the same are paid to the Agent at all times if and when the same shall be or shall have become so payable in accordance with the Security Documents after the Agent
17

(acting on the instructions of the Majority Banks) shall have directed pursuant to clause 2.1.1 of the General Assignment that the same shall be no longer receivable by the Owner and that any Earnings which are so payable and which are in the hands of the Owner's brokers or agents are duly accounted for and paid over to the Agent forthwith on demand;
6.1.18	Repairers' liens
not without the prior written consent of the Agent (acting on the instructions of the Majority Banks) to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Agent in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise;
6.1.19	Manager
not without the prior written consent of the Agent (acting on the instructions of the Majority Banks) to appoint a manager of the Ship other than the Manager, or to terminate or amend the terms of the Management Agreement;
6.1.20	Statutory compliance
to take all such action as may be necessary under the Greek Code of Private Maritime Law and the Greek Legislative Decrees Numbered 2687/1953 and 3899/1958 or otherwise for the purpose of perfecting registering and maintaining this Mortgage as a good and valid First Preferred Mortgage on the Ship and (without prejudice to the generality of the foregoing):
(a)	to keep on board the Ship the Mortgage Book referred to in Article 15 of the said Legislative Decree Number 3899/1958 and to cause to be recorded therein the particulars relating to this Mortgage as specified in Article 16 of the said Legislative Decree Number 3899/1958;
(b)	to carry on board the Ship a properly certified copy of this Mortgage pursuant to Article 17 of the said Legislative Decree Number 3899/1958 and upon request to exhibit the same to any parties having a legal interest therein or to anyone having business with the Ship which might give rise to any lien on the Ship;
(c)	to place and keep prominently in the chart room and in the Master's cabin on the Ship a framed printed notice in plain type of such size that the paragraph of reading matter shall cover a space not less than six (6) inches wide and nine (9) inches high reading as follows:
"NOTICE OF MORTGAGE
This Vessel is covered by a First Preferred Mortgage in favour of [here insert names of Mortgagees] of [here insert addresses of Mortgagees] under the authority of Greek Legislative Decree Number 3899/1958. Under the terms of the said Mortgage and of Greek law neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any right power or authority to create incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages or salvage";
6.1.21	Conveyance on default
where the Ship is (or is to be) sold in exercise of any power contained in this Mortgage or otherwise conferred on the Mortgagees or any of them, to execute, forthwith upon request by the Agent (acting on the instructions of the Majority Banks), such form of conveyance of the Ship as the Agent (acting on the instructions of the Majority Banks) may require;
18

6.1.22	Anti-drug abuse
without prejudice to clause 6.1.9, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and, if the Agent (acting on the instructions of the Majority Banks) shall so require, to enter into a "Carrier Initiative Agreement" with the United States Customs and Border Protection and to procure that the same agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Owner;
6.1.23	Compliance with Environmental Laws
to comply with, and procure that all Environmental Affiliates of the Owner comply with, all Environmental Laws in relation to the Ship including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all Environmental Affiliates of the Owner obtain and comply with all Environmental Approvals;
6.1.24	Ministerial Decision
not to commit any breach of the Ministerial Decision and not without the previous consent in writing of the Agent (acting on the instructions of the Majority Banks) (and then only on and subject to such terms as the Agent (acting on the instructions of the Majority Banks) may agree) to cancel or vary the Ministerial Decision; and
6.1.25	Survey reports
to deliver to the Agent on the date falling twelve (12) months after the date of this Mortgage and on each of the dates falling at twelve (12) monthly intervals thereafter a report (at the cost of the Owner) prepared by surveyors or inspectors appointed by the Agent (acting on the instructions of the Majority Banks) in relation to the seaworthiness and safe operation of the Ship, to produce evidence to the Agent that any recommendations made in such reports have been complied with or will be complied with in accordance with their terms, in full and thereafter to procure that such recommendations are so complied with.
7	Powers of Mortgagees to protect security and remedy defaults
7.1	Protective action
The Mortgagees shall, without prejudice to their other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as the Agent (acting on the instructions of the Majority Banks) may in its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Security Documents and all Expenses attributable thereto shall be payable by the Owner on demand together with interest thereon at the rate provided for in clause 2.5 of the Collateral Guarantee from the date such Expense or liability was incurred by the relevant Mortgagee until the date of actual receipt whether before or after any relevant judgement.
7.2	Remedy of defaults
Without prejudice to the generality of the foregoing provisions of clause 7.1:
7.2.1	if the Owner fails to comply with any of the provisions of clause 6.1.1 the Mortgagees shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as the Agent (acting on the instructions of the Majority Banks) may in its discretion think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the
19

Owner's risk) to remain in, or to proceed to and remain in a port designated by the Agent (acting on the instructions of the Majority Banks) until such provisions are fully complied with;
7.2.2	if the Owner fails to comply with any of the provisions of clauses 6.1.3, 6.1.5 or 6.1.6, the Mortgagees shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as the Agent (acting on the instructions of the Majority Banks) may deem expedient or necessary in order to procure the compliance with such provisions; and
7.2.3	if the Owner fails to comply with any of the provisions of clause 6.1.8 the Mortgagees shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as the Agent (acting on the instructions of the Majority Banks) may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions, and the Expenses attributable to the exercise by the Mortgagees of any such powers shall be payable by the Owner to the Mortgagees on demand.
8	Events of Default
8.1	Upon the happening of any of the following events the security created by this Mortgage shall become immediately enforceable:
8.1.1	Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or
8.1.2	Master Swap Agreements: (a) an Event of Default or Potential Event of Default (in each case as defined in the relevant Master Swap Agreement) has occurred and is continuing with a Borrower as the Defaulting Party (as defined in the relevant Master Swap Agreement) under either Master Swap Agreement or (b) an early Termination Date has occurred or has been or became capable of being effectively designated under either Master Swap Agreement by the relevant Swap Provider or (c) either Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked, or otherwise ceases to remain in full force and effect for any reason; nr
8.1.3	Breach of Insurance and certain other obligations: the Owner or any of the Borrowers (other than Lefkas Marine S.A.), the Manager or, as the context may require, any other person fails to obtain and/or maintain the Insurances for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for such Insurances or for any other failure or default on the part of the Owner or any of the Borrowers (other than Lefkas Marine S.A.) or the Manager or any other person or any of the Borrowers commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.2 or 8.3 or 8.4 or 8.5 of the Loan Agreement or either of the Corporate Guarantors commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 5.2 or 5.3 of the relevant Corporate Guarantee or the Owner commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under clauses 5.2 or 5.3 of the Collateral Guarantee; or
8.1.4	Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 8.1.1, 8.1.2 and 8.1.3 above) and, in respect of any such breach or omission which in the opinion of the Agent (following consultation with the Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within fourteen (14) days of the Agent notifying the relevant Security Party of such default and of such required action; or
20

8.1.5	Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents or any of the Underlying Documents is or proves to have been incorrect or misleading in any material respect; or
8.1.6	Cross-default: any Indebtedness of any Security Party or any other Restricted Company is not paid when due or any Indebtedness of any Security Party or any other Restricted Company becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party or any other Restricted Company of a voluntary right of prepayment), or any creditor of any Security Party or any other Restricted Company becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party or any other Restricted Company relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party or any other Restricted Company shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party's or any other Restricted Company's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party or any other Restricted Company in respect of Indebtedness is not honoured when due and called upon; or
8.1.7	Legal process: any judgment or order made against any Security Party or other Restricted Company is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party or other Restricted Company and is not discharged within seven (7) days; or
8.1.8	Insolvency: any Security Party or any other Restricted Company is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or
8.1.9	Reduction or loss of capital: a meeting is convened by any Security Party or other Restricted Company for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or
8.1.10	Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding-up any Security Party or other Restricted Company or an order is made or resolution passed for the winding up of any Security Party or other Restricted Company or a notice is issued convening a meeting for the purpose of passing any such resolution; or
8.1.11	Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or other Restricted Company or the Agent believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party or other Restricted Company; or
8.1.12	Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or other Restricted Company or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party or other Restricted Company; or
8.1.13	Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or other Restricted Company or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such person and any of its creditors; or
21

8.1.14	Analogous proceedings: there occurs, in relation to any Security Party or other Restricted Company, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 8.1.7 to 8.1.13 (inclusive) or any Security Party or other Restricted Company otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or
8.1.15	Cessation of business: any Security Party or any other Restricted Company suspends or ceases or threatens to suspend or cease to carry on its business; or
8.1.16	Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or other Restricted Company are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or
8.1.17	Invalidity: any of the Security Documents and the Underlying Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents and the Underlying Documents shall at any time and for any reason be contested by any Security Party or other Restricted Company which is a party thereto, or if any such Security Party or Restricted Company shall deny that it has any, or any further, liability thereunder; or
8.1.18	Unlawfulness: it becomes impossible or unlawful at any time for any Security Party to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for a Creditor to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or
8.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or
8.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or
8.1.21	Material adverse change: there occurs, in the opinion of the Agent (following consultation with the Banks), a material adverse change in the financial position or business of any Security Party or any other member of the Group by reference to the financial position or business of such Security Party as described by or on behalf of any Borrower or any other Security Party to the Creditors or any of them in the negotiation of the Loan Agreement (or, in the case of the Owner, in the negotiation of the Tenth Supplemental Agreement); or
8.1.22	Arrest: any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner and such Owner shall fail to procure the release of such Mortgaged Ship within a period of seven (7) days thereafter (or, in the case of the Owner, in the negotiation of the Tenth Supplemental Agreement); or
8.1.23	Registration: the registration of any Mortgaged Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Agent (acting on the instructions of the Majority Banks) or if such registration of such Mortgaged Ship is not renewed at least forty-five (45) days prior to the expiry of such registration; or
8.1.24	Unrest: the relevant Flag State of any Mortgaged Ship becomes involved in hostilities or civil war or there is a seizure of power in the relevant Flag State of any Mortgaged Ship by unconstitutional means; or
22

8.1.25	Environment: any Borrower and/or the Owner and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim; or
8.1.26	PSI: in relation to a Mortgaged Ship, the Owner or the Borrowers (other than Lefkas Marine S.A.) or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which such Mortgaged Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Mortgaged Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or
8.1.27	Shareholdings:
(a)	there is any change in the legal and/or ultimate beneficial ownership of any of the shares of the Disclosed Company from that existing on the date of the Loan Agreement and the Tenth Supplemental Agreement, which results in the Disclosed Person being the ultimate beneficial owner of less than 15% of the total issued voting share capital of the Disclosed Company at any time; or
(b)	any person, or persons acting in concert (other than the Disclosed Person) become at any time the ultimate beneficial owners of more than 50% (or of a percentage higher than that then owned by the Disclosed Person) of the total issued voting share capital of the Disclosed Company or obtain, have or exercise the control of the Disclosed Company or of its board of directors at any time; or
(c)	the Disclosed Person does not have or exercise the control of the Disclosed Company at any time; or
(d)	at any time (i) any of the Borrowers or the Owner ceases to be a wholly-owned direct Subsidiary of the Aegean Shipholdings Guarantor or (ii) either of the Aegean Shipholdings Guarantor or the Manager ceases to be a wholly-owned direct Subsidiary of the Disclosed Company; or
8.1.28	Accounts: moneys are withdrawn from any of the Accounts other than in accordance with clause 14 of the Loan Agreement or clause 5.3 of the Collateral Guarantee; or
8.1.29	Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or
8.1.30	Listing: following the Listing Date, the shares of the Aegean Marine Guarantor are de-listed or suspended from, or cease to trade (whether temporarily or permanently) on, the New York Stock Exchange; or
8.1.31	Breach of Ministerial Decision: the Owner commits any breach of the Ministerial Decision or cancels or varies the Ministerial Decision without the prior written consent of the Agent (which consent the Agent shall have full liberty to withhold); or
8.1.32	Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Agent (following consultation with the Banks), is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or any of the Underlying Documents or (ii) the security created by any of the Security Documents.
23

9	Powers of Mortgagees on Event of Default
9.1	Powers
Upon the happening of any of the Events of Default listed in clause 8.1 the security created by this Mortgage shall become immediately enforceable and the Agent shall become forthwith entitled and, if instructed by the Majority Banks, shall be bound, by notice given to the Owner in accordance with the provisions of clause 2.1 of the Collateral Guarantee to declare the Outstanding Indebtedness to be due and payable immediately or in accordance with such notice whereupon the Outstanding Indebtedness shall become so due and payable and (whether or not the Agent shall have given any such notice) the Mortgagees shall become forthwith entitled as and when the Agent (acting on the instructions of the Majority Banks) may see fit, to put into force and exercise all or any of the rights, powers and remedies possessed by them as mortgagees of the Ship or otherwise (whether at law, by virtue of this Mortgage or otherwise) and in particular (without limiting the generality of the foregoing):
9.1.1	to take possession of the Ship and the Mortgagees shall not be under any duty to render accounts to the Owner during the time when the Ship is in the possession of the Mortgagees or any of them and the Owner hereby waives its rights in respect thereof;
9.1.2	to require that all policies contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Agent (acting on the instructions of the Majority Banks) may nominate;
9.1.3	to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Ship, her Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Agent (acting on the instructions of the Majority Banks) in its absolute discretion thinks fit, and in the case of the Insurances to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;
9.1.4	to discharge, compound, release or compromise claims in respect of the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof;
9.1.5	to sell the Ship or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Agent (acting on the instructions of the Majority Banks) in its absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Mortgagees or any of them purchase the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 10.1;
9.1.6	to manage, insure, maintain and repair the Ship and to employ sail or lay up the Ship in such manner and for such period as the Agent (acting on the instructions of the Majority Banks), in its absolute discretion, deems expedient accounting only for net profits arising from any such employment and for the purposes aforesaid the Mortgagees shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Ship her insurance, management, maintenance, repair classification and employment in all respects as if the Mortgagees were the owner of the Ship and without being responsible for any loss thereby incurred;
9.1.7	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagees or any of them in or about the exercise of the power vested in the Mortgagees under clause 9.1.6 with
24

interest thereon at the rate provided for in clause 3.1.4 from the date when such losses were incurred by the relevant Mortgagee until the date of payment whether before or after any relevant judgment; and
9.1.8	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagees or any of them in or about or incidental to the exercise by them of any of the powers aforesaid together with interest thereon at the rate provided for in clause 3.1.4 from the date when such expenses, payments or disbursements were incurred by the relevant Mortgagee until the date of actual receipt whether before or after any relevant judgment.
9.2	Dealings with Mortgagees
Upon any sale of the Ship or any share or interest therein by the Mortgagees or any of them pursuant to clause 9.1.5 or clause 13.1, the purchaser shall not be bound to see or enquire whether the Mortgagees' power of sale has arisen in the manner provided in this Mortgage or whether the Mortgagees have made a demand for payment under the provisions of the Collateral Guarantee and the sale shall be deemed to be within the power of the Mortgagees and the receipt of the Mortgagees or any of them for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Ship and to bar any such interest of the Owner, and all persons claiming through or under the Owner.
10	Application of moneys
10.1	Application
All moneys received by the Mortgagees or any of them in respect of a sale of the Ship or any share or interest therein or in respect of the employment of the Ship pursuant to the provisions of clause 9.1.6 (or otherwise pursuant to the provisions of this Mortgage) and all moneys received and retained by the Mortgagees or any of them in respect of the Insurances pursuant to this Mortgage shall be paid to the Agent and they shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied by the Agent in the manner specified in clause 2.10 of the Collateral Guarantee.
10.2	Shortfall
In the event that the balance referred to in clause 10.1 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagees shall be entitled to collect the shortfall from the Owner or any other person liable therefor.
11	Remedies cumulative and other provisions
11.1	No implied waivers; remedies cumulative
No failure or delay on the part of the Mortgagees or any of them to exercise any right, power or remedy vested in them under the Collateral Guarantee or this Mortgage or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagees or any of them of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagees or any of them to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagees or any of them of any consent to any act which by the terms of this Mortgage requires such consent prejudice the right of the Mortgagees or any of them to give or withhold consent to the doing of any other similar act. The remedies provided in the Collateral Guarantee and this Mortgage and the other Security Documents are cumulative and are not exclusive of any remedies provided by law.
25

11.2	Preferred status
Anything herein to the contrary notwithstanding, it is intended that nothing in this Mortgage shall waive the preferred status of this Mortgage and that, if any provision or portion hereof shall be construed to waive the preferred status of this Mortgage, then such provision or portion to such extent shall be void and of no effect.
11.3	Delegation
Each Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Collateral Guarantee or this Mortgage (including the power vested in them by virtue of clause 13) or any of the other Security Documents in such manner, upon such terms, and to such persons as such Mortgagee in their absolute discretion may think fit.
11.4	Incidental powers
Each of the Mortgagees shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Mortgage or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon the Mortgagees becoming entitled to exercise any of their powers under clause 9.1, the Mortgagees shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Ship, her insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagees were the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagees or any of them doing or omitting to do any such acts or things as aforesaid.
12	Costs and indemnities
12.1	Costs
The Owner shall pay to each of the Mortgagees on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by such Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under, the Collateral Guarantee, this Mortgage or the other Security Documents or any of them, or otherwise in respect of the Outstanding Indebtedness and the security therefor, or in connection with the preparation, completion, execution or registration of the Collateral Guarantee or this Mortgage or any of the other Security Documents.
12.2	Mortgagees' indemnity
The Owner hereby agrees and undertakes to indemnify each of the Mortgagees against all losses, actions, claims, expenses, demands, obligations and liabilities whatsoever and whensoever arising which may now or hereafter be incurred by such Mortgagee or by any manager, agent, officer or employee for whose liability, act or omission such Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Mortgage or otherwise in connection with such powers or with this Mortgage or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Collateral Guarantee or this Mortgage or any of the other Security Documents.
26

13	Attorney
13.1	Powers
By way of security, the Owner hereby irrevocably appoints the Agent to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner:
1 3.1 .1	to sell the Ship or any share or interest therein with or without the benefit of any charterparty and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Agent (acting on the instructions of the Majority Banks) in its absolute discretion may determine, with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Mortgagees purchase the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 10.1; and
1 3.1 .2	to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Collateral Guarantee, this Mortgage or any of the other Security Documents or in relation to the Ministerial Decision, or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, without prejudice to the generality of the foregoing, the execution and delivery of a bill of sale of the Ship).
The power of attorney hereby conferred shall be a general power of attorney and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Agent (acting on the instructions of the Majority Banks) may execute or do pursuant thereto Provided however that such power shall not be exercisable by or on behalf of the Agent until the happening of an Event of Default.
13.2	Dealings with attorney
The exercise of such power by or on behalf of the Agent shall not put any person dealing with the Agent upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Agent of such power shall be conclusive evidence of the right of the Mortgagees to exercise the same.
13.3	Filings
The Owner hereby irrevocably appoints the Agent to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Mortgage in any court, public office or elsewhere which the Agent (acting on the instructions of the Majority Banks) may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner pursuant to clause 12.
14	Further assurance
The Owner hereby further undertakes at its own expense from time to time to execute, sign perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Agent (acting on the instructions of the Majority Banks) may be necessary or desirable for the purpose of more effectually mortgaging and charging the Ship or perfecting the security constituted or intended to be constituted by this Mortgage or contemplated by the Collateral Guarantee or the other Security Documents.
27

15	Law, jurisdiction and other provisions
15.1	Law
This Mortgage and any non-contractual obligations in connection with it are governed by, and shall be construed and be enforceable in accordance with, the laws of the Hellenic Republic.
15.2	Submission to jurisdiction
For the benefit of the Mortgagees, the Owner irrevocably agrees, that any legal action or proceedings in connection with this Mortgage may be brought in the English courts, or in the courts of any other country chosen by the Mortgagees or any of them, each of which shall have jurisdiction to settle any disputes arising out of, or in connection with, this Mortgage (including any non-contractual obligations in connection with this Mortgage). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts, and the courts of any country chosen by the Mortgagees or any of them and irrevocably designates, appoints and empowers Portland Place Nominees Limited at present of 34 Anyards Road, Cobham, Surrey KT11 2LA, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Mortgage (including any non-contractual obligations in connection with this Mortgage). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagees or any of them to take proceedings against the Owner or the Ship in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.
The Owner further agrees that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against any of the Mortgagees or any of them arising out of or in connection with this Mortgage (including any non-contractual obligations in connection with this Mortgage).
15.3	Severability of provisions
If any provision in this Mortgage be or becomes invalid or unenforceable under any applicable law the provisions hereof shall in all other respects remain in full force and effect and the provision in question shall be ineffective to the extent (but only to the extent) of its disconformity with the requirement of the applicable law and if it is competent to the parties to waive any requirements which would otherwise operate as aforesaid those requirements are hereby waived to the extent permitted by such law to the end that the Collateral Guarantee, the Loan Agreement, the Master Swap Agreements, this Mortgage and each of the other Security Documents shall be valid, binding and enforceable in accordance with their respective terms.
15.4	Owner's representative
The Owner hereby appoints as its agent and representative in the Hellenic Republic Mr. Spyridon Fokas at present of Piraeus, Greece who is hereby authorised to accept on behalf of the Owner service of legal process. In the event that the Owner's representative ("antiklitos") cannot be found at the address specified above, which will be conclusively proved by a deed of a process server to that effect, the authority of the antiklitos as agent to accept service shall be deemed to have ceased, service of documents may be effected to the District Attorney of the First Instance Court of the place where the Mortgage Register of the Ship is kept. In case, however, that such antiklitos is found in any other address, the Mortgagees shall have the right to serve the documents either on the antiklitos or the District Attorney of the First Instance Court of the place where the Mortgage Register of the Ship is kept.
15.5	Mortgagees' representative
Each of the Mortgagees hereby appoints as its agent and representative in the Hellenic Republic Mr. Dimitrios Prassos at present of Piraeus, Greece who is hereby authorised to accept on behalf of each of the Mortgagees service of legal process.
28

15.6	Certificates conclusive
The making of the Loan by the Banks to the Borrowers and/or the exchange or the entering into of any Confirmations under a Master Swap Agreement will be proved by written receipt by the Owner of extracts from the books, records in the books, or the electronic records, cards, or other documents of the relevant Mortgagees or the Agent, or by a written certificate signed by an authorised officer of the relevant Mortgagees or the Agent, each of which is hereby agreed to be conclusive evidence binding on the Owner as full evidence. The occurrence of any Event of Default and/or the making of any demand under clause 2.1 of the Collateral Guarantee shall be proved by a written certificate signed by an authorised officer of the Agent and delivered to the Owner. Non presentation in time of any document, non payment in time of any amount due under the Collateral Guarantee, the Loan Agreement and/or the Master Swap Agreements and/or under any of the other Security Documents to the Mortgagees or any of them will be proved fully and conclusively by the mere passage of time or, alternatively, by a written certificate signed by an authorised officer of the Agent. The Outstanding Indebtedness of the Owner and/or the Borrowers under the Collateral Guarantee and/or the Loan Agreement and/or the Master Swap Agreements and/or under any other Security Documents shall be proved by extracts from the records kept by the relevant Mortgagees or the Agent in their books or their electronic records and/or abstracts of the account (under Presidential Decree 384/1992) and/or the corresponding statements out of memorandum records of interest due or a written certificate signed by an authorised officer of the relevant Mortgagees or of the Agent which are hereby agreed to be conclusive evidence binding on the Owner as full evidence. In all the above cases, the Owner shall be entitled to rebut the above evidence, particularly in case of manifest error, by any method of evidence (documentary or other) admissible by applicable law except witnesses. Notwithstanding the above provisions relating to the right of the Owner to rebut the evidence, enforcement proceedings/procedure may be initiated in accordance with the provisions of this Mortgage by the Mortgagees or any of them on the basis of the above evidence including a written certificate of the relevant Mortgagees or the Agent.
15.7	Successors and assigns
This Mortgage shall be binding on the Owner and its successors in title and shall enure for the benefit of the Mortgagees and their successors in title and, in the case of the Banks, their Transferee Banks and, in the case of the Agent, its replacements. Subject to the foregoing provisions of this clause 15, no term of this Mortgage is enforceable by a person who is not a party to it.
16	Notices and other matters
The provisions of clause 8 of the Collateral Guarantee shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Mortgage.
17	English language
17.1	All certificates, instruments and other documents to be delivered under or supplied in connection with this Mortgage or any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which each Mortgagee shall be entitled to rely.
17.2	Time shall be of the essence in the performance of the Owner's obligations under this Mortgage.
18	Executory Title
It is declared and acknowledged that this Mortgage is an executory title in accordance with Article 904 paragraph 2 of the Greek Code of Civil Procedure without the requirement for it to be delivered as such by any Court of competent jurisdiction.
29

Mr.                                      in his capacity as                                         , stated that he accepts and agrees to all stated by the Owner hereinabove and generally, for the aforesaid matter.
It is noted that:
(a)	this Mortgage was made (a) without payment of any duty by virtue of Art. 5 of L.D. 4419/64 pursuant to which decree no fee to Legal Fund or Notarial fees have been paid; and
(b)	this Mortgage has been agreed and expressed in foreign currency pursuant to the Law 3415/55 art 3 apr 2 in combination with Law 740/1977.
The above having been stated, covenanted and agreed in faith and testimony this Mortgage was duly executed, after it had been read clearly and loudly to the contracting parties and to the interpreter, who translated accurately the whole text of this Mortgage from Greek into English and vice versa and having been confirmed, it was duly signed by them and me.
THE CONTRACTING PARTIES	THE NOTARY PUBLIC
30

Schedule 1
 Names and contact details of the Banks
Name	Contact details
Aegean Baltic Bank S.A.	Aegean Baltic Bank S.A. 217A Kifissias Ave. 151 24 Maroussi Attiki Greece Fax: +30 210 623 4192 Attn: Business Development
HSH Nordbank AG	HSH Nordbank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax: +49 40 33 33 34 118 Attn: Credit Risk Management – Shipping Europe & Offshore
31

Schedule 2
 The Loan Agreement (without schedules)
32

Schedule 3
 The ABB Master Swap Agreement
33

Schedule 4
 The HSH Master Swap Agreement
34

Schedule 5
 The Collateral Guarantee
35

Schedule 6
 Form of Collateral General Assignment
18

Private & Confidential
Dated 16 July 2014
_______________________________
TEMPEST SHIPTRADE LTD	(1)
AEGEAN BALTIC BANK S.A. as Agent	(2)
THE BANKS AND FINANCIAL INSTITUTIONS	(3)
SET OUT IN SCHEDULE 1
as Banks
and
AEGEAN BALTIC BANK S.A.	(4)
and
HSH NORDBANK AG
as Swap Providers

________________________________________
GENERAL ASSIGNMENT
relating to
m.v. Naxos
________________________________________

Contents
Clause		Page
1	Definitions	2

2	Assignment and application of funds	5

3	Continuing security and other matters	7

4	Powers of Mortgagees to protect security and remedy defaults	8

5	Powers of Mortgagees on Event of Default	8

6	Attorney	9

7	Further assurance	9

8	Costs and indemnities	10

9	Remedies cumulative and other provisions	10

10	Notices	11

11	Counterparts	11

12	Law and jurisdiction	11

Schedule 1 The Banks	13

Schedule 2 Forms of Loss Payable Clauses	14

Schedule 3 Form of Notice of Assignment of Insurances	16

THIS DEED OF ASSIGNMENT is dated 16 July 2014 and made BETWEEN:
(1)	TEMPEST SHIPTRADE LTD, a corporation incorporated under the laws of the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner");
(2)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of the Hellenic Republic, whose registered office is at 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece in its capacity as agent for the other Mortgagees as defined below (the "Agent");
(3)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of the Hellenic Republic, whose registered office is at 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece in its capacity as swap provider (the "ABB Swap Provider");
(4)	HSH NORDBANK AG, a company incorporated under the laws of Germany, whose registered office is at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany in its capacity as swap provider (the "HSH Swap Provider" and, together with the ABB Swap Provider, the "Swap Providers"); and
(5)	THE BANKS AND FINANCIAL INSTITUTIONS set out in schedule 1 as lenders (the "Banks" and, together with the Agent and the Swap Providers, the "Mortgagees" and each a "Mortgagee").
WHEREAS:
(A)	by a loan agreement dated 30 August 2005 as amended and restated by a supplemental agreement dated 8 June 2007, a second supplemental agreement dated 20 November 2007, a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012, a ninth supplemental dated 20 January 2014 and a tenth supplemental agreement dated 16 July 2014 (together the "Loan Agreement") and made between (1) Kithnos Maritime Inc., Paros Maritime Inc., Lefkas Marine S.A., Santorini I Maritime Limited and Serifos Shipping (Pte.) Ltd., as joint and several borrowers (therein and herein referred to as the "Borrowers"), (2) the Agent, (3) the Swap Providers, (4) Aegean Baltic Bank S.A. in its capacity as arranger, security agent and account bank and (5) the Banks, the Banks agreed (inter alia) to advance by way of loan to the Borrowers, jointly and severally, upon the terms and conditions therein contained, the principal sum of up to Thirty Five million five hundred thousand Dollars ($35,500,000) (the "Loan");
(B)	by a 1992 master agreement dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009, the fifth supplemental agreement dated 20 March 2009, the sixth supplemental agreement dated 27 January 2011, the seventh supplemental agreement dated 23 June 2011, the eighth supplemental agreement dated 17 April 2012 and the ninth supplemental dated 20 January 2014 each referred to above (together, the "ABB Master Swap Agreement") and made between the Borrowers and the ABB Swap Provider, the ABB Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap or other derivative transactions with the Borrowers in respect of the Loan (whether in whole or in part as the case may be) from time to time;
(C)	by a 1992 master agreement dated as of 20 November 2007, the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009, the fifth supplemental agreement dated 20 March 2009, the sixth supplemental agreement dated 27 January 2011, the seventh supplemental agreement dated 23 June 2011, the eighth supplemental agreement dated 17 April 2012, and the ninth supplemental dated 20 January 2014 each referred to above (together, the "HSH Master Swap Agreement" and, together with the ABB Master Swap Agreement, the "Master Swap Agreements") and made between the Borrowers and the HSH Swap Provider, the HSH Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap or other
1

derivative transactions with the Borrowers in respect of the Loan (whether in whole or in part as the case may be) from time to time;
(D)	by a corporate guarantee dated 16 July 2014 (the "Collateral Guarantee") and executed by the Owner in favour of the Mortgagees, the Owner (inter alia) guaranteed the payment of any moneys owing by the Borrowers to the Mortgagees under the Loan Agreement, the Master Swap Agreements and the other Security Documents;
(E)	pursuant to the Loan Agreement there has been executed by the Owner in favour of the Mortgagees a first preferred Greek ship mortgage dated 16 July 2014 (the "Mortgage") on the motor vessel Naxos documented in the name of the Owner under the laws and flag of the Hellenic Republic in the B Class Register of Steamships at the Port of Piraeus with IMO Number 9371335 (the "Ship") and the Mortgage has been or will be registered at the competent Maritime Mortgage Office as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage); and
(F)	this Deed is supplemental to the Collateral Guarantee and the Mortgage and to the security thereby created and is the Naxos Deed of Covenant referred to in the Loan Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.
NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:
1	Definitions
1.1	Defined expressions
Words and expressions defined in the Loan Agreement and/or the Collateral Guarantee and/or in the Mortgage shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.
1.2	Definitions
In this Deed, unless the context otherwise requires:
"ABB Master Swap Agreement" means the 1992 master swap agreement made between the ABB Swap Provider and the Borrowers dated as of 20 November 2007 as amended by a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012 and a ninth supplemental dated 20 January 2014 and as further amended and supplemented from time to time and mentioned in Recital (B) hereto, comprising a 1992 ISDA Master Agreement (and a schedule thereto), together with any Confirmations (as defined therein) supplemental thereto, as amended and/or restated and/or novated from time to time;
"Agent" includes the successors in title and the replacements of the Agent; "Assigned Property" means:
(a)	the Earnings;
(b)	the Insurances; and
(c)	any Requisition Compensation;
"Banks" includes their respective successors in title and/or Transferee Banks;
"Casualty Amount" means Five hundred thousand Dollars ($500,000) (or the equivalent amount in any other currency or currencies);
2

"Collateral Guarantee" means the corporate guarantee dated 16 July 2014 mentioned in Recital (D);
"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner, the Borrowers or any of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;
"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;
"Earnings" means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;
"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);
"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagees or any of them) of:
(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including without limitation Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagees or any of them in connection with the exercise of the powers referred to in or granted by the Collateral Guarantee, the Mortgage, this Deed or any of the other Security Documents or otherwise payable by the Owner in accordance with clause 12 of the Mortgage or clause 8; and
(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagees or any of them until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 2.5 of the Collateral Guarantee (as conclusively certified by the Agent);
"Guaranteed Liabilities" shall have the meaning ascribed thereto in the Collateral Guarantee;
"HSH Master Swap Agreement" means the 1992 master swap agreement made between the HSH Swap Provider and the Borrowers dated as of 20 November 2007, as amended by a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012 and a ninth supplemental dated 20 January 2014 and as further amended and supplemented from time to time and mentioned in Recital (C) hereto, comprising a 1992 ISDA Master Agreement (and a schedule thereto), together with any Confirmations (as defined therein) supplemented thereto, as amended and/or restated and/or novated from time to time;
"Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner, or in the joint names of the Owner and the
3

Mortgagees or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);
"Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 2 or in such other forms as may from time to time be required or agreed in writing by the Agent (acting on the instructions of the Majority Banks);
"Master Swap Agreement Liabilities" means, at any relevant time, all liabilities, actual or contingent, present or future, owing by the Borrowers to the Swap Providers under the Master Swap Agreements;
"Master Swap Agreements" means together the ABB Master Swap Agreement and the HSH Master Swap Agreement and "Master Swap Agreement" means either of them;
"Mortgagees" includes the successors in title, Transferee Banks and/or replacements (as the case may be) of each of the Mortgagees;
"Notice of Assignment of Insurances" means a notice of assignment in the form set out in schedule 3 or in such other form as may from time to time be required or agreed in writing by the Agent (acting on the instructions of the Majority Banks);
"Operating Account" means a Dollar account of the Owner opened or (as the context may require) to be opened by the Owner with the Account Bank with account number 010094450018 and includes any sub-accounts thereof and any other account designated in writing by the Agent to be an Operating Account for the purpose of this Deed and is the Naxos Operating Account referred to in the Loan Agreement;
"Outstanding Indebtedness" means the aggregate of the Guaranteed Liabilities and interest accrued and accruing thereon, the Master Swap Agreement Liabilities, the Expenses and all other sums of money from time to time owing to the Mortgagees or any of them, whether actually or contingently, under the Collateral Guarantee and the other Security Documents or any of them;
"Owner" includes the successors in title of the Owner;
"Requisition Compensation" means all moneys or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;
"Security Documents" means the Collateral Guarantee, the Loan Agreement, the Master Swap Agreements, the Mortgage, this Deed and any other document which is defined in the Loan Agreement as a Security Document and such other documents as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Guaranteed Liabilities, the Loan, interest thereon, the Master Swap Agreement Liabilities and other moneys from time to time owing by the Borrowers or any of them or the Owner pursuant to the Collateral Guarantee and/or to the Loan Agreement and/or the Master Swap Agreements and/or by any other Security Party pursuant to any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);
"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder; and
"Swap Providers" includes the respective successors in title of each of the Swap Providers.
4

1.3	Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.
1.4	Construction of certain terms
In this Deed, unless the context otherwise requires:
1.4.1	references to clauses and schedules are to be construed as references to clauses of and schedules to this Deed and references to this Deed include its schedules;
1.4.2	references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;
1.4.3	words importing the plural shall include the singular and vice versa;
1.4.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;
1.4.5	references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and
1.4.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.
1.5	Conflict with Loan Agreement and Collateral Guarantee
This Deed shall be read together with the Loan Agreement and the Collateral Guarantee but in case of any conflict between this Deed and either of the said two instruments, the provisions of the Loan Agreement or (as the case may be) the Collateral Guarantee shall prevail.
2	Assignment and application of funds
2.1	Assignment
By way of security for payment of the Outstanding Indebtedness the Owner with full title guarantee hereby assigns and agrees to assign to the Mortgagees absolutely all its rights title and interest in and to the Assigned Property and all its benefits and interests present and future therein Provided however that:
2.1.1	Earnings
the Earnings shall be payable to the Operating Account until such time as a Default shall occur and the Agent shall direct to the contrary and the Agent (acting on the instructions of the Majority Banks) shall have made a demand for payment in accordance with the provisions of the Collateral Guarantee whereupon the Owner shall forthwith, and the Agent (acting on the instructions of the Majority Banks) may at any time thereafter, instruct the persons from whom the Earnings are then payable to pay the same to the Agent or as the Agent (acting on the instructions of the Majority Banks) may direct and any Earnings then in the hands of the Owner's brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Agent and the other Mortgagees;
2.1.2	Insurances
unless and until a Default shall occur and the Agent (acting on the instructions of the Majority Banks) shall have made a demand for payment in accordance with the provisions of the
5

Collateral Guarantee (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Agent and applied in accordance with clause 2.3):
(a)	any moneys payable under the Insurances, other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Agent will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses;
(b)	any insurance moneys received by the Agent in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Agent there shall have occurred a Default and the Agent (acting on the instructions of the Majority Banks) shall have made a demand for payment in accordance with the provisions of the Collateral Guarantee (whereupon such insurance monies shall be applied in accordance with clause 2.3), be paid over to the Owner upon the Owner furnishing evidence satisfactory to the Agent (acting on the instructions of the Majority Banks) that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Owner, provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty (as specified in the relevant Loss Payable Clause), and with the previous consent in writing of the Agent (acting on the instructions of the Majority Banks), make payment on account of repairs in the course of being effected; and
(c)	any moneys payable under any loss of earnings insurance shall be payable in accordance with the terms of the relevant Loss Payable Clause and shall be subject to such provisions of this clause 2 as shall apply to Earnings and the Agent will not give any notification to the insurers as contemplated in such Loss Payable Clause unless and until the Agent (acting on the instructions of the Majority Banks) shall have become entitled under clause 2.1.1 to direct that the Earnings be paid to the Agent.
2.2	Notice
The Owner hereby covenants and undertakes with the Mortgagees that it will from time to time upon the written request of the Agent (acting on the instructions of the Majority Banks) give written notice (in such form as the Agent shall reasonably require) of the assignment herein contained to the persons from whom any part of the Assigned Property is or may be due.
2.3	Application
All moneys received by the Agent, the other Mortgagees or any of them in respect of:
2.3.1	recovery under the Insurances (other than any such sum or sums as may have been received by the Mortgagees or any of them in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Owner as provided in clause 2.1 .2(b));
2.3.2	Earnings; and
2.3.3	Requisition Compensation,
shall be paid over to the Agent who shall hold them upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 2.10 of the Collateral Guarantee.
2.4	Shortfalls
In the event that the balance referred to in clause 2.3 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagees shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.
6

2.5	Use of Owner's name
The Owner covenants and undertakes with the Mortgagees to do or permit to be done each and every act or thing which the Agent may from time to time require to be done for the purpose of enforcing the Mortgagees' rights under this Deed and to allow its name to be used as and when required by the Agent (acting on the instructions of the Majority Banks) for that purpose.
2.6	Reassignment
Upon payment and discharge in full to the satisfaction of the Agent (acting on the instructions of the Majority Banks) of the Outstanding Indebtedness, the Mortgagees shall, at the request and cost of the Owner, re-assign the Earnings, the Insurances and any Requisition Compensation to the Owner or as it may direct.
2.7	Representations and warranties
The Owner hereby represents and warrants to the Mortgagee that:
2.7.1	it is the sole, absolute, legal and beneficial owner of the Assigned Property; and
2.7.2	neither the Assigned Property nor any part thereof is subject to any Encumbrance, save as constituted by the Mortgage and this Deed or otherwise permitted by the terms of this Deed.
3	Continuing security and other matters
3.1	Continuing security
The security created by this Deed shall:
3.1.1	be held by the Mortgagees as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or the Borrowers or any of them or any other person who may be liable to the Mortgagees or any of them in respect of the Outstanding Indebtedness or any part thereof and the Mortgagees or any of them);
3.1.2	be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagees or any of them without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagees or any of them or any right or remedy of the Mortgagees or any of them thereunder; and
3.1.3	not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagees or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.
3.2	Rights additional
All the rights, powers and remedies vested in the Mortgagees or any of them hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagees or any of them under the Collateral Guarantee, the Loan Agreement, the Master Swap Agreements, this Deed, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagees or any of them may be exercised from time to time and as often as the Mortgagees may deem expedient.
7

3.3	No enquiry
No Mortgagee shall be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagees or to which any Mortgagee may at any time be entitled under the Mortgage and/or this Deed.
3.4	Obligations of Owner and Mortgagees
The Owner shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Mortgagees shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.
3.5	Discharge of Mortgage
Notwithstanding that this Deed is expressed to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.
4	Powers of Mortgagees to protect security and remedy defaults
4.1	Protective action
The Mortgagees shall, without prejudice to their other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as the Agent (acting on the instructions of the Majority Banks) may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand together with interest thereon at the rate provided for in clause 2.5 of the Collateral Guarantee from the date such expense or liability was incurred by the Mortgagees or any of them until the date of actual receipt whether before or after the relevant judgment.
4.2	Remedy of defaults
Without prejudice to the generality of the provisions of clause 4.1, if the Owner fails to comply with the provisions of clause 6.1.1 of the Mortgage, the Mortgagees shall become forthwith entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as the Agent (acting on the instructions of the Majority Banks) may in its sole discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner's risk) to remain in, or to proceed to and remain in, a port designated by the Agent (acting on the instructions of the Majority Banks) until such provisions are fully complied with and the Expenses attributable to the exercise by the Mortgagees or any of them of any such powers shall be payable by the Owner on demand.
5	Powers of Mortgagees on Event of Default
5.1	Powers
At any time after the occurrence of an Event of Default which has not been remedied or expressly waived in writing by the Creditors and the making of a demand for payment under the provisions of the Collateral Guarantee, the Mortgagees shall forthwith become entitled (but not bound) as and when the Agent (acting on the instructions of the Majority Banks) may see fit, to put into force and exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by them as assignees and/or chargees of the Assigned Property (whether at law, by virtue of this Deed or otherwise) and in particular (without limiting the generality of the foregoing):
5.1.1	to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claimg) be
8

delivered forthwith to such adjusters and/or brokers and/or other insurers as the Agent (acting on the instructions of the Majority Banks) may nominate;
5.1.2	to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Agent (acting on the instructions of the Majority Banks) may in its absolute discretion think fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;
5.1.3	to discharge, compound, release or compromise claims in respect of the Earnings, Insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Earnings, Insurances or Requisition Compensation or any part thereof; and
5.1.4	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagees or any of them in connection with the exercise of the powers (or any of them) referred to in this clause 5.1.
6	Attorney
6.1	Appointment
By way of security, the Owner hereby irrevocably appoints the Agent to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Collateral Guarantee, the Mortgage, this Deed or any of the other Security Documents or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power of attorney hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Agent (acting on the instructions of the Majority Banks) may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Agent until the happening of any Event of Default.
6.2	Exercise of power
The exercise of such power by or on behalf of the Agent shall not put any person dealing with the Agent upon any enquiry as to whether any Event of Default has happened or whether the Agent (acting on the instructions of the Majority Banks) has made a demand for payment under the Collateral Guarantee, nor shall such person be in any way affected by notice that no such Event of Default or demand has happened, and the exercise by the Agent of such power shall be conclusive evidence of the Agent's right to exercise the same.
6.3	Filings
The Owner hereby irrevocably appoints the Agent to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Deed in any court, public office or elsewhere which the Agent (acting on the instructions of the Majority Banks) may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.
7	Further assurance
The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Agent (acting on the instructions of the Majority Banks) may be necessary or
9

desirable for the purpose of more effectually mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.
8	Costs and indemnities
8.1	Costs
The Owner shall pay to each of the Mortgagees on demand on a full indemnity basis all expenses or liabilities of whatever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any Taxes (including value added tax or other similar tax) payable in respect thereof, incurred by such Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under, this Deed, the Loan Agreement, the Collateral Guarantee, the Master Swap Agreements, the Mortgage or any of the other Security Documents or otherwise in respect of the Outstanding Indebtedness and the security therefor, or in connection with the preparation, completion, execution or registration of this Deed, the Loan Agreement, the Collateral Guarantee, the Master Swap Agreements, the Mortgage or any of the other Security Documents.
8.2	Mortgagees' indemnity
The Owner hereby agrees and undertakes to indemnify each of the Mortgagees against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by such Mortgagee or by any manager, agent, officer or employee of the Mortgagees or any of them for whose liability, act or omission such Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection with such powers or with this Deed, the Loan Agreement, the Collateral Guarantee, the Master Swap Agreements, the Mortgage or any of the other Security Documents or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Deed, the Loan Agreement, the Collateral Guarantee, the Master Swap Agreements, the Mortgage or any of the other Security Documents.
9	Remedies cumulative and other provisions
9.1	No implied waivers; remedies cumulative
No failure or delay on the part of the Mortgagees or any of them to exercise any right, power or remedy vested in them under this Deed, the Collateral Guarantee, the Loan Agreement, the Master Swap Agreements, the Mortgage or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagees or any of them of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagees or any of them to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagees or any of them of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Mortgagees or any of them to give or withhold consent to the doing of any other similar act. The remedies provided in this Deed, the Collateral Guarantee, the Loan Agreement, the Master Swap Agreements, the Mortgage and the other Security Documents are cumulative and are not exclusive of any remedies provided by law.
9.2	Delegation
Each Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed, the Collateral Guarantee, the Loan Agreement, the Master Swap Agreements, the Mortgage (including the power vested in it by clause 13 of the Mortgage) or any of the other Security Documents in such manner, upon such terms, and to such persons as such Mortgagee in its absolute discretion may think fit.
10

9.3	Incidental powers
Each Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing) upon the Mortgagees becoming entitled to exercise any of their powers under clause 9 of the Mortgage, the Mortgagees shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements respecting the Ship, the insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagees were the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagees or any of them doing or omitting to do any such acts or things as aforesaid.
10	Notices
The provisions of clause 8 of the Collateral Guarantee shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.
11	Counterparts
This Deed may be entered into in the form of two counterparts, each executed by one of the parties hereto, and, provided both the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.
12	Law and jurisdiction
12.1	Law
This Deed and any non-contractual obligations in connection with this Deed are governed by, and shall be construed in accordance with, English law.
12.2	Submission to jurisdiction
For the benefit of the Mortgagees, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed (including in relation to any non-contractual obligations connected with this Deed) may be brought in the English courts, or in the courts of any other country chosen by the Mortgagees or any of them, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed (including in relation to any non-contractual obligations connected with this Deed). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagees or any of them and irrevocably designates, appoints and empowers Portland Place Nominees Limited at present of 34 Anyards Road, Cobham, Surrey KT11 2LA, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed (including in relation to any non-contractual obligations connected with this Deed). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagees or any of them to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.
The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against any of the Mortgagees arising out of or in connection with this Deed (including in relation to any non-contractual obligations connected with this Deed).
11

12.3	Contracts (Rights of Third Parties) Act 1999
No term of this Deed is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.
IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.
12

Schedule 1
 The Banks
Name	Lending office and contact details
Aegean Baltic Bank S.A.	Aegean Baltic Bank S.A. 217A Kifissias Ave. 151 24 Maroussi Attiki Greece Fax: +30 210 623 4192 Attn: Business Development
HSH Nordbank AG	HSH Nordbank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax: +49 40 33 33 34 118 Attn: Credit Risk Management – Shipping Europe & Offshore

13

Schedule 2
 Forms of Loss Payable Clauses
(for attachment by way of endorsement to the Policy)
1	Hull and machinery (marine and war) risks
By a Deed of Assignment dated [*j 2014 TEMPEST SHIPTRADE LTD of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Owner") has assigned to AEGEAN BALTIC BANK S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece and HSH NORDBANK AG of Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany (together the "Mortgagees") all the Owner's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. Naxos and accordingly:
(a)	all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds Five hundred thousand United States Dollars (US$500,000) (or the equivalent in any other currency) inclusive of any deductible) shall be paid in full to AEGEAN BALTIC BANK S.A. as agent for the Mortgagees (the "Agent") or to its order; and
(b)	all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Agent shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Agent or to its order.
2	War risks
It is noted that by a Deed of Assignment dated [•] 2014 AEGEAN BALTIC BANK S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece and HSH NORDBANK AG of Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany (together the "Mortgagees") are interested as first mortgagees in the subject matter of this insurance. Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause, would be payable to TEMPEST SHIPTRADE LTD of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Owner") shall be payable to AEGEAN BALTIC BANK S.A. as agent for the Mortgagees, provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding Five hundred thousand United States Dollars (US$500,000) (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or to its order.
3	Protection and indemnity risks
Payment of any recovery which TEMPEST SHIPTRADE LTD of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Owner") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from AEGEAN BALTIC BANK S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece as agent (the "Agent") for itself and HSH NORDBANK AG of Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany in which event all recoveries shall thereafter be paid to the Agent or its order; provided always that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two (2) clear business days from the receipt of such notice.
14

4	Loss of earnings
By a Deed of Assignment dated [•] 2014 TEMPEST SHIPTRADE LTD of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall islands MH 96960 (the "Owner") has assigned to AEGEAN BALTIC BANK S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece and HSH NORDBANK AG of Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany (together the "Mortgagees") its rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. Naxos and her earnings and accordingly all claims hereunder shall be paid in full to the account of the Owner held with Aegean Baltic Bank S.A. with account number [here insert details of Operating Account] unless and until Aegean Baltic Bank S.A. as agent of the Mortgagees shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Agent or its order.
15

Schedule 3
 Form of Notice of Assignment of Insurances
(For attachment by way of endorsement to the Policy)
TEMPEST SHIPTRADE LTD of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Owner"), the Owner of m.v. Naxos, HEREBY GIVES NOTICE that by a Deed of Assignment dated [•] 2014 and entered into by us with AEGEAN BALTIC BANK S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece and HSH NORDBANK AG of Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany, there has been assigned by us to AEGEAN BALTIC BANK S.A. and HSH NORDBANK AG as first mortgagees of the said vessel all insurances in respect thereof, including the insurances constituted by the Policy whereon this notice is endorsed.
……………………………………………………..
Signed
For and on behalf of
SEALAND NAVIGATION INC.
Date: [•]
16

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Attorney-in-fact
TEMPEST SHIPTRADE LTD	)
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Authorized Signatory
AEGEAN BALTIC BANK S.A	)
(as Agent, Swap Provider and Bank))
in the presence of:	)
Authorized Signatory

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Attorney-in-fact
HSH NORDBANK AG	)
(as Swap Provider and Bank))
in the presence of:	)

Witness
Name:
Address:
Occupation:

17

Schedule 7
 Form of Collateral Manager's Undertaking
19

Private & Confidential
Manager's Undertaking
To:	Aegean Baltic Bank S.A. 217A Kifissias Ave. 151 24 Maroussi Attiki Greece (as Agent, Swap Provider and Bank)
HSH Nordbank AG
Gerhart-Hauptmann-Platz 50 20095
Hamburg
Germany
(as Swap Provider and Bank)
From:	Aegean Management Services M.C. 10 Akti Kondyli 185 45 Piraeus Greece
16 July 2014
Dear Sirs
US$35,500,000 loan to Kithnos Maritime Inc., Santorini I Maritime Limited, Lefkas Marine S.A., Paros Maritime Inc. and Serifos Shipping (Pte.) Ltd. (together the "Borrowers")
1	Loan Agreement and Master Swap Agreements
1.1	We understand that under a loan agreement dated 30 August 2005 as amended and restated by a supplemental agreement dated 8 June 2007, a second supplemental agreement dated 20 November 2007, a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011, an eighth supplemental agreement dated 17 April 2012, a ninth supplemental dated 20 January 2014 and a tenth supplemental agreement dated 16 July 2014 (together, the "Loan Agreement') and made between (1) the Borrowers, as joint and several borrowers, (2) Aegean Baltic Bank S.A. as arranger, (3) Aegean Baltic Bank S.A. as agent for the other Mortgagees as defined below (in such capacity the "Agent"), security agent and account bank, (4) Aegean Baltic Bank S.A. as swap provider (in such capacity the "ABB Swap Provider") and (5) HSH Nordbank AG as swap provider (in such capacity the "HSH Swap Provider" and, together with the ABB Swap Provider, the "Swap Providers") and (6) the banks and financial institutions referred to in schedule 1 thereto as lenders (the "Banks" and, together with the Agent and the Swap Providers, the "Mortgagees"), the Banks agreed (inter alia) to advance by way of loan to the Borrowers, jointly and severally, upon the terms and conditions therein contained, the principal sum of up to Thirty Five million five hundred thousand Dollars ($35,500,000) (the "Loan") and that it is a condition to the Banks continuing to make the Loan available to the Borrowers that we, Aegean Management Services M.C. (the "Manager"), enter into this letter of undertaking (the "Letter") in favour of the Mortgagees.
1.2	We also understand that under a 1992 master swap agreement dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009, the fifth supplemental agreement dated 20 March 2009, the sixth supplemental agreement dated 27 January 2011, the seventh supplemental agreement dated 23 June 2011, the eighth supplemental agreement dated 17 April 2012 and the ninth supplemental dated 20 January 2014 each referred to above (together,
1

the "HSH Master Swap Agreement") and made between the Borrowers and the HSH Swap Provider, the HSH Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) interest rate swap and other derivative transactions with the Borrowers in respect of the Loan (whether in whole or in part as the case may be) from time to time.
1.3	We also understand that under a 1992 master swap agreement dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009, the fifth supplemental agreement dated 20 March 2009, the sixth supplemental agreement dated 27 January 2011, the seventh supplemental agreement dated 23 June 2011, the eighth supplemental agreement dated 17 April 2012 and the ninth supplemental dated 20 January 2014 each referred to above (together, the "ABB Master Swap Agreement" and, together with the HSH Master Swap Agreement, the "Master Swap Agreements") and made between the Borrowers and the ABB Swap Provider the ABB Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) interest rate swap and other derivative transactions with the Borrowers in respect of the Loan (whether in whole or in part as the case may be) from time to time.
1.4	We also understand that under a corporate guarantee dated 16 July 2014 (the "Collateral Guarantee") executed by Tempest Shiptrade Ltd of the Republic of the Marshall Islands (the "Owner") in favour of the Mortgagees, the Owner has guaranteed the obligations of the Borrowers under the Loan Agreement and the Master Swap Agreements.
1.5	Words and expressions defined in the Loan Agreement shall, unless otherwise specified herein, have the same meanings when used herein.
2	Confirmation of appointment
We hereby confirm that we have been appointed by the Owner as the manager of m.v. Naxos (the "Ship") registered under the laws and flag of the Hellenic Republic in the ownership of the Owner pursuant to a management agreement dated 16 June 2014 (the "Management Agreement") and made between ourselves and the Owner and that we have accepted our appointment thereunder in accordance with the terms and conditions thereof.
3	Representations and warranties
3.1	We hereby represent and warrant to the Mortgagees that the copy of the Management Agreement set out in Appendix 1 to this Letter is a true and complete copy of the Management Agreement, that the Management Agreement constitutes valid and binding obligations of the Manager enforceable in accordance with its terms and that there have been no amendments or variations thereto or defaults thereunder by the Manager or, to the best of the Manager's knowledge and belief, by the Owner.
3.2	We hereby confirm that the representations and warranties set out in clauses 7.2.11, 7.2.12 and 7.2.13 of the Loan Agreement are true and correct in all respects.
4	Undertakings
The Manager undertakes with each of the Mortgagees that throughout the Security Period (as such term is defined in the general assignment dated 16 July 2014 (the "General Assignment") and executed by the Owner in favour of the Mortgagees):
4.1	the Manager will not agree or purport to agree to any material amendment or variation of the Management Agreement without the prior written consent of the Agent;
4.2	the Manager will procure that any sub-manager appointed by the Manager pursuant to the provisions of the Management Agreement or otherwise will, on or before the date of such appointment enter into an undertaking in favour of the Mortgagees in substantially the same form (mutatis mutandis) as this Letter;
2

4.3	the Manager will not, without the prior written consent of the Agent, take any action or institute any proceedings or make or assert any claim on or in respect of the Ship or its policies and contracts of insurance (which expression includes ail entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period (as such term is defined in the General Assignment) in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and/or the Mortgagees or otherwise) in respect of the Ship and her Earnings (as such term is defined below) or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums) (the "Insurances") or any moneys whatsoever from time to time due or payable to the Owner during the Security Period (as such term is defined in the General Assignment) arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship (the "Earnings") or any other property or other assets of the Owner which the Agent has previously advised the Manager are subject to any Encumbrance (as such term is defined in the General Assignment) or right of set-off in favour of the Mortgagees or any of them by virtue of any of the Security Documents;
4.4	the Manager will discontinue any such action or proceedings or claim which may have been taken, instituted or made or asserted, promptly upon notice from the Agent to do so;
4.5	the Manager does hereby subordinate any claim that it may have against the Owner or otherwise in respect of the Ship and its Earnings, Insurances and Requisition Compensation (as such term is defined in the General Assignment) to the claims of the Mortgagees or any of them under the Loan Agreement, the Master Swap Agreements and the other Security Documents and undertakes not to exercise any right to which it may be entitled in respect of the Owner and/or the Ship and/or its Earnings and/or Insurances and/or Requisition Compensation in competition with the Mortgagees or any of them;
4.6	the Manager will promptly notify the Agent if at any time the amount owed by the Owner to the Manager pursuant to the Management Agreement (whether in respect of the Manager's remuneration or disbursements or otherwise) exceeds Twenty thousand Dollars ($20,000) or the equivalent in other currencies; and
4.7	the Manager will provide the Agent with such information concerning the Ship as the Agent may from time to time reasonably require.
5	Insurance assignment
5.1	By way of security for the repayment of the aggregate of (a) the Loan and interest accrued and accruing thereon, (b) the Master Swap Agreement Liabilities (as such term is defined in the General Assignment), (c) the Expenses (as such term is defined in the General Assignment) and (d) all other sums of money from time to time owing by the Borrowers and/or the Owner to the Mortgagees or any of them, whether actually or contingently, under the Loan Agreement, the Master Swap Agreements, the Collateral Guarantee and the other Security Documents or any of them (the "Outstanding Indebtedness"), the Manager with full title guarantee hereby irrevocably and unconditionally assigns and agrees to assign to the Mortgagees all of the Managers rights, title and interest in and to all the benefit of the Insurances.
5.2	The Manager hereby undertakes to procure that a duly completed notice in the form set out in Appendix 2 to this Letter is given to all insurers of the Ship and to procure that such notice is promptly endorsed on all policies and entries in respect of the Insurances and agrees promptly to authorise and/or instruct any broker, insurer or association with or through whom Insurances may be effected to endorse on any policy or entry or otherwise to give effect to such loss payable clause as may be stipulated by the Agent.
3

5.3	The Mortgagees shall, at the Manager's cost and request, re-assign to the Manager all the Manager's right, title and interest in the Insurances upon the Outstanding Indebtedness being paid and discharged in full to the satisfaction of the Agent.
5.4	Any moneys in respect of the Insurances which would (but for the assignment contained in clause 5.1 above) be payable to the Manager shall be applied in accordance with clause 2.1 and/or clause 2.3 of the General Assignment.
6	Acknowledgement
The Manager hereby acknowledges that it has seen and has reviewed the Loan Agreement, the Collateral Guarantee and the other Security Documents and agrees to abide by and to observe the provisions thereof insofar as the same are applicable to it as therein provided.
7	Law and jurisdiction
7.1	The agreement constituted by this Letter and any non-contractual obligations in connection with this Letter are governed by, and shall be construed in accordance with, English law.
7.2	The Manager agrees, for the benefit of each of the Mortgagees, that any legal action or proceedings arising out of or in connection with this Letter (including any non-contractual obligations in connection with this Letter) against the Manager or any of its assets may be brought in the English courts. The Manager irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Portland Place Nominees Limited at present of 34 Anyards Road, Cobham, Surrey, KT11 2LA, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Mortgagees or any of them to take any proceedings against the Manager in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.
7.3	No term of this Letter is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Letter or to whom this Letter is not addressed.
Yours faithfully,
………………………………………
For and on behalf of
AEGEAN MANAGEMENT SERVICES M.C.
4

Appendix 1
Copy of the Management Agreement
5

Appendix 2
Notice of Assignment
We, AEGEAN MANAGEMENT SERVICES M.C., the managers of the my. Naxos HEREBY GIVE NOTICE that by a first assignment dated [•] 2014 and entered into by us with AEGEAN BALTIC BANK S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece and HSH NORDBANK AG of Gerhart-. Hauptmann-Platz 50, 20095 Hamburg, Germany there has been assigned by us to the said AEGEAN BALTIC BANK S.A. and HSH NORDBANK AG as first assignees all of our right, title and interest in and to the insurances in respect of the said Ship including the insurances constituted by the Policy whereon this notice is endorsed.
…………………………………………….
SIGNED
for and on behalf of
AEGEAN MANAGEMENT SERVICES M.C.
Dated: [•]
6

Borrowers

EXECUTED as a DEED		)
by O. Koraki		)
for and on behalf of each of the following		)	/s/ O. Koraki
corporations:		)	Attorney-in-fact
KITHNOS MARITIME INC.		)
PAROS MARITIME INC.		)
SANTORINI I MARITIME LIMITED		)
(formerly known as SANTORINI MARITIME I INC.		)
and having re-domiciled from the Republic of the Marshall Islands))
in the presence of:		)

/s/ Emmanouil Chamilothoris
Witness
Name:	Emmanouil Chamilothoris

Address:	Norton Rose Fulbright Greece
Occupation:	Attorney

SIGNED, SEAL and DELIVERED		)
a DEED by O. Koraki		)
SIGNED, SEALED and DELIVERED as		)	/s/ O. Koraki
as the duly authorised attorney of for		)	Attorney-in-fact
and on behalf of		)
SERIFOS SHIPPING (PTE.) LTD.		)
in the presence of:		)

/s/ Emmanouil Chamilothoris
Witness
Name:	Emmanouil Chamilothoris

Address:	Norton Rose Fulbright Greece
Occupation	Attorney

Collateral Owner

EXECUTED as a DEED		)
by A. Manitsas		)
for and on behalf of		)	/s/ A. Manitsas
TEMPEST SHIPTRADE LTD		)	Attorney-in-fact
as Collateral Owner		)
in the presence of:		)
)

/s/ Emmanouil Chamilothoris
Witness
Name:	Emmanouil Chamilothoris

Address:	Norton Rose Fulbright Greece
Occupation:	Attorney
20

Creditors

SIGNED		)	/s/ M. Kapetanaki
by M. Kapetanaki		)	Authorised Signatory
and by P. Karamitsa		)
for and on behalf of		)
AEGEAN BALTIC BANK S.A.		)
as Arranger, Agent, Security Agent,		)	/s/ P. Karamitsa
Account Bank, Swap Provider and Bank		)	Authorised Signatory
)

SIGNED by A. Kekaton		)
for and on behalf of		)	/s/ A. Kekaton
HSH NORDBANK AG		)	Attorney-in-fact
as Swap Provider and Bank		)

Security Parties

EXECUTED as a DEED
by A. Manitsas			/s/ A. Manitsas
for and on behalf of			Attorney-in-fact
AEGEAN BUNKERING SERVICES INC.
as Collateral Owner
in the presence of:

/s/ Emmanouil Chamilothoris
Witness
Name:	Emmanouil Chamilothoris

Address:	Norton Rose Fulbright Greece
Occupation:	Attorney

21

EXECUTED as a DEED
by O. Koraki		/s/ O. Koraki
for and on behalf of		Attorney-in-fact
AEGEAN MARINE PETROLEUM NETWORK INC.
as Corporate Guarantor
in the presence of:

/s/ Emmanouil Chamilothoris
Witness
Name:	Emmanouil Chamilothoris

Address:	Norton Rose Fulbright Greece
Occupation:	Attorney

EXECUTED as a DEED
by O. Koraki		/s/ O. Koraki
for and on behalf of		Attorney-in-fact
AEGEAN SHIPHOLDINGS INC.
as Collateral Owner
in the presence of:

/s/ Emmanouil Chamilothoris
Witness
Name:	Emmanouil Chamilothoris

Address:	Norton Rose Fulbright Greece
Occupation:	Attorney

22